UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule
14a-101)
INFORMATION REQUIRED IN
PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Strategy Inc
(Name of registrant as specified in its charter)
(Name of person(s) filing proxy statement, if other than the registrant)
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JOINT LETTER FROM OUR EXECUTIVE CHAIRMAN AND CHIEF EXECUTIVE OFFICER April 28, 2026

Dear Fellow Stockholder:

On behalf of the Board of Directors and our entire company, we invite you to attend Strategy’s Annual Meeting of Stockholders on Monday, June 8, 2026 at 10:00 a.m., Eastern Daylight Time. This meeting will be held exclusively via live webcast at www.virtualshareholdermeeting.com/MSTR2026. This means there will not be a physical meeting location, and stockholders will not be able to attend the Annual Meeting in person.

The matters presented at this year’s Annual Meeting are important to Strategy’s governance, leadership, and long-term execution. At the meeting, you will be asked to vote on the election of directors, the ratification of the appointment of our external auditor for 2026, an advisory vote on executive compensation, and proposals to amend the certificate of designations of our series A perpetual Stretch preferred stock (STRC) and to ratify an amendment to the certificate of designations of our series A perpetual Strike preferred stock (STRK), each as described in the accompanying Proxy Statement. The Board believes these proposals are in the best interests of Strategy and its stockholders and recommends that you vote FOR each of them.

Digital Capital and Digital Credit

Strategy enters this Annual Meeting from a position of meaningful strategic momentum in both its bitcoin and software strategies. 2025 marked an inflection point in our evolution as the world’s first and largest Bitcoin Treasury Company. We continued to execute our bitcoin strategy with the conviction that bitcoin is Digital Capital: scarce, durable, global, and superior to every analog treasury reserve asset as a long-term store of value in a digital world. This conviction propelled us to build a capital structure with liabilities that match bitcoin’s time horizon. We launched five preferred stock instruments—STRK, STRF, STRD, STRC, and STRE—establishing the foundation for a new market in bitcoin-backed perpetual preferred securities, or “Digital Credit.” The results were substantial: we raised $25.3 billion of capital and grew our bitcoin holdings to 713,502.

STRC, our flagship Digital Credit instrument, is the clearest expression of our strategy. As STRC continues to trade around par, despite a decline in bitcoin’s price from its all-time high, we now have a non-cyclical tool for raising funds to acquire more bitcoin—moving us beyond simply accumulating Digital Capital to scaling Digital Credit alongside it. As of mid-April 2026, STRC had scaled to a $6.4 billion market cap, with approximately $339 million of 30-day average daily trading volume, 1.7% 30-day historical volatility, and a variable dividend framework designed to help maintain trading near its $100 stated amount.

MSTR and STRC are complementary components of our capital structure. STRC generates amplification for MSTR investors, while MSTR provides substantial asset coverage and absorbs bitcoin price volatility for STRC investors. Together, MSTR and STRC enable different sources of capital to align around the same balance sheet, each with the risk and return profile best suited to their mandates. Our business objective is to acquire bitcoin in a manner accretive to our stockholders, and we believe disciplined issuance of Digital Credit can help us do so by generating amplification, broadening our investor base, and improving capital efficiency over time. We intend to expand STRC prudently, deepen liquidity, broaden distribution, and continue to drive acquisitions of bitcoin that are accretive to our stockholders.

AI Product Innovation

While continuing to evolve our bitcoin strategy, we also focused heavily on our enterprise software business, accelerating the transformation of AI product innovation and advancing our transition to the cloud. Strategy Mosaic™, our universal data and semantic layer, enables organizations to achieve a single source of truth across their data with consistent definitions and governance across data sources, regardless of where that data resides or which tools access it. AI-powered data modeling hastens data product creation, and our generative AI capabilities help automate and accelerate the deployment of AI-enabled applications across the enterprise. In 2025, our cloud transition continued to scale, with subscription services revenue increasing 64.5%, and total revenue increasing 3.0%. As we execute our financial innovation strategies, we believe our combination of product innovation and a scaled operating software business supports long-term value creation.

Your Vote Matters

The election of directors is a vote on the experience, judgment, and oversight needed to support execution of our strategy. Our Board has overseen a period of significant evolution, including the continued development of our bitcoin strategy, the expansion of our capital structure, and the progress of our software business. We believe the director nominees bring a valuable mix of expertise in capital allocation, risk oversight, technology, operations, and public company governance, and that they are well positioned to continue guiding Strategy’s long-term direction.

The advisory vote on executive compensation provides stockholders with the opportunity to express their views on our compensation program for named executive officers. We would not be where we are today without the vision and execution of our management team. Our Compensation Committee believes that our executive compensation program is designed to align pay with performance, support execution of our strategy, and help attract and retain the leadership required to operate in a complex and evolving market environment.

The votes with respect to the amendments to our certificates of designations for STRK and STRC support the continued evolution of our capital structure. Ratification of the amendment to our STRK certificate of designations would preserve its intended economic terms and support our flexibility to access capital efficiently. The amendment to our STRC certificate of designations would allow dividends to be paid semi-monthly rather than monthly, which we believe will enhance liquidity, trading efficiency, and reinvestment timing for holders. Together, these proposals are intended to strengthen our Digital Credit platform and support the disciplined execution of our bitcoin strategy.

The accompanying Notice of Annual Meeting and Proxy Statement contain information about the proposals that will be presented at the Annual Meeting and on which you are asked to vote. Whether or not you plan to attend the meeting online, it is important that your shares be represented and voted at the meeting. We encourage you to read the materials carefully and promptly submit your proxy. We thank you for your continued confidence in Strategy, and we look forward to your participation at the Annual Meeting.

Very truly yours,
Michael J. Saylor	Phong Q. Le
Chairman of the Board & Executive Chairman	President and Chief Executive Officer

NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS

Date:	Monday, June 8, 2026

Time:	10:00 a.m., Eastern Daylight Time (“EDT”)

Place:	Exclusively via live webcast at www.virtualshareholdermeeting.com/MSTR2026

Record Date:

April 17, 2026. Only stockholders of record of our common stock and Variable Rate Series A Perpetual Stretch Preferred Stock (“stockholders of record”) at the close of business on the record date are entitled to receive notice of, and to attend and vote at the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Strategy Inc (“Strategy” or the “Company”).

A list of registered stockholders as of the close of business on the record date will be available for examination by any stockholder for any purpose germane to the Annual Meeting for a period of at least 10 days prior to the Annual Meeting. The stockholder list will also be available to stockholders of record for examination during the Annual Meeting at www.virtualshareholdermeeting.com/MSTR2026. To inspect the stockholder list before the Annual Meeting, stockholders can email our Investor Relations department at ir@strategy.com. You will need the 16-digit control number included on your Notice of Annual Meeting of Stockholders, proxy card, or the instructions that accompanied your proxy materials.

Proxy Voting:

Your vote is important. Please vote your shares as soon as possible over the telephone, on the Internet, or by mail by completing, signing, dating, and returning your proxy card or voting instruction form. Submitting your proxy now will not prevent you from voting your shares during the Annual Meeting, as your proxy is revocable at your option. We are requesting your vote as to the matters of business set forth below.

Matters of Business:

1.	elect eight (8) directors for the next year;

2.	ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026;

3.	approve, on an advisory, non-binding basis, the compensation of the Company’s named executive officers as disclosed in the accompanying proxy statement (say-on-pay);

4.

ratify, pursuant to Section 204 of the General Corporation Law of the State of Delaware, the filing and effectiveness of the Certificate of Amendment to the Certificate of Designations of the Company’s 8.00% Series A Perpetual Strike Preferred Stock filed with the Secretary of State of the State of Delaware on July 7, 2025, and the amendment to the liquidation preference of such stock effectuated thereby;

5.

approve and adopt an amendment and restatement of the Certificate of Designations of the Company’s Variable Rate Series A Perpetual Stretch Preferred Stock to provide for two scheduled dividend payment dates per month, instead of one; and

6.	transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors,

Thomas C. Chow

Executive Vice President, General Counsel & Secretary

Tysons Corner, Virginia

April 28, 2026

Strategy | 2026 Proxy Statement	i

Grants of Plan-based Awards for 2025	41

Outstanding Equity Awards at 2025 Fiscal Year-end	42

Option Exercises and Stock Vested in 2025	43

Potential Payments Upon Termination or Change in Control	43
Director Compensation	45
Equity Compensation Plan Information	48
Pay Versus Performance	49
CEO Pay Ratio	53
AUDIT COMMITTEE REPORT	54
PROPOSAL 2—RATIFICATION OF THE SELECTION OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026	55
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES	56

Fees and Services	56

Audit Committee Pre-approval Policies and Procedures	56
PROPOSAL 3—APPROVAL, ON AN ADVISORY, NON-BINDING BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS (SAY-ON-PAY)	57
PROPOSAL 4—RATIFICATION OF THE FILING AND EFFECTIVENESS OF THE CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF DESIGNATIONS OF THE COMPANY’S 8.00% SERIES A PERPETUAL STRIKE PREFERRED STOCK FILED WITH THE SECRETARY OF STATE OF THE STATE OF DELAWARE ON JULY 7, 2025, AND THE AMENDMENT TO THE LIQUIDATION PREFERENCE OF SUCH STOCK EFFECTUATED THEREBY	58

Background	58

Reasons For the Amendment Ratification	59

Effectiveness of the Amendment Ratification	59

Certain United States Federal Income Tax Considerations	59

Vote Required	60

Interests of Directors and Executive Officers	60
PROPOSAL 5—APPROVE AND ADOPT AN AMENDMENT AND RESTATEMENT OF THE CERTIFICATE OF DESIGNATIONS OF THE COMPANY’S VARIABLE RATE SERIES A PERPETUAL STRETCH PREFERRED STOCK TO PROVIDE FOR TWO SCHEDULED DIVIDEND PAYMENT DATES PER MONTH, INSTEAD OF ONE	61

Summary	61

Reasons for the STRC Dividend Amendment	62

Effectiveness of the STRC Dividend Amendment	63

Where You Can Find Additional Information	63

Interests of Directors and Executive Officers	63
OTHER MATTERS	64
APPENDIX A	A-1

ii	Strategy | 2026 Proxy Statement

INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS

These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Strategy Inc (the “Company,” “Strategy,” “we,” or “us”) for use at the 2026 Annual Meeting of Stockholders (including any adjournment or postponement thereof, the “Annual Meeting”) to be held exclusively via live webcast at www.virtualshareholdermeeting.com/MSTR2026 on Monday, June 8, 2026 at 10:00 a.m., Eastern Daylight Time (“EDT”). We first made available the definitive proxy statement, the Notice of Annual Meeting of Stockholders, and the proxy card on or about April 28, 2026, to all stockholders entitled to vote at the Annual Meeting. We intend to mail the Notice of Internet Availability of Proxy Materials on or about April 28, 2026, to all stockholders of record entitled to vote at the Annual Meeting. See “Stockholders Entitled to Vote” for additional information.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on June 8, 2026

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials on the Internet instead of mailing a printed copy of our proxy materials to all of our stockholders. Accordingly, we are sending a separate Notice of Internet Availability of Proxy Materials to our stockholders of record. All stockholders of record will have the ability to access the proxy materials and our annual report for the fiscal year ended December 31, 2025 (the “Annual Report”) on the website referred to in the Notice of Internet Availability of Proxy Materials or request to receive a printed copy of the proxy materials and Annual Report. Instructions on how to access the proxy materials and Annual Report on the Internet or request a printed copy may be found in the Notice of Internet Availability of Proxy Materials.

To request a printed copy of our Annual Report, which we will provide to you free of charge, please write to our Investor Relations Department at 1850 Towers Crescent Plaza, Tysons Corner, Virginia 22182, Attention: Investor Relations.

Stockholders Entitled to Vote

Common Stock

If you owned shares of our class A common stock, $0.001 par value per share (“Class A Stock”), or our class B common stock, $0.001 par value per share (“Class B Stock” and collectively with Class A Stock, the “Common Stock”), at the close of business on April 17, 2026 (the “record date”), you are entitled to vote on all proposals at the Annual Meeting. On the record date, there were an aggregate of 327,186,021 shares of our Class A Stock and 19,640,250 shares of our Class B Stock outstanding and entitled to vote. Each share of Class A Stock entitles the record holder thereof to one (1) vote on each of the matters to be voted on at the Annual Meeting, and each share of Class B Stock entitles the record holder thereof to ten (10) votes on each of the matters to be voted on at the Annual Meeting.

STRC Stock

If you owned shares of our Variable Rate Series A Perpetual Stretch Preferred Stock, $0.001 par value per share (“STRC Stock”) as of the close of business on the record date, you are entitled to vote on Proposal 5 (as defined below) at the Annual Meeting. On the record date, there were an aggregate of 85,373,492 shares of our STRC Stock outstanding and entitled to vote on such proposal. Each share of STRC Stock entitles the record holder thereof to one (1) vote on Proposal 5.

Other Stockholders Not Entitled to Vote

Our 10.00% Series A Perpetual Strife Preferred Stock, $0.001 par value per share (“STRF Stock”), 10.00% Series A Perpetual Stream Preferred Stock, $0.001 par value per share (“STRE Stock”), 8.00% Series A Perpetual Strike Preferred Stock, $0.001 par value per share (“STRK Stock”) and our 10.00% Series A Perpetual Stride Preferred Stock, $0.001 par value per share (“STRD Stock”) have voting rights with respect only to certain specified matters, and do not have voting rights with respect to any of the matters to be acted on at the Annual Meeting.

Votes Required

The holders of a majority in voting power of the outstanding shares of Common Stock shall constitute a quorum for the transaction of business at the Annual Meeting. With respect to the STRC Stock, the holders of a majority of the outstanding shares of the

Strategy | 2026 Proxy Statement	1

STRC Stock shall constitute a quorum for the separate series vote on Proposal 5. Shares of Common Stock represented in person or by proxy, including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval, will be counted for purposes of determining whether a quorum is present at the Annual Meeting. Shares of STRC Stock represented in person or by proxy, including shares which abstain or do not vote with respect to a matter presented for approval by the applicable series of stock, will be counted for purposes of determining whether a quorum is present with respect to the separate series vote on Proposal 5. Shares present virtually during the Annual Meeting will be considered shares represented in person at the meeting.

The affirmative vote of a plurality of the votes cast by the holders of Common Stock voting on the matter is required to elect each of the eight (8) directors set forth herein for a one year term (“Proposal 1”). The affirmative vote of a majority of the votes cast by the holders of Common Stock voting on the matter is required for (a) the ratification of the selection of KPMG LLP (“KPMG”) as our independent registered public accounting firm for the fiscal year ending December 31, 2026 (“Proposal 2”); and (b) the approval, on an advisory, non-binding basis, of the compensation of our named executive officers as disclosed in this proxy statement (“Proposal 3”). The affirmative vote of a majority of the voting power of all outstanding Common Stock is required to (a) ratify pursuant to Section 204 of the General Corporation Law of the State of Delaware (the “DGCL”) the filing and effectiveness of the Certificate of Amendment to the Certificate of Designations of the STRK Stock filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on July 7, 2025, and the amendment to the liquidation preference of such stock effectuated thereby (“Proposal 4”); and (b) approve and adopt an amendment and restatement of the Certificate of Designations of the STRC Stock to provide for two scheduled dividend payment dates per month, instead of one (“Proposal 5”). The Company is also seeking the approval of Proposal 5 by a separate, affirmative vote of a majority of all outstanding shares of STRC Stock. The Company intends to file the amended and restated Certificate of Designations of the STRC Stock to effectuate the dividend changes described above only if Proposal 5 receives the foregoing approvals from both the holders of Common Stock and the holders of STRC Stock; if either group does not, or both groups do not, approve Proposal 5, such filing (and associated dividend changes) will not be made.

Accordingly, holders of Common Stock may vote FOR all nominees, vote FOR one or more nominees and WITHHOLD their vote from the other nominee(s), or WITHHOLD their vote from all nominees on Proposal 1. Further, holders of Common Stock may vote FOR, AGAINST or ABSTAIN from voting on each of Proposals 2, 3, 4 and 5. Holders of STRC Stock may vote FOR, AGAINST or ABSTAIN from voting on Proposal 5.

All validly granted proxies will be voted in accordance with the stockholders’ instructions on the matters set forth in the accompanying Notice of Annual Meeting, and if no choice is specified, executed proxies will be voted in accordance with the Board’s recommendations on such matters as set forth in this proxy statement.

Attending the Annual Meeting

As in recent years, we have determined to hold the Annual Meeting in virtual format only, with no physical in-person meeting. Stockholders of record as of the record date, or those that hold a valid proxy, may attend the Annual Meeting online at www.virtualshareholdermeeting.com/MSTR2026. You will need the 16-digit control number included on your Notice of Annual Meeting of Stockholders, proxy card, or the instructions that accompanied your proxy materials. If you are not a stockholder of record but hold shares as a beneficial owner in street name, in addition to obtaining a valid proxy from the record holder, you may be required to provide proof of beneficial ownership, such as your most recent account statement as of the record date, a copy of the voting instruction form provided by your broker, financial institution, or other nominee, or other similar evidence of ownership. Even if you plan to attend the Annual Meeting, we recommend that you submit a proxy to vote your shares in advance, so that your vote will be counted if you later decide not to attend the Annual Meeting.

How to Submit Questions

Stockholders of record as of the record date may submit questions in advance of the Annual Meeting at www.proxyvote.com using the 16-digit control number included on your Notice of Annual Meeting of Stockholders, proxy card, or the instructions that accompanied your proxy materials. To submit a question before the Annual Meeting, it must be received by 5:00 p.m., EDT, on June 7, 2026. Stockholders of record as of the record date may also submit questions during the Annual Meeting by attending the meeting at www.virtualshareholdermeeting.com/MSTR2026 using their 16-digit control number. We will try to answer as many stockholder-submitted questions that comply with the meeting

2	Strategy | 2026 Proxy Statement

rules of conduct as time permits. However, we reserve the right to edit profanity or other inappropriate language and to exclude questions that are not pertinent to Annual Meeting matters or that are otherwise inappropriate. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.

How to Vote

You do not need to attend the Annual Meeting to vote your shares. You may submit a proxy to vote your shares over the telephone, on the Internet, or by mail, and your votes will be cast for you at the Annual Meeting. This process is described below.

Whether or not you plan to attend the Annual Meeting, we urge you to submit a proxy or provide voting instructions to your broker, as applicable, to help ensure your vote is counted.

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record as of the record date, you may:

•	attend and vote online during the Annual Meeting, or

•	submit a proxy.

You can submit a proxy to vote your shares over the telephone, on the Internet, or by mail as instructed below. Even if you have already submitted a proxy, you may still attend the Annual Meeting and vote during the meeting; your vote at the Annual Meeting will revoke any earlier submitted proxy.

During the Meeting:

To vote online during the Annual Meeting, visit www.virtualshareholdermeeting.com/MSTR2026 and vote by Internet as instructed. You will need the 16-digit control number included on your Notice of Annual Meeting of Stockholders, proxy card, or the instructions that accompanied your proxy materials.

Phone:

To submit a proxy by telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the 16-digit control number included on your Notice of Annual Meeting of Stockholders, proxy card, or the instructions that accompanied your proxy materials. Your vote must be received by 11:59 p.m., EDT, on June 7, 2026, to be counted.

Internet:

To submit a proxy on the Internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the 16-digit control number included on your Notice of Annual Meeting of Stockholders, proxy card, or the instructions that accompanied your proxy materials. Your vote must be received by 11:59 p.m., EDT, on June 7, 2026, to be counted.

Proxy Card:

To submit a proxy by mail, simply complete, sign, and date the proxy card and return it promptly in the postage-paid envelope provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. To request a printed copy of the proxy card, follow the instructions found in the Notice of Internet Availability of Proxy Materials. If we receive your signed proxy card by June 7, 2026, the designated proxy holders will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker, Financial Institution, or Other Nominee

If, as of the close of business on April 17, 2026, the record date, your shares were held not in your name, but rather in an account at a brokerage firm, financial institution, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting.

Strategy | 2026 Proxy Statement	3

As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Follow the instructions from your broker or other agent to provide your voting instructions to help ensure that your shares are voted at the Annual Meeting. To attend the Annual Meeting and vote online during the Annual Meeting, you must obtain a valid proxy from your broker, financial institution, or other nominee. You will need the 16-digit control number included in your proxy card or the instructions that accompanied your proxy materials. Follow the instructions from your broker, financial institution, or other nominee included with these proxy materials, or contact your broker, financial institution, or other nominee to request a proxy.

List of Registered Stockholders

A list of registered stockholders as of the close of business on the record date will be available for examination by any stockholder for any purpose germane to the Annual Meeting for a period of at least ten (10) days prior to the Annual Meeting. The stockholder list will also be available to stockholders of record for examination during the Annual Meeting at www.virtualshareholdermeeting.com/MSTR2026. To inspect the stockholder list before the Annual Meeting, stockholders can email our Investor Relations department at ir@Strategy.com. You will need the 16-digit control number included on your Notice of Annual Meeting of Stockholders, proxy card, or the instructions that accompanied your proxy materials.

The Effect of Not Casting Your Vote, Broker Non-votes and Abstentions

Stockholder of Record. If you do not cast your vote, no votes will be cast on your behalf on any of the matters of business at the Annual Meeting. If you withhold authority to vote for any or all nominees for Proposal 1 or abstain from voting on Proposal 2 or Proposal 3, then your shares will not be counted as votes in favor of such proposed nominee(s) for Proposal 1 or as shares casting votes on Proposal 2 or Proposal 3, as applicable, and accordingly will have no effect on the voting on such nominee(s) and such proposal. If you abstain from voting on Proposal 4 or 5, then your shares will be counted as shares casting votes “against” Proposal 4 or 5, as applicable.

Beneficial Owner. Proposals 1, 3, 4 and 5, are “non-discretionary” items. If you withhold authority to vote for any or all nominees for Proposal 1 or abstain from voting on Proposal 3 and your shares are held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote your shares on such matter, then your shares will not be counted as votes in favor of such proposed nominee(s) for Proposal 1 or in favor of such matter or shares voting on such matter for Proposal 3. Accordingly, votes withheld and “broker non-votes” will have no effect on the voting on Proposal 1, and abstentions and “broker non-votes” will have no effect on the voting of Proposal 3. If you abstain from voting on Proposal 4 or 5 and your shares are held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote your shares on such matter, then your shares will have the same effect as being cast “against” Proposal 4 or 5, as applicable. Proposal 2 is a “discretionary” item, and your broker or nominee will be able to vote your shares with respect to Proposal 2, even if you have not given voting instructions to your broker or nominee. As a result, we do not expect any broker non-votes with respect to Proposal 2. An abstention with respect to Proposal 2 will have no effect on the vote of Proposal 2.

Changing Your Vote and Revoking Your Proxy

Stockholder of Record. You may revoke any previously granted proxy prior to the taking of the vote at the Annual Meeting by (i) submitting a new proxy over the telephone or on the Internet by 11:59 p.m. EDT on June 7, 2026, (ii) delivering a written revocation or a subsequently dated and properly completed proxy card to Strategy’s General Counsel at 1850 Towers Crescent Plaza, Tysons Corner, Virginia 22182 by 11:59 p.m. EDT on June 7, 2026, or (iii) attending the Annual Meeting and voting online during the meeting.

Beneficial Owner. You may change your voting instructions prior to the taking of the vote at the Annual Meeting by (i) submitting new voting instructions to your broker or nominee by following the instructions they provided by 11:59 p.m. EDT on June 7, 2026 or (ii) if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending the Annual Meeting and voting online during the meeting.

Costs of Solicitation

All costs of solicitation of proxies will be borne by us. In addition to solicitations by mail, our directors, officers, and employees, without additional remuneration, may solicit proxies by telephone and personal interviews, and we reserve the

4	Strategy | 2026 Proxy Statement

right to retain outside agencies for the purpose of soliciting proxies. Brokers, custodians, and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names and, as required by law, we will reimburse them for their out-of-pocket expenses in this regard.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single copy of the Notice of Internet Availability of Proxy Materials or other annual meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” is intended to provide extra convenience for stockholders and cost savings for companies.

A number of brokers, financial institutions, and other nominees with account holders who are our stockholders will be householding our proxy materials. Under this practice, a single copy of the Notice of Internet Availability of Proxy Materials or other annual meeting materials will be delivered to multiple stockholders sharing an address, unless contrary instructions have been received from the affected stockholders. Once you have received notice from us (if you are a stockholder of record) or from your broker, financial institution, or other nominee (if you are a beneficial owner) that we or they will be householding communications to your address, householding will continue until you are notified otherwise or until we receive contrary instructions from you or the other stockholder(s) you share an address with. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Notice of Internet Availability of Proxy Materials or other annual meeting materials or if you currently receive multiple copies and would like to request householding of your communications, please notify us or your broker, financial institution, or other nominee. You can submit your written request to us at Strategy, located at 1850 Towers Crescent Plaza, Tysons Corner, Virginia 22182, Attention: Investor Relations, or by calling 703-848-8600. We will promptly deliver, upon oral or written request, a separate copy of the Notice of Internet Availability of Proxy Materials or other annual meeting materials to a stockholder at a shared address to which a single copy of the documents was delivered.

Stockholder Proposals

Proposals of stockholders intended to be presented at the 2027 Annual Meeting of Stockholders, including director nominations described below under the caption “Corporate Governance and the Board of Directors and its Committees—Director Candidates,” must be received by us at our principal offices at Strategy Inc, 1850 Towers Crescent Plaza, Tysons Corner, Virginia 22182, Attention: General Counsel, by December 29, 2026 for inclusion in the proxy materials for the 2027 Annual Meeting of Stockholders. Strategy suggests that proponents submit their proposals by a nationally recognized overnight courier service.

If a stockholder wishes to present a proposal before the 2027 Annual Meeting of Stockholders, but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, such stockholder must also give written notice to the General Counsel of the Company at the address noted above. The General Counsel must receive such notice by March 14, 2027 and, if a stockholder fails to provide such timely notice of a proposal to be presented at the 2027 Annual Meeting of Stockholders, the proxies designated by the Board will have discretionary authority to vote on any such proposal.

In addition to the above, a stockholder intending to solicit proxies in support of director nominees other than the Company’s nominees in connection with the 2027 Annual Meeting of Stockholders must comply with the additional requirements of Rule 14a-19 under the Exchange Act, including sending notice, no later than April 9, 2027, setting forth the information required by Rule 14a-19(b) to the Company at the address set forth above.

Strategy | 2026 Proxy Statement	5

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our Common Stock and Preferred Stock (defined below) as of April 1, 2026, unless otherwise indicated, by:

•	each director or nominee for director;

•	each of our named executive officers as defined in Item 402(a)(3) of Regulation S-K; and

•	all directors and current executive officers as a group.

Except as otherwise indicated below, we believe, based on the information furnished to us, that the persons named in the table have sole voting and investment power with respect to all shares that they beneficially own, subject to any applicable community property laws. Percentages have been calculated based on 326,581,627 shares of Class A Stock, 19,640,250 shares of Class B Stock, 12,839,689 shares of STRF Stock, 52,522,485 shares of STRC Stock and 14,024,221 shares of STRD Stock outstanding as of April 1, 2026.

Any shares of Class A Stock (i) subject to outstanding stock options that are currently exercisable or will become exercisable within 60 days after April 1, 2026, (ii) subject to outstanding restricted stock units (“RSUs”) that will vest within 60 days after April 1, 2026, and (iii) issuable upon conversion of Class B Stock or STRK Stock, are deemed outstanding for the purpose of calculating a director’s or officer’s percentage ownership, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

As of April 1, 2026, there were 7,750,000 shares of STRE Stock outstanding and 14,020,744 shares of STRK Stock outstanding; however, none of our directors, director nominees, named executive officers or current executive officers beneficially owned any shares of STRE Stock or STRK Stock as of such date. As used in this proxy statement, the term “Preferred Stock” means our STRF Stock, STRC Stock, STRE Stock, STRK Stock and STRD Stock, collectively.

Except as otherwise indicated, the address of each beneficial owner named below is in care of Strategy, 1850 Towers Crescent Plaza, Tysons Corner, Virginia 22182.

	Beneficial Ownership of Common Stock							Beneficial Ownership of Preferred Stock
	Number of Shares and Percent of Class Owned(1)				Beneficial Ownership Class A Common (Shares)(1)	Beneficial Ownership of Class A Common Stock (% of Class)(1)	Total Voting Power (%)(1)	Number of Shares and Percent of Class Owned(1)
	Class A Common Stock		Class B Common Stock					STRF Stock		STRC Stock		STRD Stock
Beneficial Ownership	Shares	% of Class	Shares	% of Class				Shares	% of Class	Shares	% of Class	Shares		% of Class

Michael J. Saylor(2)	372,575	*	19,616,680	99.9	19,989,255	6.1%	37.6%	—	—	—	—	—		—

Phong Q. Le(3)	1,640,496	*	—	—	1,640,496	*	*	6,000	*	8,140	*	4,500		*

Andrew Kang(4)	157,371	*	—	—	157,371	*	*	1,500	*	2,800	*	2,250		*

W. Ming Shao(5)	161,826	*	—	—	161,826	*	*	500	*	15,000	*	3,527		*

Thomas C. Chow	—	—	—	—	—	—	—	—	—	—	—	—		—

Peter L. Briger Jr.(6)	—	—	—	—	—	—	—	—	—	220,000	*	—		—

Brian P. Brooks(7)	2,564	*	—	—	2,564	*	*	—	—	—	—	—		—

Jane A. Dietze(8)	2,564	*	—	—	2,564	*	*	—	—	3,600	*	—		—

Stephen X. Graham(9)	267,901	*	—	—	267,901	*	*	—	—	—	—	—		—

Jarrod M. Patten(10)	385,151	*	—	—	385,151	*	*	10,000	*	29,335	*	5,000	*

Carl J. Rickertsen(11)	18,451	*	—	—	18,451	*	*	—	—	—	—	—		—

Gregg Winiarski(12)	2,564	*	—	—	2,564	*	*	—	—	10,000	*	—		—

Total Directors and Current Executive Officers as a Group (11 persons)(13)	2,849,637	*	19,616,680	99.9%	22,466,317	6.4%	37.9%	17,500	*	273,875	*	11,750		*

*	Less than 1.0%.

6	Strategy | 2026 Proxy Statement

(1)

The inclusion of any shares of Common Stock deemed owned or beneficially owned does not constitute an admission of beneficial ownership of those shares. The number of shares and percentage of class owned is calculated for the Class A Stock by treating any shares of Class A Stock subject to outstanding stock options that are currently exercisable or will become exercisable within 60 days after April 1, 2026, and any shares of Class A Stock subject to outstanding RSUs that will vest within 60 days after April 1, 2026 held by each applicable person as outstanding for the purpose of calculating such applicable person’s ownership and percentage ownership of Class A Stock, but shares subject to such outstanding stock options and RSUs are not deemed outstanding for the purpose of computing the percentage ownership of any other person. The number of shares and percentage of class owned for the Class B Stock reflect only outstanding shares of Class B Stock as there are no outstanding rights to acquire Class B Stock and, accordingly, the amounts and percentages of Class B Stock reported as owned are also the amounts and percentages of Class B Stock that are beneficially owned. The number of shares beneficially owned and the beneficial ownership percentage of Class A Stock is calculated on the same basis as the number and percentage of Class A Stock owned, except that the amounts beneficially owned for each applicable person also include any shares of Class A Stock issuable upon conversion of Class B Stock owned by such person, and for the purpose of calculating each applicable person’s beneficial ownership percentage, such shares of Class A Stock issuable upon conversion of Class B Stock are deemed outstanding for purposes of computing the percentage ownership of such person, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. The percentage of total voting power is calculated by treating the shares of our Class A Stock and Class B Stock together as a single class. Shares of Class A Stock generally have the same rights, including rights to dividends, as shares of Class B Stock, except that shares of Class A Stock have one vote per share while shares of Class B Stock have ten votes per share. Each share of Class B Stock is convertible at any time, at the option of the holder, into one share of Class A Stock. The percentage of total voting power excludes our Preferred Stock (except to the extent shares of STRK Stock, if any, have been included on an as-converted basis in the computation of a person’s number of shares beneficially owned and the beneficial ownership percentage of Class A Stock), certain of which have voting rights with respect only to certain specified matters. Each share of STRK Stock is convertible on any business day into shares of Class A Stock (together, if applicable, with cash in lieu of any fractional share of Class A Stock) at the then-applicable conversion-rate as of April 1, 2026, which was 0.1 shares of Class A Stock per share of STRK Stock. None of our directors or officers beneficially owned any shares of STRK Stock as of April 1, 2026. As such, no shares of Preferred Stock have been included in any of these percentages.

(2)

Mr. Saylor’s holdings of Common Stock consist of (i) 19,616,680 shares of Class B Stock owned by Alcantara LLC, which is wholly owned by Mr. Saylor, and (ii) 372,575 shares of Class A Stock held by a charitable foundation for which Mr. Saylor serves as the sole trustee and as to which he disclaims beneficial ownership.

(3)

Mr. Le’s holdings of Common Stock consist of (i) 22,923 shares of Class A Stock held by Mr. Le directly and (ii) options exercisable on or within 60 days after April 1, 2026 to purchase 1,617,573 shares of Class A Stock (which includes options to purchase 101,756.55 shares of Class A Stock held by Mr. Le indirectly through the Carrie & Phong Le 2024 Legacy Trust, of which Mr. Le’s spouse is the trustee, and Mr. Le’s and his spouse’s descendants are beneficiaries). Mr. Le’s holdings of Preferred Stock consist of (i) 6,000 shares of STRF Stock held by Mr. Le directly, (ii) 8,009 shares of STRC Stock held by Mr. Le directly, (iii) 71 shares, 32 shares and 28 shares of STRC Stock held by Mr. Le in each case indirectly through one of his children, and (iv) 4,500 shares of STRD Stock held by Mr. Le directly.

(4)

Mr. Kang’s holdings of Common Stock consist of (i) 26,772 shares of Class A Stock held by Mr. Kang directly, (ii) options exercisable on or within 60 days after April 1, 2026 to purchase 118,099 shares of Class A Stock, and (iii) RSUs that will vest on or within 60 days after April 1, 2026 with respect to 12,500 shares of Class A Stock. Mr. Kang’s holdings of Preferred Stock consist of (i) 1,500 shares of STRF Stock held by Mr. Kang directly, (ii) 2,800 shares of STRC Stock held by Mr. Kang directly and (iii) 2,250 shares of STRD Stock held by Mr. Kang directly.

(5)

Mr. Shao’s holdings of Common Stock consist of 161,826 shares of Class A Stock held by Mr. Shao directly. Mr. Shao’s holdings of Preferred Stock consist of (i) 500 shares of STRF Stock held by Mr. Shao directly, (ii) 15,000 shares of STRC Stock held by Mr. Shao directly and (iii) 3,527 shares of STRD Stock held by Mr. Shao directly. Mr. Shao retired as Executive Vice President, General Counsel & Secretary on December 1, 2025 and transitioned to a non-executive employee advisory role from December 1, 2025 through December 31, 2025, his last day with the Company. As such, Mr. Shao’s holdings reported herein are based on the information provided to us by Mr. Shao on April 13, 2026.

(6)

Mr. Briger’s holdings of Preferred Stock consist of 220,000 shares of STRC Stock held by Mr. Briger indirectly through 726 BF LLC, a limited liability company as to which Mr. Briger serves as manager and disclaims beneficial ownership except to the extent of his pecuniary interest therein.

(7)

Mr. Brooks’ holdings of Common Stock consist of (i) 686 shares of Class A Stock held by Mr. Brooks directly, (ii) options exercisable on or within 60 days after April 1, 2026 to purchase 1,472 shares of Class A Stock, and (iii) RSUs that will vest on or within 60 days after April 1, 2026 with respect to 406 shares of Class A Stock.

(8)

Ms. Dietze’s holdings of Common Stock consist of (i) 686 shares of Class A Stock held by Ms. Dietze directly, (ii) options exercisable on or within 60 days after April 1, 2026 to purchase 1,472 shares of Class A Stock, and (iii) RSUs that will vest on or within 60 days after April 1, 2026 with respect to 406 shares of Class A Stock. Ms. Dietze’s holdings of Preferred Stock consist of 3,600 shares of STRC Stock held by Ms. Dietze directly.

(9)

Mr. Graham’s holdings of Common Stock consist of (i) 7,950 shares of Class A Stock held by Mr. Graham directly, (ii) options exercisable on or within 60 days after April 1, 2026 to purchase 259,545 shares of Class A Stock, and (iii) RSUs that will vest on or within 60 days after April 1, 2026 with respect to 406 shares of Class A Stock.

(10)

Mr. Patten’s holdings of Common Stock consist of (i) 28,000 shares of Class A Stock held by Mr. Patten directly, (ii) options exercisable on or within 60 days after April 1, 2026 to purchase 356,745 shares of Class A Stock, and (iii) RSUs that will vest on or within 60 days after April 1, 2026 with respect to 406 shares of Class A Stock. Mr. Patten’s holdings of Preferred Stock consist of (i) 10,000 shares of STRF Stock held by Mr. Patten directly, (ii) 29,335 shares of STRC Stock held by Mr. Patten directly and (iii) 5,000 shares of STRD Stock held by Mr. Patten directly.

(11)

Mr. Rickertsen’s holdings of Common Stock consist of (i) 5,000 shares of Class A Stock held by Mr. Rickertsen directly, (ii) options exercisable on or within 60 days after April 1, 2026 to purchase 13,045 shares of Class A Stock, and (iii) RSUs that will vest on or within 60 days after April 1, 2026 with respect to 406 shares of Class A Stock.

(12)

Mr. Winiarski’s holdings of Common Stock consist of (i) 686 shares of Class A Stock held by Mr. Winiarski directly, (ii) options exercisable on or within 60 days after April 1, 2026 to purchase 1,472 shares of Class A Stock, and (iii) RSUs that will vest on or within 60 days after April 1, 2026 with respect to 406 shares of Class A Stock. Mr. Winiarski’s holdings of Preferred Stock consist of 10,000 shares of STRC Stock held by Mr. Winiarski directly.

(13)

Shares of Common Stock held by the directors and executive officers as a group consist of (i) 465,278 shares of Class A Stock, (ii) options exercisable on or within 60 days after April 1, 2026 to purchase an aggregate of 2,369,423 shares of Class A Stock, (iii) RSUs that will vest on or within 60 days after April 1, 2026 with respect to 14,936 shares of Class A Stock and (iv) 19,616,680 shares of Class B Stock, which are convertible into the same number of shares of Class A Stock at any time at the option of the holder. Shares of Preferred Stock held by the directors and current executive officers as a group consist of 17,500 shares of STRF Stock, 273,875 shares of STRC Stock and 11,750 shares of STRD Stock.

Strategy | 2026 Proxy Statement	7

The following table sets forth the beneficial ownership of our Common Stock as of April 1, 2026, unless otherwise indicated, by each person who is known by us to beneficially own more than 5% of any class of our Common Stock, excluding our directors, nominees for director, named executive officers as defined in Item 402(a)(3) of Regulation S-K, and directors and current executive officers as a group (for which beneficial ownership is reported above).

Except as otherwise indicated below, we believe, based on the information furnished to us, that the persons and entities named in the table have sole voting and investment power with respect to all shares that they beneficially own, subject to any applicable community property laws. Percentages have been calculated based on 326,581,627 shares of Class A Stock and 19,640,250 shares of Class B Stock outstanding as of April 1, 2026. As of April 1, 2026, none of the persons and entities listed below owned any shares of Class B Stock.

	Number of Shares and Percent of Class Owned(1)				Beneficial Ownership of Class A Stock (Shares)(1)	Beneficial Ownership of Class A Stock (% of Class)(1)	Total Voting Power (%)(1)
	Class A Stock		Class B Stock
Beneficial Owner	Shares	% of Class	Shares	% of Class
All Other 5% Stockholders:
The Vanguard Group, Inc.(2)	24,062,886	7.4	—	—	24,062,886	7.4	4.6
Capital International Investors(3)	20,638,492	6.4	—	—	20,869,464	6.4	4.0

(1)

The inclusion of any shares of Common Stock deemed owned or beneficially owned does not constitute an admission of beneficial ownership of those shares. The number of shares beneficially owned and the beneficial ownership percentage of Class A Stock for each applicable person or entity also include any shares of Class A Stock issuable upon conversion of Class B Stock, convertible notes or STRK Stock (assuming such conversion of STRK Stock occurs on April 1, 2026 at the then-applicable conversion rate (which was 0.1 shares of Class A Stock per share of STRK Stock) owned by such person or entity, and for the purpose of calculating each applicable person’s or entity’s beneficial ownership percentage, such shares of Class A Stock issuable upon conversion of Class B Stock or STRK Stock are deemed outstanding for purposes of computing the percentage ownership of such person or entity, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person or entity. The percentage of total voting power is calculated by treating the shares of our Class A Stock and Class B Stock together as a single class. Shares of Class A Stock generally have the same rights, including rights to dividends, as shares of Class B Stock, except that shares of Class A Stock have one vote per share while shares of Class B Stock have ten votes per share. Each share of Class B Stock is convertible at any time, at the option of the holder, into one share of Class A Stock. The percentage of total voting power excludes our Preferred Stock (except to the extent shares of STRK Stock have been included on an as-converted basis in the computation of a person’s or entity’s number of shares beneficially owned and the beneficial ownership percentage of Class A Stock), certain of which have voting rights with respect only to certain specified matters. Each share of STRK Stock is convertible on any business day into shares of Class A Stock (together, if applicable, with cash in lieu of any fractional share of Class A Stock) at the then-applicable conversion-rate as of April 1, 2026, which was 0.1 shares of Class A Stock per share of STRK Stock.

(2)

The number of shares of Class A Stock beneficially owned (and other information in this footnote, except as otherwise noted herein) is as of December 31, 2025, based on a Schedule 13G/A filed on January 30, 2026, with the Securities and Exchange Commission by The Vanguard Group, Inc. (“Vanguard Group”). In such filing, The Vanguard Group reported that it beneficially owns 24,062,886 shares of Class A Stock and has shared voting power with respect to 2,327,429 of these shares and shared investment power with respect to 24,062,886 of these shares. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355. On March 27, 2026, Vanguard Group subsequently reported that due to an internal realignment on January 12, 2026, it no longer has, or is deemed to have, beneficial ownership over any shares of Class A Stock beneficially owned by various of its subsidiaries and/or business divisions.

(3)

The number of shares of Class A Stock beneficially owned (and other information in this footnote, except as otherwise noted herein) is as of December 31, 2025, based on a Schedule 13G/A filed on February 13, 2026, with the Securities and Exchange Commission by Capital International Investors (“CII”). In such filing, CII reported that it beneficially owns 20,869,464 shares of Class A Stock and has sole voting power with respect to 20,858,114 of these shares and sole dispositive power with respect to 20,869,464 of these shares. As noted in such filing, the foregoing amounts include 2,092,400 shares of convertible preferred stock, which represents 209,240 shares of Class A Stock and 14,613,000 corporate convertible/exchangeable debts that represent 21,732 shares of Class A Stock. CII is a division of Capital Research and Management Company (“CRMC”), as well as its investment management subsidiaries and affiliates Capital Bank and Trust Company, Capital International, Inc., Capital International Limited, Capital International Sarl, Capital International K.K., Capital Group Private Client Services, Inc., and Capital Group Investment Management Private Limited (together with CRMC, the “investment management entities”). CII’s divisions of each of the investment management entities collectively provide investment management services under the name “Capital International Investors.” The address for CII is 333 South Hope Street, 55th Fl, Los Angeles, CA 90071.

8	Strategy | 2026 Proxy Statement

EXECUTIVE OFFICERS OF THE COMPANY

Our executive officers and their ages and positions as of April 17, 2026, are as follows:

Name	Age	Title
Michael J. Saylor	61	Chairman of the Board & Executive Chairman
Phong Q. Le	49	President & Chief Executive Officer
Andrew Kang	49	Executive Vice President & Chief Financial Officer
Thomas C. Chow	47	Executive Vice President, General Counsel & Secretary

Set forth below is certain information regarding the professional experience of each of the above-named persons. There are no family relationships among any of our executive officers, directors, or persons nominated or chosen by us to become an executive officer or director. For information regarding the professional experience of Messrs. Saylor and Le, see “Proposal 1—Election of Directors” below.

Andrew Kang has served as Executive Vice President & Chief Financial Officer since May 2022. Mr. Kang has over 20 years of experience in accounting, treasury, capital markets, asset liability management, financial planning and analysis, and investor relations. Prior to joining Strategy, Mr. Kang served as Executive Vice President and Chief Financial Officer of Greensky, Inc. (“Greensky”), a publicly listed financial technology firm specializing in point-of-sale consumer financing, from September 2020 until it was acquired by Goldman Sachs in April 2022. Prior to Greensky, Mr. Kang served as Corporate Treasurer for Santander Holdings USA, the U.S. subsidiary of Banco Santander S.A., from April 2018 to September 2020, where he oversaw liquidity, balance sheet and capital management for the $150 billion bank holding company. Mr. Kang has also served as Corporate Treasurer at Santander Consumer USA and Exeter Finance, and has held leadership positions at HSBC Holdings plc and Capital One Financial Corporation. Mr. Kang also currently serves on the Board of Trustees at The Schenck School, one of the nation’s oldest and most highly regarded independent elementary schools for dyslexic students in the U.S. Mr. Kang received a B.A. in Biology and post-baccalaureate certification in Accounting, both from the University of Virginia.

Thomas C. Chow has served as Executive Vice President, General Counsel & Secretary since December 2025. Prior to joining Strategy, Mr. Chow served as Chief Legal Officer and Secretary for Chia Network Inc., an enterprise blockchain software company, from November 2021 to November 2025 and Chief Legal Officer of Permuto Capital LLC, a financial services company, from December 2024 to November 2025. From July 2018 to October 2022, Mr. Chow served as General Counsel and Secretary for PubMatic, Inc., a publicly traded specialized advertising cloud infrastructure provider. Mr. Chow also previously served as General Counsel, Chief Compliance Officer, and Secretary for Exponential Interactive, Inc., an advertising technology company, from February 2014 to October 2017; as Vice President, General Counsel for Vindicia, Inc., a subscription payments company, from October 2011 to February 2014; and in various other legal capacities with Snap Inc., a publicly traded camera and social media company, and TechSoup Global, a technology nonprofit organization. Mr. Chow holds a B.A. in Sociology from the University of California, Berkeley and a J.D. from the University of California, College of the Law, San Francisco.

Strategy | 2026 Proxy Statement	9

PROPOSAL 1—ELECTION OF DIRECTORS

The Board proposes the election of the persons listed below as directors of the Company. Each current director of the Company, other than Peter L. Briger, Jr. (whose term will conclude immediately following the conclusion of the Annual Meeting), has been nominated for re-election. The persons named in the proxy card will vote to elect as directors the eight (8) nominees named below, unless authority to vote for the election of any or all of the nominees is withheld by marking the proxy to that effect. All of the nominees have indicated their willingness to serve, if elected, but if any should be unable or unwilling to serve, proxies may be voted for a substitute nominee designated by the Board. Each nominee will be elected to hold office until the next annual meeting of stockholders and until the election and qualification of his successor or his or her earlier death, resignation, or removal. The Board may elect additional directors in the future in accordance with the Company’s by-laws.

Nominees

Set forth below is each nominee’s name, age, and position with the Company, principal occupation and business experience during at least the past five years, the year of commencement of their term as a director of the Company, the committees of the Board on which they serve as of the date of this proxy statement, and the names of other public companies in which they currently hold directorships or have held directorships during at least the past five years, as applicable. We have also presented information below regarding each nominee’s specific experience, qualifications, attributes, and skills that led our Board to conclude that they should serve as a director.

Michael J. Saylor Chairman of the Board & Executive Chairman Age: 61 Director since: 1989 Board Committees: Investments, Pricing and Finance

Mr. Saylor has served as Chairman of the Board and Executive Chairman since August 2022 and previously served as Chairman of the Board and Chief Executive Officer from November 1989, when he founded Strategy, to August 2022. Mr. Saylor also previously served as President from November 1989 to November 2000, from January 2005 to October 2012, and from January 2016 to July 2020. Prior to that, Mr. Saylor was employed by E.I. du Pont de Nemours & Company as a venture manager from 1988 to 1989 and by Federal Group, Inc. as a consultant from 1987 to 1988. Mr. Saylor received an S.B. in Aeronautics and Astronautics and an S.B. in Science, Technology, and Society from the Massachusetts Institute of Technology.

Qualifications: We believe that Mr. Saylor is well-suited to serve on our Board due to his position as our Executive Chairman and his more than 35 years with the Company, including as its founder. In addition to his leadership expertise, Mr. Saylor is regarded as a technology visionary and bitcoin thought leader, and he has deep knowledge of the Company’s history, strategy, technology, and culture, as well as unique insight into the Company’s product development, marketing, finance, and operations.

10	Strategy | 2026 Proxy Statement

Phong Q. Le Chief Executive Officer Age: 49 Director since: 2022 Board Committees: None

Mr. Le has served as a member of the Board and as President & Chief Executive Officer since August 2022 and previously served as President from May 2022 to August 2022, President & Chief Financial Officer from July 2020 to May 2022, Senior Executive Vice President, Chief Operating Officer & Chief Financial Officer from April 2020 to July 2020, Senior Executive Vice President & Chief Operating Officer from November 2019 to April 2020, Senior Executive Vice President, Chief Operating Officer, Chief Financial Officer & Treasurer from June 2018 to November 2019, and Senior Executive Vice President, Chief Financial Officer & Treasurer from August 2015 to June 2018. Prior to joining Strategy, Mr. Le served as the chief financial officer of XO Communications, a privately-held telecommunications company, from August 2014 to August 2015. From March 2010 to August 2014, Mr. Le held senior positions at NII Holdings, a Nasdaq-listed telecommunications company, including vice president of financial planning and analysis, vice president of strategy and business operations, and vice president of strategic finance. Prior to that, Mr. Le worked in the consulting practice at Deloitte from 1998 to 2010, where he held various positions, including senior manager. Mr. Le holds a B.S. in Biomedical and Chemical Engineering from The Johns Hopkins University and an M.B.A. from the Sloan School of Management at the Massachusetts Institute of Technology.

Qualifications: We believe that Mr. Le is well-suited to serve on our Board due to his position as our Chief Executive Officer, his more than ten years with the Company, and his outside executive experience.

Brian P. Brooks Independent Director Age: 56 Director since: 2024 Board Committees: None

Brian P. Brooks has served on the Board since December 2024. Mr. Brooks is currently chairman and chief executive officer at Meridian Capital Group, one of the nation’s leading commercial real estate finance, investment sales and retail leasing advisors, and has served in this role since April 2024. He also served as chairman of NewBridge Capital Advisors LLC, an originator of commercial real estate loans and other private credit products, between April 15, 2024 and July 1, 2025. From September 2023 to April 2024, and before that from February 2003 to May 2011, Mr. Brooks was a partner at the law firm O’Melveny & Myers LLP. From January 2021 to September 2023, he was a partner at Valor Capital Group (“Valor”), an investment firm focused on Brazil and US-Brazil cross-border opportunities. Before his time at Valor, he served as chief executive officer of the Bitfury Group, a private company that offers hardware and software for Bitcoin mining and security, from October 2021 to December 2022, and chief executive officer of Binance US, a digital asset exchange and marketplace, from May 2021 to August 2021. Mr. Brooks served as Acting Comptroller of the Currency from April 2020 to January 2021, where he was the administrator of the federal banking system and chief officer of the Office of the Comptroller of the Currency (“OCC”). From May 2020 to January 2021, Mr. Brooks also served as a director of the Federal Deposit Insurance Corporation and a member of the Financial Stability Oversight Council and the Federal Financial Institutions Examination Council. Prior to becoming Acting Comptroller of the Currency, Mr. Brooks served as Senior Deputy Comptroller and chief operating officer. In that role, he oversaw OCC bank supervision, bank supervision policy, economics, supervisory system and analytical support, systemic risk identification support and specialty supervision, and innovation. Prior to joining the OCC, Mr. Brooks served as chief legal officer of Coinbase Global, Inc. from September 2018 to March 2020, where he headed the legal, compliance, audit, investigations, and government relations functions for the company. Mr. Brooks has served as a member of the board of directors of BitGo Holdings, Inc., a digital asset infrastructure company, since September 2025 and as a member of the board of directors of Nubank N.A. (in organization), a leading digital financial services platform, since January 2026. He also advises clients in the financial technology, banking, and digital asset industries through his advisory firm Financial Innovation Partners. Mr. Brooks holds an A.B. in Government from Harvard University in government and a J.D. from the University of Chicago.

Qualifications: We believe that Mr. Brooks is well-suited to serve on our Board due to his extensive legal, financial services and digital assets experience, including experience in Bitcoin and cryptocurrency technology. He also has regulatory experience, having served in several capacities within the federal government.

Strategy | 2026 Proxy Statement	11

Jane A. Dietze Independent Director Age: 60 Director since: 2024 Board Committees: Audit

Jane Dietze has served on the Board since December 2024. Ms. Dietze is currently the chief investment officer of Brown University, having served in this role since July 2018. Before assuming her current role, Ms. Dietze served as managing director of the Brown University endowment from December 2013 to June 2018. Prior to joining Brown University, Ms. Dietze was director of private equity at Bowdoin College from April 2012 to November 2013. From July 2006 until March 2012, Ms. Dietze served as managing director of Fortress Investment Group, a global investment firm. Since February 2022, Ms. Dietze has served on the board of directors of Galaxy Digital, a digital asset and blockchain leader providing access to the growing digital economy. Ms. Dietze also served as a board member of Fortress Investment Group from April 2019 to May 2024, BroadSoft, Inc., a global provider of software and services that enable telecommunications services, from February 2016 to February 2018 and Blyth Inc., a multi-channel consumer goods company, from March 2014 to October 2015. Ms. Dietze holds a B.A. in Politics from Princeton University and an M.A. in Economics from Johns Hopkins School of Advanced International Studies.

Qualifications: We believe that Ms. Dietze is well-suited to serve on our Board due to her experience as a leader in the areas of finance, investments, and treasury strategies, with over three decades of investing experience, including experience with software and digital asset companies.

Stephen X. Graham Independent Director Age: 73 Director since: 2014 Board Committees: Audit (Chair); Investments; Pricing and Finance

Mr. Graham has been a member of the Board since April 2014. Mr. Graham is currently president of CrossHill Financial Group, Inc. (“CrossHill”), a private merchant bank and advisory firm that he founded in 1988, and a manager of CrossHill Georgetown Management, LLC since 2000. He also previously held several management-level and board roles at various other entities affiliated with CrossHill. Prior to that, Mr. Graham was a principal with Kidder, Peabody & Co. and held positions with Merrill Lynch & Co. and Arthur Young & Co. (which later became part of Ernst & Young LLP). Mr. Graham was a member of the board of directors of TNS, Inc. (“TNS”), a former New York Stock Exchange-listed global data communications and interoperability solutions company, from 2003 until the company’s acquisition by Siris Capital Group, LLC in 2013. While a member of the board of directors of TNS, Mr. Graham served as chairman of the audit committee from 2003 to 2013 and as chairman of the board of directors from 2012 to 2013. Mr. Graham also served as a member of the board of directors of Speedus Corp. from 2009 to 2011. Mr. Graham also previously served from 1995 to 2001 as a member of the board of directors of Credit Management Solutions, Inc., a former Nasdaq-listed credit processing software company, and several private companies. Mr. Graham received a B.S.B.A. from Georgetown University and an M.B.A. from the University of Chicago Booth School of Business.

Qualifications: We believe that Mr. Graham is well-suited to serve on our Board due to his substantial executive experience and his experience as an outside director and audit committee member, which provides the Board with important perspectives on financial matters.

12	Strategy | 2026 Proxy Statement

Jarrod M. Patten Independent Director Age: 54 Director since: 2004 Board Committees: Audit, Compensation

Mr. Patten has been a member of the Board since November 2004. Mr. Patten founded RRG, a global real estate consulting and advisory firm, and has served as the firm’s president and chief executive officer since its inception in 1996. RRG is an international consulting firm specializing in the development and implementation of enterprise-wide audit and cost control strategies that heighten operational controls, lower operating costs, increase transparency, and extend cost accountability for RRG’s geographically diverse client base. From January 2024 through May 2025, Mr. Patten served on the board of directors of Core Scientific, Inc. (“Core Scientific”), a Nasdaq-listed digital asset mining and blockchain infrastructure company, as well as the chairman of the board of directors and as a member of the audit committee of the board of directors of Core Scientific. Mr. Patten received a B.S. in Biology and a B.A. in Biological Anthropology and Anatomy from the Trinity College of Arts and Sciences at Duke University.

Qualifications: We believe that Mr. Patten is well-suited to serve on our Board due to his leadership and management expertise as a chief executive officer, his international business, finance, and corporate compliance experience, and his extensive knowledge of cost and operational controls.

Carl J. Rickertsen Independent Director Age: 66 Director since: 2002 Board Committees: Compensation (Chair); Nominating; Pricing and Finance

Mr. Rickertsen has been a member of the Board since October 2002. Mr. Rickertsen is currently managing partner of Pine Creek Partners LLC and Iris Partners LLC, each a private equity investment firm, positions he has held since January 2004. Mr. Rickertsen has also served as a trustee of Apollo Origination II (UL) Capital Trust and Apollo Origination II (Levered) Capital Trust, each of which is a closed-end management investment company, since March 2025, as a member of the board of directors and audit and compensation committees of Magnera Corp. (which spun off from Berry Global Inc.), a manufacturer of non-woven consumer products, since October 2024, and as a member of the board of directors of Hut 8 Corp. (formerly Hut 8 Mining Corp., prior to a business combination transaction completed in November 2023), a Nasdaq-listed digital asset mining company, since December 2021. He previously served as a member of the board of directors and audit and compensation committees of Berry Global Inc., a global manufacturer and marketer of value-added plastic consumer packaging and engineered materials, from January 2013 to October 2024. From January 1998 to January 2004, Mr. Rickertsen was chief operating officer and a partner at Thayer Capital Partners (“Thayer”), a private equity investment firm. From September 1994 to January 1998, Mr. Rickertsen was a managing partner at Thayer. Mr. Rickertsen was a founding partner of three Thayer investment funds totaling over $1.4 billion and is a published author. Mr. Rickertsen served as a member of the boards of directors and audit committees of Apollo Senior Floating Rate Fund Inc. and Apollo Tactical Income Fund Inc., each of which is a closed-end management investment company, from 2011 and 2013, respectively, until 2023. From April 2012 to October 2016, Mr. Rickertsen was a member of the board of directors and compensation committee of Noranda Aluminum Holding Corporation, an integrated producer of value-added primary aluminum products and rolled aluminum coils. From April 2003 to January 2010, Mr. Rickertsen was a member of the board of directors and audit committee of Convera Corporation, a publicly-traded search-engine software company. From March 2004 to September 2008, Mr. Rickertsen was a member of the board of directors and compensation committee of UAP Holding Corp., a distributor of farm and agricultural products. Mr. Rickertsen received a B.S. from Stanford University and an M.B.A. from Harvard Business School.

Qualifications: We believe that Mr. Rickertsen is well-suited to serve on our Board due to his finance and capital markets experience across various industries and his experience as an outside director of several public companies, which provides the Board with important perspectives on corporate governance matters.

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Gregg J. Winiarski Independent Director Age: 55 Director since: 2024 Board Committees: Audit

Gregg Winiarski has served on the Board since December 2024. Mr. Winiarski currently serves as chief legal officer of Fanatics Holdings, Inc. (“Fanatics”), a privately-held global digital sports platform, and has served in this role since February 2023. Prior to that, Mr. Winiarski was a senior advisor to Fanatics, from August 2021 to February 2023. Prior to his time at Fanatics, Mr. Winiarski served as the executive vice president and general counsel of IAC, Inc., a public holding company with a portfolio of brands across 100 countries, from February 2005 to June 2021. Mr. Winiarski also previously served as a director of ANGI Homeservices, Inc. from September 2017 to May 2022 and the Match Group, Inc. from November 2015 to June 2020. Mr. Winiarski holds a B.S. in Accounting and Business/Management from Fordham University and a J.D. from Columbia Law School.

Qualifications: We believe that Mr. Winiarski is well-suited to serve on our Board because he is an experienced attorney, executive leader and public company board member, with deep expertise in complex corporate structures.

The Board Recommends a Vote “FOR” Each of the Nominees Named Herein for Election as Director.	✔

14	Strategy | 2026 Proxy Statement

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS AND ITS COMMITTEES

Related Person Transactions Policy and Related Person Transactions

We have adopted a formal written policy and procedure for the review, approval, and ratification of related person transactions, as defined under the rules and regulations promulgated by the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The policy covers any transaction in which we were or are to be a participant, the amount involved exceeds $120,000, and any related person had or will have a direct or indirect material interest. For purposes of the policy, a related person is defined to be any of the following:

(i)	a director, director nominee, or executive officer of the Company since the beginning of the Company’s last fiscal year;

(ii)	a beneficial owner of more than 5% of any class of the Company’s voting securities;

(iii)	a member of a foregoing person’s immediate family; and

(iv)	any entity in which one or more of the foregoing persons, individually or in the aggregate, has or had a greater than 10% ownership interest.

The policy generally requires any proposed related person transaction to be reported to our General Counsel and reviewed and approved by the Audit Committee of the Board (the “Audit Committee”) prior to effectiveness or consummation of the transaction, whenever practical. If the General Counsel determines that advance approval of a related person transaction is not practical under the circumstances, the Audit Committee must review the transaction and, in its discretion, may ratify the related person transaction at its next meeting. For transactions arising between meetings of the Audit Committee, the Chair of the Audit Committee can approve the transaction, subject to ratification by the Audit Committee at its next meeting. If the General Counsel first learns of a related person transaction after such transaction has already taken place, the Audit Committee must review the transaction and, in its discretion, may ratify the related person transaction at its next meeting. Related person transactions consisting of compensation of executive officers are reviewed and approved in accordance with the Company’s then-existing executive compensation policies or procedures by the Compensation Committee. In addition, a committee of independent members of the Board may approve related person transactions when delegated the authority to do so by the Board.

The Audit Committee may approve or ratify a related person transaction only if the Audit Committee determines that, under the circumstances, the transaction is in our best interests. The Audit Committee may impose conditions on the related person transaction as it deems appropriate. In making such determination, the Audit Committee reviews and considers the following, among other factors:

•	the related person’s interest in the related person transaction;

•	the approximate dollar value of the amount involved in the related person transaction;

•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of business;

•	whether the transaction with the related person is proposed to be, or was, entered into on terms no less favorable to us than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to us of, the transaction; and

•

any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

Any related person transaction previously approved by the Audit Committee or otherwise already existing that is ongoing in nature is reviewed by the Audit Committee annually.

In addition to the procedures set forth in the policy, we have multiple processes for reporting conflicts of interest, including related person transactions, to the Audit Committee. Under our Code of Conduct, all employees are required to report any transaction, relationship, or other circumstance that constitutes a conflict of interest for such employee to the General Counsel or to the Audit Committee, as appropriate. We also annually distribute questionnaires to our executive officers and

Strategy | 2026 Proxy Statement	15

members of the Board requesting certain information regarding, among other things, their immediate family members, employment, and beneficial ownership interests, which information is then reviewed for any conflict of interest under the Code of Conduct and for any related person transaction under the policy.

D&O Indemnification Arrangements

As previously disclosed, commencing in June 2021, Michael J. Saylor, the Company’s Chairman of the Board and Executive Chairman, provided indemnification coverage to the Company’s directors and officers through a series of indemnification agreements. These agreements were initially executed for applicable periods in which the Company determined not to obtain commercial directors’ and officers’ insurance policies and later to cover claims not insured under the Company’s commercial directors’ and officers’ liability policies. The Company determined that having indemnity coverage from Mr. Saylor was in the best interest of the Company.

In June 2023, the Company bound new commercial directors’ and officers’ liability insurance policies (the “2023 Commercial Policies”) providing $40 million in aggregate coverage for a one-year term, but those policies excluded (i) claims previously noticed to and accepted by an earlier directors’ and officers’ insurer, (ii) claims related to acts or omissions giving rise to such claims, and demands, investigations, suits or other proceedings entered against an insured prior to June 24, 2022, and (iii) future interrelated wrongful acts (collectively, the “Excluded Claims”). Concurrently, the Company entered into a new indemnification agreement with Mr. Saylor (the “2023 Tail Agreement”), pursuant to which he agreed to cover the Excluded Claims for $157,000 for an initial one-year term, with options to extend for additional one-year periods. The Company elected to extend the 2023 Tail Agreement for an additional one-year term in June 2024 and paid Mr. Saylor $157,000 for that coverage period.

In June 2025, the Company bound new commercial directors’ and officers’ liability insurance policies (the “2025 Commercial Policies”) providing $120 million in aggregate coverage for a one-year term. The Company has determined that the 2025 Commercial Policies provide sufficient coverage and, accordingly, the 2023 Tail Agreement was not extended beyond its June 2025 expiration.

Initial Public Offerings of Preferred Stock

During 2025, the Company completed four underwritten public offerings of Nasdaq-listed preferred stock:

•	8,500,000 shares of STRF Stock at a public offering price of $85.00 per share;

•	28,011,111 shares of STRC Stock at a public offering price of $90.00 per share;

•	7,300,000 shares of STRK Stock at a public offering price of $80.00 per share; and

•	11,764,700 shares of STRD Stock at a public offering price of $85.00 per share.

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Certain directors, executive officers and then-beneficial owners of more than 5% of a class of our Common Stock (“5% Stockholders”) participated in certain of such offerings either through directed share programs or direct purchases. Each directed share program represented up to 5% of the total securities offered, was available to certain employees, officers, and directors in the United States, and was conducted at the public offering price. Set forth below is information regarding purchases made by directors, executive officers and then-5% Stockholders in these underwritten offerings:

Purchaser	Relationship to Company	Shares Purchased (#)	Price per Share ($/Share)	Aggregate Purchase Price ($)

STRK Stock Initial Public Offering (January 30, 2025)

Direct Purchases

Capital International Investors	5% Stockholder at the time of the offering(1)	1,875,000	80.00	150,000,000

STRF Stock Initial Public Offering (March 20, 2025)

Direct Purchases

Jane Street Group, LLC and affiliates	5% Stockholder at the time of the offering(2)	200,000	85.00	17,000,000

Directed Share Program

Phong Q. Le	Executive Officer	6,000	85.00	510,000

Andrew Kang	Executive Officer	1,500	85.00	127,500

W. Ming Shao	Former Executive Officer(3)	500	85.00	42,500

STRD Stock Initial Public Offering (June 5, 2025)

Directed Share Program

Phong Q. Le	Executive Officer	4,500	85.00	382,500

Andrew Kang	Executive Officer	2,250	85.00	191,250

W. Ming Shao	Former Executive Officer(3)	3,527	85.00	299,795

Jarrod M. Patten	Director	5,000	85.00	425,000

STRC Stock Initial Public Offering (July 24, 2025)

Direct Purchases

726 BF LLC	Affiliate of Director (Peter L. Briger, Jr.)	220,000	90.00	19,800,000

Directed Share Program

Phong Q. Le	Executive Officer	5,500	90.00	495,000

Andrew Kang	Executive Officer	2,800	90.00	252,000

W. Ming Shao	Former Executive Officer(3)	2,500	90.00	225,000

Jane A. Dietze	Director	1,500	90.00	135,000

Jarrod M. Patten	Director	5,555	90.00	499,950

(1)	Based on the 13G/A filed by Capital International Investors with the SEC on February 14, 2025 reporting ownership of Strategy securities as of December 31, 2024.
(2)	Based on the 13G/A filed by Jane Street Group, LLC and affiliated entities with the SEC on February 14, 2025 reporting ownership of Strategy securities as of December 31, 2024.
(3)

Mr. Shao retired as Executive Vice President, General Counsel & Secretary on December 1, 2025 and transitioned to a non-executive employee advisory role from December 1, 2025 through December 31, 2025, his last day with the Company.

Except as may be the case with respect to the matters discussed in the preceding paragraphs and as may otherwise be disclosed in “Executive and Director Compensation—Executive Officer Compensation” or “Executive and Director Compensation—Director Compensation,” there have been no related person transactions required to be reported pursuant to rules or regulations promulgated by the Exchange Act since the beginning of 2025.

Board of Directors

Our Board is currently comprised of Messrs. Saylor, Le, Briger, Brooks, Graham, Patten, Rickertsen and Winiarski, and Ms. Dietze. During 2025, the Board met seven times and acted by unanimous written consent eighteen times. All then-current members attended all the meetings of the Board in 2025 except Mr. Briger, who was unable to attend one meeting.

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Nasdaq Stock Market, Inc. (“Nasdaq”) Listing Rules require a majority of a listed company’s board of directors to be comprised of independent directors. In addition, Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating committees be independent. Audit committee members must also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act, and compensation committee members must also satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act. The Nasdaq independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his or her family members has engaged in various types of business dealings with us. In addition, under applicable Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. In order to be considered independent for purposes of Rule 10C-1, the board must consider, for each member of a compensation committee of a listed company, all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (1) the source of compensation of the director, including any consulting advisory or other compensatory fee paid by such company to the director; and (2) whether the director is affiliated with the company or any of its subsidiaries or affiliates.

The Board has determined that each of the Company’s non-employee directors is an independent director as defined in Rule 5605(a)(2) of the Nasdaq listing rules. The Board also determined that, Leslie J. Rechan, a former Board member until June 12, 2025 (when his Board term concluded and he did not stand for re-election), was an independent director as defined in Rule 5605(a)(2) of the Nasdaq listing rules during the period of his service on the Board in 2025. In considering director independence, the Board took into account information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships. Additionally, the Board considered two transactions disclosed by Mr. Winiarski. In the first transaction, the Company sold business analytics products and services in the ordinary course of business to an operating subsidiary company of Fanatics Holdings, Inc. to which Mr. Winiarski serves as the Chief Legal Officer. In the second transaction, a related person to Mr. Winiarski is employed by an entity to which the Company has similarly sold products and services in the ordinary course of business. Both transactions were conducted on an arm’s-length basis, with terms consistent with those available to other similar customers of the Company and neither transaction was material to the organizations involved. Additionally, neither Mr. Winiarski nor any related person had any material interest in, or received any compensation in connection with, these transactions.

Neither Mr. Saylor nor Mr. Le is an independent director under Rule 5605(a)(2) because they are our Executive Chairman and Chief Executive Officer (“CEO”), respectively. All other members of our Board are (and in 2025 were) independent directors under Rule 5605(a)(2). As such, independent directors collectively constituted during 2025, currently constitute, and following the Annual Meeting (if all nominees are elected) will constitute a majority of the Board.

The independent members of the Board regularly meet in executive sessions without any employee director or other members of management in attendance.

The Company’s certificate of incorporation and by-laws state the Company shall indemnify its directors and officers to the fullest extent permitted by Delaware law. As discussed above, Mr. Saylor and the Company were previously party to indemnification arrangements whereby Mr. Saylor personally provided directors’ and officers’ liability coverage. In June 2025, the Company bound new commercial directors’ and officers’ liability insurance policies and, after determining that such policies provide sufficient coverage, did not extend the indemnification agreements with Mr. Saylor beyond June 2025. In order to assess the independence of its non-employee directors, the Board considered its 2025 indemnification arrangements and concluded (i) because the prior arrangements were governed by binding agreements with the Company, as to which Mr. Saylor had no unilateral discretion, and were intended to replace or supplement, as applicable, an ordinary course insurance policy, they did not impair the independent judgment of the non-employee members of the Board and (ii) because its current liability insurance policies are ordinary course in nature, they likewise do not impair the independent judgment of the non-employee members of the Board.

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Audit Committee

The Board has established a standing Audit Committee in accordance with Section 3(a)(58)(A) of the Exchange Act and adopted the Amended and Restated Charter for the Audit Committee, which is publicly available on the Corporate Governance section of our website, www.strategy.com/investor-relations. The Audit Committee reviews our accounting and financial reporting processes, the internal and external audits of our financial statements, and the effectiveness of our controls over financial reporting, provides the opportunity for direct contact between our independent registered public accounting firm and the Board, and provides information about significant financial matters to the Board. Additionally, the Audit Committee is responsible for coordinating the Board’s oversight of risk assessment and management for data privacy and cybersecurity.

The Audit Committee is currently comprised of Messrs. Graham (Chair), Patten, Winiarski and Ms. Dietze. From January 1, 2025 through April 27, 2025, the Audit Committee was comprised of Messrs. Graham (Chair), Patten and Rickertsen. During 2025, the Audit Committee met five times and acted by unanimous written consent six times. All then-current members attended all the meetings of the Audit Committee in 2025.

The Board has determined that each current member of the Audit Committee meets, and during the term of his service on the Audit Committee in 2025 Mr. Rickertsen met, the Nasdaq listing rules’ definition of an independent director for audit committee purposes, as well as the independence requirements of Rule 10A-3 under the Exchange Act. The Board has designated Mr. Graham as an audit committee financial expert, as defined in Item 407(d)(5)(ii) of Regulation S-K. Additional information regarding the Audit Committee and its functions and responsibilities is included in this proxy statement under the caption “Audit Committee Report.”

Compensation Committee

The Board has established a standing Compensation Committee and adopted the Sixth Amended and Restated Charter for the Compensation Committee, which is publicly available on the Corporate Governance section of our website, www.strategy.com/investor-relations. The Compensation Committee determines the compensation arrangements of all executive officers of the Company, equity awards granted to our employees (unless otherwise delegated by the Compensation Committee, as described below) and directors, including awards under the Strategy Inc 2023 Equity Incentive Plan (as amended, the “2023 Equity Plan”), and arrangements relating to certain perquisites and personal benefits provided to our executive officers, and performs other functions related to compensation matters. The Compensation Committee may delegate any of its responsibilities to a (i) subcommittee comprised of one or more members of the Compensation Committee or (ii) subcommittee consisting of at least two members of the Compensation Committee, each of whom qualifies as a “non-employee director,” as such term is defined from time to time in Rule 16b-3 promulgated under the Exchange Act, and the rules and regulations thereunder. Further, to the extent permitted by applicable law and the applicable Company equity plan, the Compensation Committee may delegate to one or more persons (including Company officers) or bodies the power to grant equity awards to Company employees who are not directors or executive officers of the Company.

The Compensation Committee is currently comprised of Messrs. Rickertsen (Chair) and Patten. Leslie J. Rechan, a former Board member, served on the Compensation Committee from January 1, 2025 until June 12, 2025, when his Board term concluded and he did not stand for re-election. During 2025, the Compensation Committee met two times and acted by unanimous written consent eight times. All members attended all the meetings of the Compensation Committee in 2025.

The Board has determined that each member of the Compensation Committee meets, and during the term of his service on the Compensation Committee in 2025 Mr. Rechan met, the Nasdaq listing rules’ definition of an independent director for compensation committee purposes, as well as the independence requirements of Rule 10C-1 under the Exchange Act. Each current member of the Compensation Committee is, and during the term of his service in 2025 Mr. Rechan was, also a non-employee director, as defined in Rule 16b-3 under the Exchange Act. Additional information regarding the Compensation Committee and its functions and responsibilities is included in this proxy statement under the captions “Executive and Director Compensation—Compensation Discussion and Analysis” and “Executive and Director Compensation—Compensation Committee Report.”

Investments Committee

The Board has established a standing Investments Committee (the “Investments Committee”). The Investments Committee has been delegated authority to oversee transactions (including but not limited to acquisitions, dispositions, pledges or

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encumbrances) in and management of alternative assets owned by the Company, including bitcoin. Management regularly consults with the Investments Committee regarding the execution of the Company’s bitcoin strategy, including bitcoin-related opportunities, activities and arrangements, the Company’s custodial arrangements, and the implementation of the Company’s Treasury Reserve Policy.

The Investments Committee is currently comprised of Messrs. Saylor (Chair) and Graham. During 2025, the Investments Committee did not meet, but acted by unanimous written consent three times.

In August 2022, in connection with his transition to serving as the Company’s Executive Chairman, Mr. Saylor assumed the role of Chair of the Investments Committee, a position in which he provides oversight of the Company’s execution of its bitcoin strategy.

Nominating Committee

The Board has established a standing Nominating Committee and has adopted the Charter for the Nominating Committee, which is publicly available on the Corporate Governance section of our website, www.strategy.com/investor-relations. The Nominating Committee has been delegated the authority to exercise oversight of director nominations, which includes:

•	identifying individuals qualified to become Board members, consistent with criteria approved by the Board, if any;

•	recommending to the Board the nominees for election as directors at any meeting of stockholders and the persons to be elected by the Board to fill any vacancies of the Board;

•	in making such recommendations, considering candidates proposed by stockholders, if any; and

•	reviewing with the Board, on an annual basis, the requisite skills and criteria for new Board members as well as the composition of the Board and its committees.

Mr. Rickertsen is currently the sole member of the Nominating Committee. Our Board has determined that Mr. Rickertsen meets the Nasdaq listing rules’ definition of an independent director. During 2025, the Nominating Committee did not meet, but acted twice by unanimous written consent.

Pricing and Finance Committee

The Board has established a Pricing and Finance Committee (the “P&FC”). The P&FC has been delegated authority to oversee transactions relating to the Company’s capital markets strategy, including offerings of equity and fixed income instruments. Management regularly consults with the P&FC regarding the terms and conditions of its securities and management and execution of its offerings, including its ongoing at-the-market offerings of STRF Stock, STRC Stock, STRK Stock, STRD Stock and Class A Stock.

The P&FC is currently comprised of Messrs. Saylor, Graham and Rickertsen. During 2025, the P&FC met four times and acted by unanimous written consent ten times. All then-current members attended all the meetings of the P&FC in 2025, except Messrs. Saylor and Rickertsen, each of whom were unable to attend one meeting.

Board Leadership Structure

Mr. Saylor is the Chairman of the Board and is our Executive Chairman. Mr. Le is our President & CEO. Our Board has determined that separating the CEO and Chairman roles, as effected by the August 2022 transition when Mr. Le became our CEO and Mr. Saylor became our Executive Chairman, is appropriate as it allows the CEO to implement our corporate strategies and to lead and manage our day-to-day operations, while enabling the Chairman of the Board to focus on innovation and our long-term corporate strategy, while continuing to provide oversight of the Company’s bitcoin strategy as the Chairman of the Investments Committee. Having served as the Company’s CEO for more than 30 years, Mr. Saylor continues to be extremely knowledgeable about the Company’s business and strategy and, therefore, we believe it remains appropriate for him to serve as the Chairman of the Board. In addition, Mr. Saylor’s service as Chairman of the Board allows him to provide strategic input on the type and number of issues proposed for Board consideration by helping to set and approve agendas for meetings and helping to ensure appropriate discussion of Board level issues.

We do not have a lead independent director or a presiding director. However, the independent directors regularly meet in executive sessions of the Board.

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Oversight of Risk

Our Board oversees our risk management processes directly and through its committees. Our management is responsible for risk management on a day-to-day basis. The role of our Board and its committees is to oversee the risk management activities of management. They fulfill this duty by discussing with management the policies and practices utilized by management in assessing and managing risks and providing input on those policies and practices. In general, our Board oversees risk management activities relating to business strategy, capital allocation, organizational structure, and certain operational risks. Our Audit Committee oversees risk management activities relating to financial controls, and legal and compliance risks, and coordinates the Board’s oversight of data privacy and cybersecurity risks. Our Compensation Committee oversees risk management activities relating to the Company’s compensation policies and practices, and our Investments Committee analyzes and considers investment and financial risks in connection with the execution of our bitcoin strategy. In addition, since risk issues often overlap, committees from time to time can request that the full Board discuss particular risk issues.

Director Candidates

As noted above, we have established a Nominating Committee, which is responsible for evaluating and recommending director nominees to our Board. The Nominating Committee will, from time to time, evaluate biographical information and background materials relating to potential candidates and interview selected candidates. The Nominating Committee may also use a third-party search firm to identify director candidates in situations where particular qualifications are required or where existing contacts are not sufficient to identify an appropriate candidate.

In considering whether to nominate any particular candidate for election to the Board, the Nominating Committee uses various criteria to evaluate each candidate, including each candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, conflicts of interest, and ability to act in the interests of our stockholders.

In addition, the Board has adopted a Board Diversity Policy, under which the pool of candidates from which Board nominees are chosen is required to include candidates who are diverse with respect to gender, race, ethnicity and/or membership in a historically underrepresented group. In addition, the Nominating Committee is required, in selecting Board nominees, to consider candidates from both corporate positions beyond the executive suite and non-traditional environments, including government, academic, and nonprofit organizations. The Nominating Committee will assess the effectiveness of the Board Diversity Policy whenever it considers adding one or more new directors by subjectively considering the extent to which candidates who are diverse with respect to gender, race, ethnicity and/or membership in a historically underrepresented group were identified for consideration in accordance with the Board Diversity Policy. The Nominating Committee also considers whether a potential nominee would satisfy the Nasdaq listing rules’ definition of an independent director and the SEC’s definition of an audit committee financial expert. The Nominating Committee does not set specific minimum qualifications or assign specific weights to particular criteria and no particular criterion is a prerequisite for a prospective nominee.

We do not have a formal policy with respect to the consideration of director candidates recommended by our stockholders. Stockholder recommendations relating to director nominees or other proposals may be submitted in accordance with the procedures set forth above under “Information Regarding the Annual Meeting of Stockholders—Stockholder Proposals.” Any stockholder nominations proposed for consideration should include the nominee’s name and qualifications. Such nominations will be evaluated in the same manner as nominations by members of the Board, management, or other parties. Stockholders may also send communications to the Board in accordance with the procedures set forth below under “Corporate Governance and the Board of Directors and its Committees—Communicating with the Board of Directors.”

The Nominating Committee has used in the past, and may in the future use, third-party search firms to identify director candidates. In 2025, the Nominating Committee did not engage third-party search firms to assist in identifying and screening potential director candidates.

Directors’ Attendance at Annual Meeting of Stockholders

Although we do not have a policy with respect to directors’ attendance at our Annual Meeting, all directors are encouraged to attend the Annual Meeting. All then-current members of the Board attended the 2025 Annual Meeting of Stockholders, which was held in virtual format only, except for Leslie J. Rechan, whose term ended at the time of the meeting and who did not stand for re-election.

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Communicating with the Board of Directors

Stockholders who wish to send communications to the Board may do so by writing to the General Counsel of Strategy, c/o Strategy Inc, 1850 Towers Crescent Plaza, Tysons Corner, Virginia 22182. The mailing envelope must clearly indicate that the enclosed letter is a “Stockholder-Board Communication.” All such letters must identify the author as a stockholder and include the stockholder’s full name, address, and a telephone number. If the letter is intended for a specific Board member, the name of such Board member should be noted in the communication. The General Counsel will forward any such correspondence to the intended recipient. However, prior to doing so, the General Counsel or his designee will review such correspondence and, in his or her discretion, may not forward communications that relate to ordinary business affairs, communications that are primarily commercial in nature or personal grievances, or communications that relate to an improper or irrelevant topic or are otherwise inappropriate for the Board’s or any individual Board member’s consideration.

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Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors, officers, and holders of more than 10% of any class of our equity securities registered pursuant to Section 12 of the Exchange Act to file reports of their ownership and changes in ownership of such securities with the SEC. Based solely on our review of the reports filed during 2025 and written representations from our directors and officers that no other reports were required, all Section 16(a) filing requirements were satisfied with respect to 2025.
Code of Ethics
The Board, through its Audit Committee, has adopted a Code of Ethics that applies to Strategy’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and such other personnel of Strategy or its majority-owned subsidiaries as may be designated from time to time by the Chair of the Audit Committee. The Code of Ethics, as amended, is publicly available on the Corporate Governance section of our website,
www.strategy.com/investor-relations
. We intend to disclose any amendments to the Code of Ethics or any waiver from a provision of the Code of Ethics on the Corporate Governance section of our website,
www.strategy.com/investor-relations
.
Clawback Policy
The Board has adopted a clawback policy in compliance with Nasdaq listing rule 5608 and Rule
10D-1
of the Exchange Act effective October 2, 2023. This clawback policy applies to current or former officers of the Company (as defined in
Rule 16a-1(f)
under the Exchange Act or to the extent Nasdaq listing rule 5608 otherwise provides, such officers as provided under Rule 5608) (“Covered Officers”) and requires us, subject to limited exemptions provided by Nasdaq rules, to act to recover incentive-based compensation erroneously received on or after October 2, 2023 by our current or former Covered Officers and within the three fiscal years preceding the date an accounting restatement is determined to be required. For more information, see our Dodd-Frank Compensation Recovery Policy, which is included as an exhibit to our Annual Report on Form
10-K
for the fiscal year ended December 31, 2025.
Insider Trading Policy
Our Board has adopted an insider trading policy governing the purchase, sale, disposition and other transactions in our securities by our directors, officers, employees and certain other covered persons. We believe our insider trading policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and Nasdaq listing standards. The policy prohibits our directors, officers, employees and certain other covered persons from illegally trading in Company securities, including common stock, debt securities, preferred stock and related derivative securities while aware of material non-public
information about the Company or its securities. Additionally, Company personnel and related persons are prohibited from trading securities during “Special
Non-Trading
Windows” (as defined in the insider trading policy), and certain individuals must receive pre-clearance
from certain designated compliance officers of the Company prior to engaging in transactions in our securities. Our insider trading policy is filed as an exhibit to our Annual Report on
Form 10-K
for the year ended December 31, 2025.

Strategy | 2026 Proxy Statement	23

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

Overview

This section explains our executive compensation philosophy and objectives, how our objectives are implemented, the elements of our executive compensation program, and the decisions made with respect to 2025 regarding the compensation of each of our executive officers who served in 2025. We refer to the following individuals in our Compensation Discussion and Analysis as our “executive officers”:

Michael J. Saylor Executive Chairman & Chairman of the Board	Phong Q. Le President & Chief Executive Officer

Thomas C. Chow Executive Vice President, General Counsel & Secretary	Andrew Kang Executive Vice President & Chief Financial Officer

All of these individuals and W. Ming Shao, who served as our Executive Vice President, General Counsel & Secretary during a portion of 2025 and retired from this position effective as of December 1, 2025 (and transitioned to a non-executive employee advisory role from December 1, 2025 through December 31, 2025, his last day with the Company), constitute our “named executive officers” for 2025 (as defined in Item 402(a)(3) of Regulation S-K).

General Philosophy and Compensation Objectives: Performance, Alignment, and Retention

The goal of our compensation program for our executive officers is the same as our goal for operating the Company—to create long-term value for our stockholders. In furtherance of this goal, our executive compensation program is designed to achieve the following objectives:

•	Individual Performance: reward, motivate, and provide incentives for exceptional individual performance and effective leadership by our executive officers;

•	Company Performance: reward executive officers for superior financial and operating results of the Company;

•	Stockholder Alignment: align our executive officers’ interests with those of our stockholders; and

•	Recruiting and Retention: attract and retain executive officers who may be presented with other professional opportunities.

These objectives serve as the basis for determining the overall compensation of each executive officer, all in the context of general economic and industry conditions and Company performance.

Key elements of our executive compensation program for 2025 that were designed to achieve these objectives included:

•

Base Salary: a base salary for each of our executive officers (other than Mr. Saylor) designed to help retain and reward them for overall performance (and in the case of Mr. Chow, to also help attract him to the Company);

•

Annual Cash Bonus: a discretionary annual cash bonus target for our executive officers (other than Mr. Saylor) designed to help retain, reward, and motivate them based on a subjective evaluation of their achievement of strategic, operational, and financial objectives in their areas of responsibility that support our goal of enhancing stockholder value (and in the case of Mr. Chow, to also help attract him to the Company);

•	One-Time Reporting Bonus: a one-time reporting bonus for Mr. Chow in connection with the commencement of his employment with the Company; and

•

Long-term Incentives: long-term incentives in the form of stock options, RSUs and PSUs granted to each of Messrs. Le, Kang and Shao, and in the form of stock options and RSUs to Mr. Chow, in each case under the 2023 Equity Plan and which in each case were designed to provide them with long-term performance-based incentives intended to encourage retention (and in the case of Mr. Chow, to attract him to the Company) and further align their interests with those of our stockholders.

24	Strategy | 2026 Proxy Statement

We also provided each of our executive officers with certain perquisites and other benefits in 2025 that the Compensation Committee believed were reasonable and consistent with the objectives of our executive compensation program. Perquisites comprised the most significant portion of Mr. Saylor’s 2025 compensation, principally as a result of security and transportation-related benefits and associated tax gross-up payments that are discussed below.

In determining executive officer compensation for 2025, the Compensation Committee considered the stockholder support that the “say-on-pay” proposal received at our 2023 Annual Meeting of Stockholders (other than with respect to the compensation offered to Mr. Chow to help attract him to the Company). We believe that our compensation program is effectively designed to implement our objectives and is aligned with the interests of our stockholders.

Implementing Our Objectives

Role of the Compensation Committee

Our Compensation Committee has the authority and responsibility to develop, adopt, and implement compensation arrangements for all executive officers, which includes the authority and responsibility to determine the grant of equity awards under the 2023 Equity Plan for all executive officers.

Role of the Compensation Consultant

In 2024, the Compensation Committee engaged Willis Towers Watson US LLC (“WTW”) as its independent compensation consultant to assist the Compensation Committee in evaluating the Company’s executive compensation program. The Compensation Committee requested that WTW conduct a competitive benchmarking assessment of executive compensation to inform the Compensation Committee’s determinations regarding executive compensation for 2025. The analysis evaluated base salary, target total cash compensation (base salary plus target annual bonus), and target total direct compensation (including long-term equity incentives) using both peer company proxy disclosures and survey data from WTW’s technology industry executive compensation database. The benchmarking analysis served as one input into the Compensation Committee’s compensation decisions, together with other considerations as discussed further below, including individual performance and the strategic importance of each role. WTW did not provide any other services to us or our affiliates during 2025 and the work of WTW for the Compensation Committee did not result in any conflicts of interest.

Given the Company’s business model, which combines enterprise software operations with a digital asset treasury strategy, WTW developed two peer groups intended to reflect the Company’s bifurcated value creation model.

Enterprise Software Peer Group: The enterprise software peer group consists of companies engaged primarily in the development and sale of enterprise software products and services that are generally comparable to the Company’s software business:

• C3.ai, Inc.	• Five9, Inc.	• nCino, Inc.	• Varonis Systems, Inc.

• Clearwater Analytics Holdings, Inc.	• GitLab Inc.	• Pegasystems Inc.	• Verint Systems Inc.

• Domo, Inc.	• Guidewire Software, Inc.	• Qualys, Inc.

• EverCommerce Inc.	• Intapp, Inc.	• SPS Commerce, Inc.

As of November 2024, this peer group had a median annual revenue of approximately $554 million and a median market capitalization of approximately $4.8 billion.

Strategy | 2026 Proxy Statement	25

Digital Assets and High Market Capitalization Peer Group: The digital assets and high market capitalization peer group consists of larger technology, financial technology, and digital asset-related companies that reflect the Company’s capital markets profile and bitcoin treasury strategy:

• BlackRock, Inc.	• CrowdStrike Holdings, Inc.	• Fortinet, Inc.	• Palantir Technologies Inc.

• Block, Inc.	• Fiserv, Inc.	• PayPal Holdings, Inc.	• Workday, Inc.

• Coinbase Global, Inc.

As of November 2024, this peer group had a median annual revenue of approximately $7.3 billion and a median market capitalization of approximately $87.0 billion.

As of November 2024, our market capitalization was the highest among our enterprise software peer group and at the 62nd percentile relative to our digital assets and high market capitalization peer group. Additionally, our revenue was the lowest among our digital assets and high market capitalization peer group and at the 35th percentile relative to our enterprise software peer group.

The Compensation Committee primarily referred to the enterprise software peer group when evaluating compensation for executives responsible for the Company’s software operations and referred to the digital assets and high market capitalization peer group when evaluating compensation for Messrs. Le, Kang and Shao, whose responsibilities contribute, or, in the case of Mr. Shao, contributed, significantly to the Company’s bitcoin treasury and capital markets strategy.

Determining Compensation

The Compensation Committee’s executive compensation decisions are primarily based on a holistic evaluation of market data and internal considerations, including the peer group benchmarking analysis described above, a review of our performance and a subjective assessment of each executive officer’s performance during the year against strategic, operational, and financial objectives.

The Compensation Committee takes into account the scope of each executive officer’s responsibilities, unique leadership skills and management experience, strengths and abilities in his respective area of responsibility, employment and compensation history with us, overall compensation arrangements, and long-term potential to enhance stockholder value, all in the context of general economic and industry conditions, Company performance, and the executive compensation practices of the companies in our peer group.

As discussed in greater detail below, in light of the significant value that our executive officers have generated for our stockholders through the execution of our bitcoin strategy since our adoption of this strategy in 2020, the Compensation Committee also considers the contributions of officers who are most critically involved in the execution of our enterprise software operations and bitcoin strategy when making compensation determinations. Specific factors that may affect executive compensation decisions include:

•	achievement of strategic, operational and financial objectives, such as execution of our bitcoin and business software strategies, operational excellence and revenue growth;

•	operational, financial, and human capital management initiatives;

•	technological innovation and product release execution;

•	oversight of corporate governance, commercial contracts, legal risk management, and other legal matters;

•	leadership skills, management experience, compensation history, market competition for talented executives with comparative experience; and

•	overall Company performance as well as general economic and industry conditions.

The Compensation Committee determines the appropriate mix of compensation elements for each executive officer in a manner that it believes is consistent with the executive officer’s role and contributions to the Company. The Compensation Committee incorporates flexibility into its compensation program and the assessment process to respond to and adjust for an evolving and dynamic business environment.

26	Strategy | 2026 Proxy Statement

The Compensation Committee generally makes determinations regarding adjustments to base salary and annual discretionary cash bonus targets for our executive officers in the first quarter of each year. Determinations regarding the payment of bonuses to executive officers based on the prior year’s performance are generally made in the first quarter of the following year. In the first quarter of 2025, the Compensation Committee established the discretionary bonus targets for Messrs. Le, Kang and Shao with respect to 2025. The Compensation Committee also established a discretionary bonus target for Mr. Chow with respect to 2025 in his offer letter, as discussed further below. In the first quarter of 2026, the Compensation Committee made bonus determinations with respect to 2025 for all executive officers, including Mr. Shao, who served as an executive officer through November 30, 2025 and then as a non-executive employee advisor from December 1, 2025 until his retirement from the Company on December 31, 2025. The Compensation Committee did not assign relative weights to Company and individual performance in establishing these compensation arrangements, but instead made respective subjective determinations after considering such performances collectively.

The Compensation Committee awarded executive compensation for 2025 based on a subjective determination of the factors discussed above as well by reference to benchmarking data from the peer groups described above. In particular, the Compensation Committee considered WTW’s observations that, when compared to the enterprise software peer group, the Company’s executive compensation levels for 2024 were generally positioned at or above the upper end of the competitive range for certain elements of compensation, with the total cash compensation for the executives above the 75th percentile, while the total target compensation (including both cash and equity compensation) for Mr. Le positioned slightly below the 75th percentile, for Mr. Kang above the 75th percentile, and Mr. Shao above the median. In contrast, when compared to the digital assets and high market capitalization peer group, executive compensation levels for 2024 were generally positioned closer to the median or below for several elements of compensation. For instance, total cash compensation for the executives was near the median, while long-term equity incentive and total direct compensation for Mr. Le fell below the 25th percentile, for Mr. Kang fell between the 25th and 50th percentile, and for Mr. Shao was aligned with the market median. The Compensation Committee considered these observations in light of the Company’s unique operating profile, including its enterprise software operations and bitcoin treasury strategy, as well as the Company’s market capitalization and revenue compared with the peer groups.

Employment and Severance Agreements

Messrs. Saylor and Le do not have, and Mr. Shao did not have, standing employment, severance, or change-of-control agreements.

•

Mr. Kang’s offer letter in connection with the commencement of his employment with the Company includes a severance arrangement in the event that his employment is terminated without cause, as defined in the offer letter, in an amount equal to twelve (12) months of base salary and an additional amount to be determined by the Company not to exceed his annual bonus potential prorated for the time he worked in that year up through his termination date, contingent on signing and not revoking a general release of claims against the Company.

•

Mr. Chow’s offer letter in connection with the commencement of his employment with the Company includes (i) a one-time reporting bonus of $100,000, (ii) a relocation reimbursement of $150,000 for expenses relating to his relocation to the Company’s headquarters on or before February 1, 2026, (iii) a reimbursement for reasonable expenses commuting to and from the Company’s headquarters prior to relocating on or before February 1, 2026, and (iv) a severance arrangement in the event that his employment is terminated without cause, as defined in his offer letter, in which Mr. Chow would receive (a) a lump sum payment in an amount equal to six (6) months of base salary at the rate in effect immediately prior to the termination date and (b) continued health benefits coverage for a period of six (6) months following the termination of Mr. Chow’s group insurance coverage. The amounts and benefits described in (iv)(a) and (iv)(b) would be paid or provided only if Mr. Chow signs and does not revoke a general release of claims against the Company. The offer letter also initially contemplated that management would recommend to the Board (or a designated committee) the grant to Mr. Chow of RSUs and stock options having values of approximately $1,250,000 and $2,500,000, respectively. However, after further negotiations with Mr. Chow and deliberations among management, management recommended and the Compensation Committee subsequently approved RSU and option awards to Mr. Chow with values of approximately $2,400,000 and $1,350,000, respectively.

Our Executive Chairman and President & CEO serve at the will of the Board, and the other executive officers serve at the will of the Board and the President & CEO. This approach is consistent with our employment and compensation philosophy that relies significantly upon providing incentives based on performance and aligning the interests of executive officers with those of our stockholders.

Strategy | 2026 Proxy Statement	27

Equity Ownership Guidelines

As of April 1, 2026, Mr. Saylor was deemed to own 19,616,680 shares of Class B Stock, and 372,575 shares of Class A Stock held by a charitable foundation for which Mr. Saylor serves as the sole trustee and as to which Mr. Saylor disclaims beneficial ownership, collectively representing 37.6% of the total voting power of the Company and beneficial ownership of 6.1% of our Class A Stock (see footnote (1) to the table set forth above in “Security Ownership of Certain Beneficial Owners and Management” for information about the calculation of total voting power and beneficial ownership of Class A Stock). Given the significant equity stake already held by Mr. Saylor, we do not believe that any equity ownership guidelines would be meaningful.

Prohibition on Hedging Transactions

Our insider trading policy prohibits our directors, officers, and employees (and anyone acting on their behalf) from engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our securities.

Elements Used to Achieve 2025 Compensation Objectives

The principal elements of our 2025 compensation program for each of our named executive officers were the following:

•	Michael J. Saylor: perquisites consisting principally of security and transportation-related benefits and associated tax gross-up payments.

•	Phong Q. Le: a base salary, a discretionary annual cash bonus target, stock options, RSUs and PSUs.

•	Andrew Kang: a base salary, a discretionary annual cash bonus target, stock options, RSUs and PSUs.

•	W. Ming Shao: a base salary, a discretionary annual cash bonus target, stock options, RSUs and PSUs.

•

Thomas C. Chow: a base salary, a discretionary annual cash bonus target, and stock options and RSUs. In addition, Mr. Chow’s compensation for 2025 included a one-time reporting bonus in connection with his joining the Company.

We also provided each of our executive officers with certain perquisites and other benefits in 2025 that the Compensation Committee believes are reasonable and consistent with the objectives of our executive compensation program. Each of these compensation elements satisfy one or more of our performance, alignment, recruitment, and retention objectives, as described more fully below.

Base Salary

We provide cash compensation in the form of base salary to help (i) attract and retain talented executive officers and (ii) reward overall performance by our executive officers. For 2025, a competitive base salary was an important component of compensation as it provided a degree of financial stability for each of our executive officers other than Mr. Saylor.

In September 2014, at Mr. Saylor’s request, the Compensation Committee reduced Mr. Saylor’s annual base salary to $1. The Compensation Committee considered that following the reduction in Mr. Saylor’s salary and elimination of his incentive cash bonus arrangement, substantially all of Mr. Saylor’s non-perquisite compensation would be directly tied to the Company’s stock performance based on equity awards received by Mr. Saylor prior to 2025, which is consistent with the Company’s compensation policies approved by stockholders at our 2023 Annual Meeting of Stockholders, and that such change would not adversely impact his financial stability. The Compensation Committee considered Mr. Saylor’s compensation arrangements in each of February 2025 and February 2026 and, in each case at Mr. Saylor’s request, left his annual base salary at $1.

28	Strategy | 2026 Proxy Statement

In February 2025, the Compensation Committee approved the base salaries for Messrs. Saylor, Le, Kang and Shao, effective January 1, 2025, as indicated in the table below. In November 2025, the Compensation Committee also approved the base salary for Mr. Chow, effective December 1, 2025, as indicated in the table below. In February 2026, the Compensation Committee approved the base salaries for Messrs. Saylor, Le, Kang and Chow, effective January 1, 2026, as indicated in the table below.

	Base Salary as of January 1, 2024 ($)	Base Salary as of January 1, 2025 ($)	Base Salary as of January 1, 2026 ($)
Michael J. Saylor	1	1	1
Phong Q. Le	1,000,000	1,100,000	1,100,000
Andrew Kang	640,000	700,000	700,000
W. Ming Shao(1)	640,000	700,000	—
Thomas C. Chow(2)	—	—	600,000

(1)

Mr. Shao retired from his position as Executive Vice President, General Counsel & Secretary effective as of December 1, 2025 and transitioned to a non-executive employee advisory role from December 1, 2025 through December 31, 2025, his last day with the Company.

(2)	Mr. Chow’s base salary was effective as of December 1, 2025, the date on which his employment with the Company commenced, and prorated for the balance of the 2025 fiscal year.

In making these determinations with respect to 2025, the Compensation Committee made subjective determinations that the amounts of base salary were appropriate and in so doing considered the following general factors:

•

each executive officer’s individual performance, as measured against various strategic, operational, and financial objectives in such executive officer’s area of responsibility such as operational excellence and revenue growth, as well as:

Phong Q. Le: executing on the Company’s bitcoin-related initiatives and overall business strategy, including structuring and conducting the Company’s capital markets and other treasury-related transactions, which resulted in the Company achieving a BTC Yield (defined as the percentage change during a period in the ratio between the Company’s bitcoin holdings and its assumed diluted shares outstanding) of 74.3% in 2024, driving the Company’s business transformation initiative, and leading the Company’s software business;

Andrew Kang: leading the Company’s financial, accounting, tax and treasury activities, including implementing the Company’s bitcoin strategy and capital markets transactions, which resulted in the Company achieving a BTC Yield of 74.3% in 2024, and driving the Company’s business transformation initiative especially as it pertained to cost, accounting and operational areas relating to our software business; and

W. Ming Shao: leading the Company’s corporate governance, securities, contracts, and legal risk management activities, including implementing the Company’s bitcoin strategy and capital markets transactions, which resulted in the Company achieving a BTC Yield of 74.3% in 2024, and driving the Company’s business transformation initiative especially as it pertained to the contracting process for our software business.

•

each executive officer’s job responsibilities as we implemented new business initiatives, including our business transformation initiative, focusing on revenue growth, and our adjusted strategic plan for an evolving business environment;

•

each executive officer’s strengths and abilities in his respective field, leadership skills, management experience, employment and compensation history, overall compensation arrangements, and long-term potential to enhance stockholder value;

•	the competitive market for talented executives with comparable experience and expertise; and

•	the Company’s performance over the prior several quarters and motivation to grow the business in the future, as well as general economic and industry conditions.

With respect to Mr. Chow for 2025, the Compensation Committee considered his anticipated job responsibilities, strengths, leadership skills, employment history, long-term potential to enhance stockholder value and the competitive market for talented executives with comparable experience.

Strategy | 2026 Proxy Statement	29

In addition, in making their determinations with respect to 2025 base salaries, the Compensation Committee considered analyses received from WTW regarding executive compensation in the Company’s digital assets and high market capitalization peer group. The WTW analysis indicated that, while the Company’s executive compensation for 2024 was generally competitive on a total compensation basis, total target cash compensation was positioned between the 25th and 50th percentile for Mr. Le, slightly above the 50th percentile for Mr. Kang and above the 50th percentile for Mr. Shao.

Taking into consideration the aforementioned factors, and in light of the Company exceeding overall targeted performance for 2024 and the WTW analysis, the Compensation Committee determined to increase the base salaries for Messrs. Le, Kang and Shao for 2025 relative to 2024. With respect to 2026 base salaries, the Compensation Committee determined that, in consideration of the various factors discussed below, under “Cash Bonuses”, the base salary levels for Messrs. Le, Kang and Chow were appropriately positioned relative to competitive market ranges and overall business performance such that no further increases were made for 2026.

Each position is unique, not only in function, but also in terms of the market norms for compensation and the pool of potential executives who may be available to fill that particular role. Given these unique conditions, determinations regarding base salaries are unique to each executive officer and do not necessarily reflect any comparative judgments.

Cash Bonuses

Our cash bonus compensation is designed to help (i) attract and retain talented executive officers, (ii) reward achievement of strategic, operational, and financial objectives that support our goal of enhancing stockholder value, and (iii) motivate executive officers to achieve superior performance in their areas of responsibility. Together with equity awards, our cash bonus compensation program is one of the main vehicles for providing performance-based compensation to executive officers. The Compensation Committee considers various factors in determining the form and structure of the cash bonus arrangement that is most appropriate for attracting, retaining, rewarding, and motivating the individual executive officer.

No Saylor Cash Bonus

In September 2014, at Mr. Saylor’s request, the Compensation Committee eliminated Mr. Saylor’s incentive cash bonus arrangement. The Compensation Committee considered that, following the reduction in Mr. Saylor’s salary and elimination of his incentive cash bonus arrangement, substantially all of Mr. Saylor’s non-perquisite compensation would be directly tied to the Company’s stock performance based on equity awards received by Mr. Saylor prior to 2025, which is consistent with the Company’s compensation policies approved by stockholders at our 2023 Annual Meeting of Stockholders, and that such change would not adversely impact his financial stability. Mr. Saylor realized approximately $363.5 million of value upon exercise of these equity awards in 2024. The Compensation Committee considered Mr. Saylor’s compensation arrangements in each of February 2025 and February 2026 and, in each case at Mr. Saylor’s request, and taking into account the value Mr. Saylor had received upon exercise of the previously granted equity awards in 2024 as well, did not establish a cash bonus arrangement for him for either 2025 or 2026.

Annual Cash Bonuses

For 2025, compensation for Messrs. Le, Kang, Shao and Chow included a discretionary annual cash bonus target determined by the Compensation Committee based on its subjective evaluation of the appropriate targets to help retain, reward and motivate them and, in connection with Mr. Chow, also to recruit him. In addition, Mr. Chow’s compensation for 2025 included a one-time reporting bonus of $100,000 to help recruit him to the Company.

In setting the discretionary annual cash bonus targets for Messrs. Le, Kang and Shao for 2025, the Compensation Committee considered the analyses received from WTW regarding executive target bonuses as a percentage of base salary in the Company’s digital assets and high market capitalization peer group as well as the same factors described above with respect to base salary determinations. Based on this review, the Compensation Committee noted that the Company’s 2024 bonus targets were generally below the median for the digital assets and high market cap peer group, with Mr. Le’s target bonus below the 25th percentile and Mr. Kang’s target bonus positioned between the 25th and 50th percentile. Proxy data for Mr. Shao was not available; however, the Compensation Committee determined that his 2024 target bonus fell between the 50th and 75th percentiles of WTW’s survey data companies with annual revenue of up to $10 billion.

30	Strategy | 2026 Proxy Statement

After considering the WTW analysis, the Company’s performance in 2024, and the roles and responsibilities of each executive officer, the Compensation Committee approved adjustments to certain executive officer target bonuses for 2025. In particular, the Compensation Committee increased Mr. Le’s target bonus to $1.3 million and Mr. Kang’s target bonus to $600,000 to better align their target total cash compensation with the competitive market data reviewed by the Compensation Committee. The Compensation Committee determined that Mr. Shao’s target bonus of $500,000 remained appropriate in light of market data and the overall competitiveness of his total compensation package. With respect to Mr. Chow’s pro-rated target bonus for 2025, the Compensation Committee considered his anticipated job responsibilities, strengths, leadership skills, employment history, long-term potential to enhance stockholder value and the competitive market for talented executives with comparable experience.

When the Compensation Committee established the bonus targets for Messrs. Le, Kang and Shao, management recommended that, in assessing the Company’s performance for 2025, the Compensation Committee should consider achievement of the following goals:

•

operational goals relating to: (A) continued migration to the Company’s cloud product offering, (B) growth of sales of the Company’s AI product offering, (C) new customer sales, (D) sales through channel partners, and (E) demonstrated improvement in the Company’s internal velocity; and

•	corporate financial goals relating to growth in revenue and non-GAAP operating margin (with appropriate adjustments for, among other items, non-cash impacts of the Company’s digital asset holdings).

The Compensation Committee believed that a discretionary annual cash bonus arrangement was an appropriate mechanism for retaining, rewarding, motivating and recruiting, Messrs. Le, Kang, Shao and Chow, as applicable, with respect to 2025 because each of these executive officers was responsible for, among other things, strategic and operational objectives that cannot always be measured by traditional financial metrics.

In 2025, the Company continued its transformation as a bitcoin treasury company, as it raised approximately $25.3 billion in equity and debt financings, structured and executed offerings of five novel preferred stock “digital credit” instruments, and purchased 225,030 bitcoins. Given the importance of the bitcoin strategy to value generation for the Company, the Compensation Committee, in determining the bonus awards for Messrs. Le, Kang, Shao and Chow with respect to 2025, subjectively assessed each applicable executive officer’s overall contribution to the bitcoin strategy, and his performance and achievement of various strategic, operational, and financial objectives in relation to the target bonus amount that was previously established for each applicable executive officer, all in the context of general economic and industry conditions and Company performance. As a result, the Compensation Committee considered the following factors:

•

for Mr. Le, executing on the Company’s bitcoin-related initiatives and overall business strategy, including structuring and conducting the Company’s capital markets and other treasury-related transactions, leading the continued business transformation initiative of the Company as well as the Company’s software business, and his bitcoin advocacy and government affairs leadership;

•	for Mr. Kang, leading the Company’s financial, accounting, tax and treasury activities, including executing the Company’s bitcoin, capital markets and capital management strategies; and

•

for Messrs. Shao and Chow, leading the Company’s corporate governance, securities, contracts, and legal risk management activities, including managing complex litigation matters and supporting the Company’s bitcoin, capital markets and capital management strategies.

The Compensation Committee also considered:

•

each executive officer’s job responsibilities as the Company implemented new business initiatives, focused on revenue growth, and adjusted its strategic plan for an evolving business environment, including with respect to the Company’s business transformation initiative;

•

each executive officer’s strengths and abilities in his areas of responsibility, leadership skills, management experience, employment and compensation history, including the value of outstanding equity awards and amounts previously realized under previously granted equity awards, overall compensation arrangements, and long-term potential to enhance stockholder value;

•	the competitive market for talented executives with comparable experience and expertise; and

Strategy | 2026 Proxy Statement	31

•	the Company’s performance over the prior several quarters as well as general economic and industry conditions.

Upon the recommendation of management, the Compensation Committee subjectively determined that each executive officer achieved approximately 90% of his objectives for the software business, and 90% of his objectives for the bitcoin strategy. Based on this assessment, the Compensation Committee determined that overall corporate performance supported a baseline bonus achievement level of approximately 90%. The Committee then exercised discretion to adjust individual payouts based on each executive officer’s specific contributions.

Accordingly, in the first quarter of 2026, the Compensation Committee determined the cash bonus awards for Messrs. Le, Kang, Shao and Chow with respect to performance in 2025 as follows:

	Individual Annual Cash Bonus Target for 2025 ($)	Achievement Percentage (%)	Individual Bonus Payout ($)

Phong Q. Le	1,300,000	95	1,235,000

Andrew Kang	600,000	85	510,000

W. Ming Shao	500,000	90	450,000

Thomas C. Chow	450,000	90	33,750	(1)

(1)	Mr. Chow’s discretionary bonus was pro-rated from December 1, 2025, the date on which his employment with the Company commenced.

Equity Awards

In September 2013, the Board adopted the 2013 Equity Plan, and in April 2023, the Board adopted the 2023 Equity Plan, in each case in order to enhance our ability to attract, retain, reward, and motivate persons who are expected to make important contributions to the Company, and to provide such persons with equity ownership opportunities and performance-based incentives that are intended to further align their long-term interests with those of our stockholders.

The 2023 Equity Plan replaced the 2013 Equity Plan, though certain awards under the 2013 Equity Plan as of the effective date of the 2023 Equity Plan remain outstanding. Employees, officers, directors, consultants, and advisors (as the terms consultants and advisors are defined and interpreted for purposes of Form S-8 under the Securities Act or any successor form) of the Company may be granted awards under the 2023 Equity Plan. As of April 1, 2026, an aggregate of 2,748,465 shares of our Class A Stock are authorized for issuance under the 2023 Equity Plan. No additional awards may be issued under the 2013 Equity Plan. The 2023 Equity Plan provides for the grant of incentive stock options intended to qualify as such under Section 422 of the Code, non-statutory stock options, restricted stock, RSUs, stock appreciation rights, other stock-based awards, and cash-based awards. Any type of award granted under the 2023 Equity Plan may be granted subject to the achievement of specified performance goals.

In 2023, based upon advice from WTW, the Compensation Committee granted PSUs to executive officers for the first time, and transitioned to a targeted allocation of equity award value of approximately 40% to stock options, 40% to PSUs and 20% to RSUs for executive officers. In 2024 and 2025, the Compensation Committee continued its practice of granting equity awards to executive officers targeting a 40% / 40% / 20% allocation among stock options, PSUs and RSUs, but in recognition of the importance of the Company’s bitcoin strategy to stockholder value, the Compensation Committee also granted additional equity awards in the form of RSUs to Messrs. Le, Kang and Shao, as well as other personnel, who made and were expected to continue to make significant contributions to the Company’s bitcoin strategy.

In granting equity awards, the Compensation Committee, based on recommendations from the President & CEO, made subjective evaluations of appropriate award amounts to help attract, retain, reward, and motivate the applicable executive officer based on the scope of the executive officer’s responsibilities, employment, and compensation history with us, overall compensation arrangements, including outstanding equity awards held by the executive officer, and long-term potential to enhance stockholder value, all in the context of general economic and industry conditions and Company performance. The Compensation Committee generally targeted for each of the executive officers a total value of equity awards in the upper quartile relative to the Company’s digital assets and high market capitalization peer group.

32	Strategy | 2026 Proxy Statement

In March 2025, the Compensation Committee granted the following awards under the 2023 Equity Plan to the named executive officers other than Mr. Chow, who had not yet joined the Company:

	Stock Options	PSUs	RSUs

Phong Q. Le	12,207	9,277	17,892

Andrew Kang	4,359	3,313	8,284

W. Ming Shao	2,616	1,988	7,621

In December 2025, the Compensation Committee granted the following awards under the 2023 Equity Plan to Mr. Chow in connection with the commencement of his employment with the Company:

	Stock Options	RSUs

Thomas C. Chow	9,843	11,772

In each case, the awards were granted on the terms and conditions as described below. All outstanding awards are also subject to such other terms and conditions as are set forth in the applicable plan and the applicable award agreement.

Stock Options

Outstanding stock options generally vest as to 25% of the original number of shares subject to the award on the first anniversary of the grant date and as to an additional 25% on each anniversary thereafter until the award is vested in full, unless earlier terminated in accordance with the terms of the applicable equity plan or the applicable award agreement; provided that awards granted to executive officers will vest in full, to the extent not already vested, upon the occurrence of a “change in control event” if the executive officer is terminated without “cause” by the Company or resigns for “good reason” (in each case as defined in the applicable award agreement) within 12 months following the change in control event or if the acquiring company does not assume the award or substitute equivalent awards.

The outstanding stock options have an exercise price per share equal to the closing sale price of our Class A Stock as quoted on Nasdaq on the grant date and expire ten years following the grant date.

If a stock option recipient dies or becomes disabled before the final exercise date of an option then (i) solely in connection with the death of the recipient, the option shall become vested and exercisable in full immediately and (ii) in connection with either the death or disability of the recipient, the option shall be exercisable within one year of the date of such death or disability; provided that such option shall be exercisable only until the final exercise date.

If a stock option recipient ceases to be eligible to receive award grants under the applicable plan, including through termination of employment without cause, the stock option recipient generally retains the right to exercise his or her option to the extent that the option was exercisable on the date of such cessation for a period of three months after such cessation. However, if the stock option recipient is terminated for cause, the stock option recipient’s right to exercise his or her option terminates in full immediately upon such termination, and if the stock option recipient violates the non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement, or other agreement between the stock option recipient and the Company, the stock option recipient’s right to exercise his or her option terminates in full immediately upon such violation.

RSUs

Outstanding RSUs generally vest as to 25% of the original number of shares subject to the award on the first anniversary of the grant date and as to an additional 25% on each anniversary thereafter until the award is vested in full, unless earlier terminated in accordance with the terms of the applicable equity plan or the applicable award agreement; provided that awards granted to executive officers will vest in full, to the extent not already vested, upon the occurrence of a “change in control event” if the executive officer is terminated without “cause” by the Company or resigns for “good reason” (in each case as defined in the applicable award agreement) within 12 months following the change in control event or if the acquiring company does not assume the award or substitute equivalent awards.

Strategy | 2026 Proxy Statement	33

Absent a change in control event, if an RSU recipient ceases to be eligible to receive award grants under the 2013 Equity Plan or the 2023 Equity Plan, as applicable, including through termination of employment without cause, the RSUs that are unvested as of such time are forfeited immediately to the Company without payment of consideration.

If an RSU recipient dies before an RSU is fully vested, the RSU shall become vested in full immediately upon death of the recipient.

PSUs

The Company’s PSU grants are subject to achievement of a total stockholder return (“TSR”) performance goal. Executive officers received a “target” number of PSUs. The number of PSUs that will vest will be determined based on the Company’s TSR over a three-year performance period relative to the TSR of the group of companies in the Nasdaq Composite Index. In the case of PSU awards granted in 2025, the performance period is March 11, 2025 to March 10, 2028. The Compensation Committee granted PSUs with a three-year cliff vesting period and potential payout factors in excess of 100% to promote retention. The Committee selected the Nasdaq Composite Index to measure the Company’s relative TSR because this index provides a sufficient number of comparable companies and represents a significant majority of the companies with which the Company competes for stockholder capital.

34	Strategy | 2026 Proxy Statement

The measurement of the achievement of the TSR performance goal will be made based on the average stock price over a
90-trading
day period for both the Company and the companies in the Nasdaq Composite Index as of both the beginning and the end of the performance period. Only companies that are in the Nasdaq Composite Index as of both the date that is 90 trading days before the first day of the performance period through, and including, the last day of the performance period will be included in the measurement. The measurement of the
90-trading
day period at the beginning of the performance period begins on the day immediately prior to the first day of the performance period. The measurement of the
90-trading
day period at the end of the performance period ends on the last day of the performance period.
The number of PSUs, if any, that vest will be determined and certified by the Compensation Committee following the end of the performance period and will be equal to the product of (i) the target number of PSUs and (ii) the applicable payout factor, calculated as set forth below:

The Company’s TSR Performance Stated as a Comparative Percentile Ranking Within the Members of the Nasdaq Composite Index	Payout Factor
≥ 75 th Percentile	200%
50 th Percentile	100%
25 th Percentile	50%
< 25 th Percentile	0%
The payout factor will be linearly interpolated for TSR performance between the 25 th
and 75
th
percentiles.
Upon a change in control, achievement of the performance goal will be measured as of immediately prior to the closing of the change in control transaction, and the award will convert to a time-vested RSU for the remainder of the performance period, subject to acceleration on a qualifying termination (i.e., termination without cause or for good reason).
Upon death or disability of a participant, the award would remain outstanding and the participant or his or her estate would receive the pro rata portion of the shares that otherwise would have vested had the participant remained in service through the completion of the applicable performance period and certification of the achievement of the performance goal by the Compensation Committee.
Except as noted above, the participant is required to remain an eligible participant under the 2023 Equity Plan through the Compensation Committee’s certification of the achievement of the performance goal (which we expect to occur shortly after the end of the performance period) for the PSU to be eligible for vesting.
Additionally, several executive officers were granted equity awards in prior years. For a description of awards outstanding for each of the named executive officers as of December 31, 2025, please see the information in the table “Outstanding Equity Awards at 2025 Fiscal
Year-end”
in “Executive Officer Compensation.”
We believe that stock option awards, RSUs, PSUs, and discretionary cash bonus arrangements, as applicable, provide appropriate short and long-term incentives to our executive officers to increase stockholder value.
Policies and Practices Related to the Grant of Equity Awards
We typically grant equity awards, including stock options and restricted stock units, to our employees and directors on an annual basis. We may also grant equity awards to individuals upon hire or promotion or for retention purposes. During the last fiscal year, neither our Board nor the Compensation Committee took material nonpublic information into account when determining the timing or terms of equity awards, nor did we time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. Our non-employee
directors receive an annual stock option and restricted stock unit award, which is automatically effective on May 31 of each year. Additionally, newly appointed directors are automatically granted stock option and restricted stock unit awards upon their appointment to the Board pursuant to the terms of our 2023 Equity Plan.

Strategy | 2026 Proxy Statement	35

Perquisites and Other Personal Benefits
In 2025, we provided the executive officers with perquisites and other personal benefits that the Compensation Committee believes are reasonable and consistent with our overall compensation program. We believe that the cost of these benefits to us is a reasonable use of our resources and we monitor these costs closely in reviewing our compensation program. The Company’s payment of these costs may result in imputed compensation to the executive officers for tax purposes. These benefits are designed to:

•	allow our executive officers to participate in important Company meetings and other events;

•
allow our executive officers to maintain appropriate levels of visibility and activity in business, professional, and social circles that may benefit our business, as well as enjoying time with friends and family;

•
allow our executive officers (and, in particular, our Executive Chairman) to make more productive and efficient use of their time for Company business and enhance their personal security, especially during personal travel;

•
allow our executive officers (and, in particular, our Executive Chairman) to be in communication with the Company and available to quickly respond to time-sensitive Company matters during personal travel in an environment that allows for confidential communications regarding Company business;

•	promote our executive officers’ health and well-being; and

•	enhance our ability to retain our executive officers.
In 2025, in connection with Mr. Chow’s appointment as Executive Vice President, General Counsel & Secretary, the Company provided Mr. Chow relocation assistance totaling approximately $150,000, which included reimbursement of moving expenses and related costs. Please see the “Summary Compensation Table” under the “Executive Officer Compensation”.
The Company has a program pursuant to which it arranges for individual disability insurance policies to be provided to eligible executive officers and certain other senior employees as a supplement to the group disability insurance that is available to most Company employees and pays the premiums with respect to such supplemental policies. Certain of our executive officers are eligible to participate in this program.
The Company has a program pursuant to which it pays the cost of annual healthcare screenings for eligible executive officers. All executive officers are currently eligible to participate in this program.
The Company’s executive officers are also eligible to participate in the Company’s 401(k) plan, which includes an employer match of up to $5,000 annually, and group term life insurance plan, each of which is a benefit available to most Company employees.
The Company owns a Bombardier Global Express XRS aircraft (collectively with additional aircraft that the Company may lease or charter, the “Company Aircraft”). The Company permits personal use of Company Aircraft by executive officers and employees of the Company when the applicable Company Aircraft is not being used exclusively for business.
The Company allows executive officers to make personal use of tickets to sporting, charity, dining, entertainment, or similar events, as well as use of corporate suites, club memberships, or similar facilities that the Company may acquire (collectively, the “Corporate Development Programs”).
From time to time, Strategy’s Board of Directors may hold meetings and other related activities in various locations, for which the Company pays specified travel, lodging, food, beverage, entertainment, and related expenses on behalf of the participants (including any participating executive officers) and their guests.
The Company sponsors an annual trip and related events for sales and service personnel who have met specified performance criteria as well as certain executive officers, other Company personnel, and their guests. The Company pays for specified travel, lodging, food, beverage, entertainment, and related expenses on behalf of the participants (including any participating executive officers) and their guests. The Company has established a policy that the compensation imputed to Michael Saylor as a result of this perquisite, excluding any associated tax gross-up
payments, may not exceed $30,000 in any fiscal year.

36	Strategy | 2026 Proxy Statement

The Company may also request that Company personnel, including executive officers, participate in conferences, symposia, and other similar events or activities relating to the Company’s business for which the Company pays for the expenses of Company participants and their guests.

The Company also makes available to Mr. Saylor, as Strategy’s Executive Chairman, perquisites that are not generally available to other executive officers:

•

The Company permits Mr. Saylor to use the services of one or more drivers for his personal use. The Company has established a policy that the aggregate compensation to Mr. Saylor and any other director or employee of the Company as a result of personal use of such car services, excluding any associated tax gross-up payments, may not exceed $100,000 in any fiscal year.

•

The Company subleases, at no rental cost, periodic use of a standard cubicle at the Company’s current headquarters building to Aeromar Management Company, LLC, which is a company wholly owned by Mr. Saylor and through which Mr. Saylor conducts personal business activities, and also allows Mr. Saylor certain use of assistants for personal matters.

•

The Company pays for various costs related to a security program pursuant to which security services are provided to Mr. Saylor, provided that the total cost to the Company of such program, together with any associated tax gross-up payments to Mr. Saylor, does not exceed $2,000,000 in any given calendar year (the “Security Program Cap”).

•

The Company may hold, host, or otherwise arrange events, outings, or other similar entertainment functions at which Mr. Saylor is permitted to entertain personal guests. The Company has established a policy that the aggregate incremental cost to the Company of such entertainment activities (to the extent that they are not Corporate Development Programs) attributable to Mr. Saylor, including any associated tax gross-up payments, may not exceed $75,000 in any fiscal year (the “Entertainment Events Cap”).

•	The Company permits Mr. Saylor to make personal use of the website, Michael.com, which is owned and maintained by the Company.

To the extent that any of the arrangements described above result in compensation to an executive officer, the Company pays to (or withholds and pays to the appropriate taxing authority on behalf of) such executive officer a tax gross-up in cash approximating his (i) federal and state income and payroll taxes on the taxable income associated with such arrangements, plus (ii) federal and state income and payroll taxes on the taxes that the individual may incur as a result of the payment of taxes by the Company with respect to the imputed compensation, subject to the Entertainment Events Cap and Security Program Cap, as applicable.

The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to the executive officers and may adjust, add, or eliminate certain perquisites or benefits.

Change-in-control Agreements

The equity awards granted under the 2013 Equity Plan and 2023 Equity Plan to our executive officers provide, as applicable, (A) for stock options and RSUs vesting in full (i) upon the occurrence of a change in control event under specified conditions, (ii) the death of the participant or (iii) upon the termination without cause or resignation for good reason of the applicable executive officer within 12 months following a change in control event, and (B) for PSUs, upon a change in control, measurement of achievement of the performance goal as of immediately prior to the closing of the change in control transaction, with the award converting to a time-vested RSU for the remainder of the performance period, subject to acceleration on a qualifying termination (i.e., termination without cause or for good reason), in each case as described above in the “—Elements Used to Achieve 2025 Compensation Objectives—Equity Awards” section. For details on potential payments upon a change in control, please see “Executive and Director Compensation—Executive Officer Compensation—Potential Payments Upon Termination or Change in Control.”

Strategy | 2026 Proxy Statement	37

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K. Based on such review and discussions, the Compensation Committee recommended to the Board that the “Compensation Discussion and Analysis” be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

By the Compensation Committee of the Board of Directors of Strategy Inc:

Carl J. Rickertsen
Jarrod M. Patten

38	Strategy | 2026 Proxy Statement

Executive Officer Compensation

The compensation information set forth below relates to compensation paid by us to the individuals serving as either our principal executive officer or principal financial officer and the other executive officers who were serving as executive officers as of December 31, 2025. In this section, we refer to all of these individuals as our “named executive officers” or our “executive officers.”

On August 1, 2024, we completed a 10-for-1 stock split of our Class A Stock and Class B Stock (the “Stock Split”). As a result of the Stock Split, all applicable share and per share information presented in this proxy statement have been retroactively adjusted to reflect the Stock Split for the applicable period presented.

Summary Compensation Table

The table below sets forth certain information concerning the compensation of the executive officers for the fiscal years ended December 31, 2025, December 31, 2024, and December 31, 2023, as applicable.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)		Option Awards ($)(2)		All Other Compensation ($)(3)		Total ($)

Michael J. Saylor Chairman of the Board & Executive Chairman	2025	1		—		—		—		780,731	(12)	780,732
	2024	1		—		—		—		791,911		791,912
	2023	1		—		—		—		799,669		799,670
Phong Q. Le President & Chief Executive Officer	2025	1,100,000		1,235,000	(8)	8,796,864		2,376,459		275,881	(13)	13,784,204
	2024	1,000,000		880,000	(8)	10,404,497		2,978,845		472,805		15,736,147
	2023	1,000,000		680,000	(8)	5,954,383		—		393,872		8,028,255

Andrew Kang Executive Vice President & Chief Financial Officer	2025	700,000		510,000	(9)	3,635,199		848,610		32,923	(14)	5,726,732
	2024	640,000		550,000	(9)	5,451,954		1,064,271		112,138		7,818,363
	2023	640,000		425,000	(9)	2,126,570		920,217		46,067		4,157,854

Thomas C. Chow(4) Executive Vice President, General Counsel & Secretary	2025	50,000	(6)	133,750	(10)	2,107,070		1,334,219		238,971	(15)	3,864,010

W. Ming Shao(5) Former Executive Vice President, General Counsel & Secretary	2025	700,000	(7)	450,000	(7)(11)	2,871,928	(7)	509,283	(7)	33,147	(7)(16)	4,564,358	(7)
	2024	640,000		550,000	(11)	4,422,290		638,563		17,660		6,268,513
	2023	640,000		425,000	(11)	1,913,802		—		52,344		3,031,146

(1)

Stock Awards include RSUs and PSUs. Represents the grant date fair value of RSUs and PSUs, calculated in accordance with FASB ASC Topic 718, “Compensation—Stock Compensation.” See Note 11 “Share-based Compensation” to the Company’s consolidated financial statements set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, for the assumptions made in determining grant date fair value for the RSUs and PSUs. This amount reflects the grant date fair value for the RSUs and PSUs and is not intended to represent the value, if any, that has been or will be actually realized by the individual.

(2)

Represents the grant date fair value of an option to purchase shares of our Class A Stock, calculated in accordance with FASB ASC Topic 718, “Compensation—Stock Compensation.” See Note 11 “Share-based Compensation” to the Company’s consolidated financial statements set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, for the assumptions made in determining grant date fair value for the option. This amount reflects the grant date fair value for the option and is not intended to represent the value, if any, that has been or will be actually realized by the individual.

(3)

All Other Compensation includes the value of perquisites and other personal benefits, employer 401(k) Plan Match, group term Life Insurance for the executive officer, tax gross-ups paid to such executive officer for the fiscal year and, in the case of Mr. Shao, accrued but unused vacation time at the time of his departure from the Company.

For purposes of the amounts reported in this column for 2025:

•	“401(k) Plan Match” refers to matching payments of up to $5,000 annually made by the Company under the Company’s 401(k) plan, which is a benefit available to most Company employees;

•	“Company Aircraft” refers to the Bombardier Global Express XRS aircraft owned by the Company collectively with additional aircraft that we may lease or charter;

•

“Corporate Development Program” refers to tickets for sporting, charity, dining, entertainment, or similar events, as well as use of corporate suites, club memberships, or similar facilities that the Company may acquire;

•	“Life Insurance” refers to premiums paid by the Company with respect to a group term life insurance plan, which is a benefit available to most Company employees;

Strategy | 2026 Proxy Statement	39

•

“President’s Club” refers to an annual trip and related events for sales and services personnel who have met specified performance criteria as well as certain executive officers, other Company personnel, and their guests;

•	“Relocation Expenses” represents taxable relocation expenses reimbursable to Mr. Chow, subject to the terms and conditions of his offer letter;

•	“Security Program” refers to the expenses related to the security program pursuant to which the Company pays for various costs related to the provision of security to Mr. Saylor;

•

“Supplemental Disability Insurance” refers to premiums paid by the Company with respect to individual disability insurance policies provided to certain Company personnel, including eligible executive officers, as a supplement to the group disability insurance that is available to most Company employees.

•	“Miscellaneous” refers to certain miscellaneous benefits, such as use of a Company website by Mr. Saylor.

See “Executive and Director Compensation—Compensation Discussion and Analysis” for further discussion of the benefits referred to in this footnote.

With respect to each item of All Other Compensation, we report the aggregate incremental cost to the Company. We generally calculate aggregate incremental cost to the Company by disregarding fixed costs that the Company has already incurred as a general matter but are necessary to provide the item and aggregating only the variable costs that the Company incurs as a result of providing the item to the executive officer. We calculate aggregate incremental cost to the Company for the following perquisites that represented the greater of $25,000 or 10% of the total amount of perquisites and personal benefits for a particular executive officer as indicated below:

•

With respect to the Company Aircraft, we have determined that there is no aggregate incremental cost to the Company when personal guests of executive officers accompany executive officers on business flights. When the purpose of the flight is personal in nature, we determine the aggregate incremental cost of providing the Company Aircraft for personal use by aggregating variable costs associated with the particular flight such as fuel costs, crew travel expenses, casual and temporary labor costs, aviation staff expenses, aircraft trip planning fees, handler and landing fees, and catering costs.

•

With respect to Mr. Saylor’s use of assistants for personal matters, we have determined that there is no aggregate incremental cost to the Company as such Company personnel are otherwise performing services for the Company in connection with the business of the Company.

•

With respect to the Security Program, we have determined that the aggregate incremental cost to the Company of providing this benefit is calculated by prorating certain aggregated costs associated with the operation of the Security Program by the percentage of time spent by the security specialists on matters that are personal in nature. Such costs include compensation and fees for the security specialists, travel, parking, lodging, and meal expenses associated with the provision of security services, consulting and advisory fees, rent and related office expenses, training, and other business costs. In addition, the aggregate incremental cost to the Company of providing the Security Program includes amounts paid by the Company to enhance the operation and security of the network infrastructure at certain properties owned by Mr. Saylor.

(4)	Mr. Chow began serving as the Company’s Executive Vice President, General Counsel & Secretary on December 1, 2025.
(5)

In connection with Mr. Chow’s appointment, on December 1, 2025, Mr. Shao retired as the Company’s Executive Vice President, General Counsel & Secretary and transitioned to a non-executive employee advisory role from December 1, 2025 through December 31, 2025, his last day with the Company.

(6)	Amount shown represents the base salary earned by Mr. Chow in 2025, which was pro-rated to reflect the time he was employed by the Company such year.
(7)

Amount shown for 2025 represents Mr. Shao’s aggregate compensation for his service as Executive Vice President, General Counsel & Secretary and for his subsequent service as a non-executive advisor, during which he received the same compensation that he received immediately prior to his retirement.

(8)	Amount shown represents a discretionary cash bonus awarded to Mr. Le for the respective fiscal year.
(9)	Amount shown represents a discretionary cash bonus awarded to Mr. Kang for the respective fiscal year.
(10)	Amount shown represents the sum of (i) a $33,750 discretionary cash bonus (pro-rated to reflect the time Mr. Chow was employed by the Company in 2025) and (ii) a $100,000 one-time reporting bonus.
(11)	Amount shown represents a discretionary cash bonus awarded to Mr. Shao for the respective fiscal year.
(12)

Amount shown consists of (i) $272,113 in connection with the Security Program, (ii) $422,322 in connection with personal use of the Company Aircraft, (iii) $75,357 in tax gross-ups paid to Mr. Saylor for 2025, (iv) $6,000 in connection with personal use of a Company website, and (v) $4,939 in Supplemental Disability Insurance.

(13)

Amount shown consists of (i) $159,005 in connection with personal use of the Company Aircraft, (ii) $82,761 in tax gross-ups paid to Mr. Le for 2025, (iii) $28,405 in connection with President’s Club, (iv) $515 in connection with personal use of the Corporate Development Program, (v) $5,000 in connection with 401(k) Plan Match and (vi) $195 in connection with Life Insurance.

(14)

Amount shown consists of (i) $15,378 in connection with President’s Club, (ii) $12,350 in tax gross-ups paid to Mr. Kang for 2025, (iii) $5,000 in connection with 401(k) Plan Match and (iv) $195 in connection with Life Insurance.

(15)

Amount shown consists of (i) $150,000 in connection with Relocation Expenses, (ii) $87,454 in tax gross-ups paid to Mr. Chow for 2025, (iii) $1,500 in connection with 401(k) Plan Match and (iv) $16 in connection with Life Insurance.

(16)

Amount shown consists of (i) $12,465 in Supplemental Disability Insurance, (ii) $5,000 in connection with 401(k) Plan Match, (iii) $195 in connection with Life Insurance and (iv) $15,487 accrued but unused vacation time as of December 31, 2025.

40	Strategy | 2026 Proxy Statement

Grants of Plan-based Awards for 2025

The following table sets forth certain information concerning grants of plan-based awards to the executive officers for the fiscal year ended December 31, 2025:

			All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date	Grant Type
Michael J. Saylor	—	—	—	—	—	—
Phong Q. Le	3/11/2025	Options	—	12,207	260.59	2,376,459
Phong Q. Le	3/11/2025	RSUs	17,892	—	—	4,662,476
Phong Q. Le	3/11/2025	PSUs	9,277	—	—	4,134,388
Andrew Kang	3/11/2025	Options	—	4,359	260.59	848,610
Andrew Kang	3/11/2025	RSUs	8,284	—	—	2,158,728
Andrew Kang	3/11/2025	PSUs	3,313	—	—	1,476,472
Thomas C. Chow	12/5/2025	Options	—	9,843	178.99	1,334,219
Thomas C. Chow	12/5/2025	RSUs	11,772	—	—	2,107,070
W. Ming Shao(4)	3/11/2025	Options	—	2,616	260.59	509,283
W. Ming Shao(4)	3/11/2025	RSUs	7,621	—	—	1,985,956
W. Ming Shao(4)	3/11/2025	PSUs	1,988	—	—	885,972

(1)

Amount shown relates to RSUs and PSUs. The RSUs (i) will vest as to 25% of the original number of RSUs on the first anniversary of the date of grant and will vest as to an additional 25% on each anniversary thereafter until fully vested, unless earlier terminated in accordance with the terms of the 2023 Equity Plan and/or the applicable RSU agreement, (ii) provide for vesting in full in connection with a change in control event under specified conditions or the death of the participant, in each case as set forth in the applicable RSU agreement, and (iii) are otherwise subject to such other terms and conditions as are set forth in the RSU agreement and the 2023 Equity Plan. Each PSU represents a contingent right to receive a number of shares of Class A Stock between 0% and 200% of the target number of units, with the percentage determined based on our relative TSR as compared to the TSR of members of the Nasdaq Composite Index over a three-year performance period (March 11, 2025 to March 10, 2028). Vesting is subject to certification by the Compensation Committee of the level of achievement of the performance goal and the participant’s continued service through that date. The PSUs are otherwise subject to such other terms and conditions as are set forth in the PSU agreement and the 2023 Equity Plan. The “target” number of PSUs is provided in this table.

(2)

Amounts shown relate to options to purchase shares of our Class A Stock granted under the 2023 Equity Plan. Each option (i) is not intended to qualify as an incentive stock option, (ii) expires on the tenth anniversary of the date of grant, (iii) will vest as to 25% of the original number of shares subject to the stock option on the first anniversary of the date of grant and vests as to an additional 25% on each anniversary thereafter until the option is vested in full, unless earlier terminated in accordance with the terms of the 2023 Equity Plan or the applicable option agreement, (iv) provides for vesting in full in connection with a change in control event under specified conditions or the death of the participant, in each case as set forth in the applicable option agreement, and (v) is otherwise subject to such other terms and conditions as are set forth in the applicable option agreement and the 2023 Equity Plan.

(3)

Amounts calculated in accordance with FASB ASC Topic 718, “Compensation – Stock Compensation.” See Note 11 “Share-based Compensation” to the Company’s consolidated financial statements set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, for the assumptions made in determining grant date fair values. These amounts reflect the grant date fair values for the options, RSUs and PSUs and are not intended to represent the value, if any, that has been or will be actually realized by the individual.

(4)

Mr. Shao retired as the Company’s Executive Vice President, General Counsel & Secretary on December 1, 2025 and transitioned to a non-executive employee advisory role which he held from December 1, 2025 through December 31, 2025, his last day with the Company. As a result, this award was forfeited in its entirety for no consideration on December 31, 2025 in accordance with the terms of the applicable award agreement.

Strategy | 2026 Proxy Statement	41

Outstanding Equity Awards at 2025 Fiscal Year-end

The following table sets forth information concerning unexercised options and unvested RSUs and PSUs outstanding as of December 31, 2025, for each of the executive officers. All option awards, RSUs and PSUs were with respect to our Class A Stock.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)		Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price per Share ($)	Option Expiration Date		Number of RSUs that Have Not Vested (#)(2)	Market Value of RSUs that Have Not Vested ($)(3)	Number of PSUs that Have Not Vested (#)(4)	Market Value of PSUs that Have Not Vested ($)
Michael J. Saylor	—		—	—	—		—	—	—	—
Phong Q. Le	351,162		—	15.16	11/22/2029		—	—	—	—
	400,000		—	69.123	2/23/2031		—	—	—	—
	300,000		100,000	40.46	2/17/2032		—	—	—	—
	450,000	(5)	150,000	23.125	9/13/2032		—	—	—	—
	6,680		20,050	159.929	3/21/2034		—	—	—	—
	—		12,207	260.590	3/11/2035		—	—	—	—
	—		—	—	—		23,840	3,622,488	—	—
	—		—	—	—		21,960	3,336,822	—	—
	—		—	—	—		17,892	2,718,689	—	—
	—		—	—	—		—	—	95,370	28,982,943	(6)
	—		—	—	—		—	—	18,630	5,661,657	(6)
	—		—	—	—		—	—	9,277	704,820	(7)
Andrew Kang	50,000		37,500	19.744	5/18/2032		—	—	—	—
	24,740		24,750	27.636	6/5/2033		—	—	—	—
	2,380		7,170	159.929	3/21/2034		—	—	—	—
	—		4,359	260.590	3/11/2035		—	—	—	—
	—		—	—	—		12,500	1,899,375	—	—
	—		—	—	—		8,520	1,294,614	—	—
	—		—	—	—		15,980	2,428,161	—	—
	—		—	—	—		8,284	1,258,754	—	—
	—		—	—	—		—	—	34,060	10,350,834	(6)
	—		—	—	—		—	—	6,660	2,023,974	(6)
	—		—	—	—		—	—	3,313	251,705	(7)
Thomas C. Chow	—		9,843	178.99	12/5/2035		—	—	—	—
	—		—	—	—		11,772	1,788,755	—	—
W. Ming Shao	170,998		—	69.123	2/23/2031	(8)	—	—	—	—
	19,100		—	40.46	2/17/2032	(8)	—	—	—	—
	50,000		—	17.50	11/10/2032	(8)	—	—	—	—
	1,430		—	159.929	3/21/2034	(8)	—	—	—	—

(1)

Each option (i) is not intended to qualify as an incentive stock option, (ii) has an exercise price per share equal to the closing sale price of our Class A Stock as quoted on Nasdaq on the grant date, (iii) expires on the tenth anniversary of the grant date, (iv) vested or will vest as to 25% of the original number of shares subject to the stock option on the first anniversary of the grant date and vests as to an additional 25% on each anniversary thereafter until the option is vested in full, unless earlier terminated in accordance with the terms of the 2013 Equity Plan, the 2023 Equity Plan or the applicable option agreement, (v) provides for vesting in full in connection with a change in control event under specified conditions or death of the participant, in each case as set forth in the applicable option agreement, and (vi) is otherwise subject to such other terms and conditions as are set forth in the applicable option agreement, the 2013 Equity Plan and the 2023 Equity Plan.

(2)

The RSUs (i) will vest as to 25% of the underlying shares on the first anniversary of the grant date and as to an additional 25% on each anniversary thereafter until the RSUs are vested in full, unless earlier terminated in accordance with the terms of the 2013 Equity Plan, the 2023 Equity Plan or the applicable RSU agreement, (ii) provides for vesting in full in connection with a change in control event under specified conditions or death of the participant, in each case as set forth in the applicable RSU agreement, and (iii) is otherwise subject to such other terms and conditions as are set forth in the applicable RSU agreement, the 2013 Equity Plan and the 2023 Equity Plan, as applicable.

42	Strategy | 2026 Proxy Statement

(3)	The market value of the RSUs is based on the closing price of our Class A Stock on Nasdaq on December 31, 2025.
(4)

Each PSU represents a contingent right to receive shares of Class A Stock of between 0% and 200% of the target number of units, with the percentage determined based on our relative TSR as compared to the TSR of members of the Nasdaq Composite Index over a three-year performance period. Vesting is subject to certification by the Compensation Committee of the level of achievement of the performance goal and the participant’s continued service through that date. The PSUs are otherwise subject to such other terms and conditions as are set forth in the PSU agreement and the 2023 Equity Plan. The “target” number of PSUs is provided in this table.

(5)

Includes options to purchase 101,756.55 shares of Class A Stock held by Mr. Le indirectly through the Carrie & Phong Le 2024 Legacy Trust, of which Mr. Le’s spouse is the trustee, and Mr. Le’s and his spouse’s descendants are beneficiaries.

(6)

The market value of the PSUs is based on the closing price of our Class A Stock on Nasdaq on December 31, 2025, and assumes a payout factor of 200% based on our relative TSR compared to the TSR of the members of the Nasdaq Composite Index during the applicable periods.

(7)

The market value of the PSUs is based on the closing price of our Class A Stock on Nasdaq on December 31, 2025, and assumes a payout factor of 50% based on our relative TSR compared to the TSR of the members of the Nasdaq Composite Index.

(8)

The date included in this table is the option expiration date at the time of grant. Mr. Shao retired as the Company’s Executive Vice President, General Counsel & Secretary on December 1, 2025 and transitioned to a non-executive employee advisory role which he held from December 1, 2025 through December 31, 2025, his last day with the Company. As a result, in accordance with the terms of the applicable award agreement, any portion of this award which was (i) vested and unexercised as of December 31, 2025 expired and was forfeited for no consideration on March 31, 2026 and (ii) unvested as of December 31, 2025 expired and was forfeited for no consideration on such date.

Option Exercises and Stock Vested in 2025

The following table sets forth information concerning (i) the number of shares acquired and the value realized on exercise or transfer for value of stock options and (ii) the number of shares acquired, and the value realized on vesting of stock awards during the fiscal year ended December 31, 2025, by each of the executive officers.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Michael J. Saylor	—	—	—	—
Phong Q. Le	—	—	19,240	6,710,122
Andrew Kang	25,000	9,327,151	22,080	8,420,660
Thomas C. Chow	—	—	—	—
W. Ming Shao	209,902	63,181,531	8,820	2,990,004

Potential Payments Upon Termination or Change in Control

The options to purchase shares of our Class A Stock granted to the executive officers outstanding as of December 31, 2025 provide for vesting in full (i) in connection with a change in control event if the executive officer is terminated without “cause” by the Company or resigns for “good reason,” in each case as defined in the applicable option agreement, within 12 months following the change in control event or if the acquiring company does not assume the options or substitute equivalent awards or (ii) upon death of the participant. If any such event had occurred on December 31, 2025, and the specified conditions as set forth in the applicable option agreement were satisfied:

•

vesting of the options held by Mr. Le would have been accelerated with respect to (i) 100,000 shares granted in February 2022, representing a benefit of $11,149,000, based on the difference between $40.46, the exercise price per share of the option, and $151.95, the closing price of our Class A Stock on Nasdaq on December 31, 2025, and (ii) 150,000 shares granted in September 2022, representing a benefit of $19,323,750, based on the difference between $23.125, the exercise price per share of the option, and $151.95, the closing price of our Class A Stock on Nasdaq on December 31, 2025. Vesting of the options held by Mr. Le also would have accelerated, but would not have resulted in a benefit (because the exercise price of the shares underlying such options was greater than $151.95, the closing price of our Class A Stock on Nasdaq on December 31, 2025), with respect to: (a) 20,050 shares granted in March 2024, which have an exercise price per share of $159.929 and (b) 12,207 shares granted in March 2025, which have an exercise price per share of $260.59. No portion of the remaining options held by Mr. Le would have been subject to accelerated vesting because, with respect to the options granted in 2019 and 2021, the remaining shares underlying such options were already fully vested as of December 31, 2025.

•

vesting of the options held by Mr. Kang would have been accelerated with respect to (i) 37,500 shares granted in May 2022, representing a benefit of $4,957,725, based on the difference between $19.744, the exercise price per share of the option, and $151.95, the closing price of our Class A Stock on Nasdaq on December 31, 2025,

Strategy | 2026 Proxy Statement	43

and (ii) 24,750 shares granted in June 2023, representing a benefit of $3,076,771.50, based on the difference between $27.636, the exercise price per share of the option, and $151.95, the closing price of our Class A Stock on Nasdaq on December 31, 2025. Vesting of the options held by Mr. Kang also would have accelerated, but would not have resulted in a benefit (because the exercise price of the shares underlying such options was greater than $151.95, the closing price of our Class A Stock on Nasdaq on December 31, 2025), with respect to: (a) 7,170 shares granted in March 2024, which have an exercise price per share of $159.929, and (b) 4,359 shares granted in March 2025, which have an exercise price per share of $260.59.

•

vesting of the options held by Mr. Chow would have been accelerated, but would not have resulted in a benefit (because the exercise price of the shares underlying such options was greater than $151.95, the closing price of our Class A Stock on Nasdaq on December 31, 2025), with respect to 9,843 shares granted in December 2025, which have an exercise price per share of $178.99.

As with the options, the RSUs granted to the executive officers outstanding as of December 31, 2025 provide for vesting in full (i) in connection with a change in control event if the executive officer is terminated without “cause” by the Company or resigns for “good reason,” in each case as defined in the applicable RSU agreement, within 12 months following the change in control event or if the acquiring company does not assume the RSUs or substitute equivalent awards or (ii) upon death of the participant. If any such event had occurred on December 31, 2025, and the specified conditions as set forth in the applicable RSU agreement were satisfied, (i) the vesting of the RSUs held by Mr. Le would have been accelerated with respect to 63,692 shares, representing a benefit of $9,677,999.40, (ii) the vesting of the RSUs held by Mr. Kang would have been accelerated with respect to 45,284 shares, representing a benefit of $6,880,903.80, and (iii) the vesting of the RSUs held by Mr. Chow would have been accelerated with respect to 11,772 shares representing a benefit of $1,788,755.40, in each case based on the $151.95 closing price of our Class A Stock on Nasdaq on December 31, 2025.

For PSUs, upon a change in control, achievement of the performance goal will be measured as of immediately prior to the closing of the change in control transaction, and the award will convert to a time-vested RSU for the remainder of the performance period, subject to acceleration on a qualifying termination (i.e., termination without cause or for good reason), in each case as described above in the “—Elements Used to Achieve 2025 Compensation Objectives—Equity Awards” section. If such events had occurred on December 31, 2025, (i) the vesting of the PSUs held by Mr. Le would have been accelerated with respect to 232,639 shares, representing a benefit of $35,349,420.08 and (ii) the vesting of the PSUs held by Mr. Kang would have been accelerated with respect to 83,097 shares, representing a benefit of $12,626,513.18, in each case based on the $151.95 closing price of our Class A Stock on Nasdaq on December 31, 2025 and reflecting a payout factor of 200% in the case of PSUs granted to Messrs. Le and Kang in June 2023 and March 2024 and 50% in the case of PSUs granted to Messrs. Le and Kang in March 2025.

In addition, under the offer letter he executed in connection with joining the Company, Mr. Kang is entitled to a severance payment in the event that his employment was terminated without cause, as defined in the offer letter, in an amount equal to twelve (12) months of base salary and an additional amount to be determined by the Company not to exceed his annual bonus potential prorated for the time he worked in that year up through his termination date, contingent on signing and not revoking a general release of claims against the Company. Assuming that the triggering event for such payment occurred on December 31, 2025, Mr. Kang would have been entitled to a severance payment of $700,000 (his base salary as of such date) plus an additional amount to be determined by the Company of up to $600,000 (his annual bonus potential for 2025).

Further, under the offer letter he executed in connection with joining the Company, in the event that Mr. Chow’s employment was terminated without cause, as defined in the offer letter, he is entitled to (i) a lump sum severance payment in an amount equal to six (6) months of base salary at the rate in effect immediately prior to the termination date and (ii) continued health benefits coverage for a period of six (6) months following the termination of Mr. Chow’s group insurance coverage, in each case contingent on signing and not revoking a general release of claims against the Company. Assuming that the triggering event occurred on December 31, 2025, Mr. Chow would have been entitled to receive a severance payment of $300,000 (based on his $600,000 base salary as of such date) and continued health benefits coverage valued at up to approximately $17,879.

As previously disclosed, Mr. Shao retired as Executive Vice President, General Counsel & Secretary on December 1, 2025 and transitioned to a non-executive employee advisory role from December 1, 2025 through December 31, 2025, his last day with the Company. In connection with the foregoing, Mr. Shao was paid $15,487 for accrued but unused vacation time at the time of his departure from the Company. Pursuant to Instruction 4 to Item 402(j) of Regulation S-K, the foregoing disclosure reflects only amounts actually paid to Mr. Shao in connection with a termination, rather than potential payments upon a hypothetical triggering event.

44	Strategy | 2026 Proxy Statement

Director Compensation

Each non-employee or “outside” director is entitled to receive an annual retainer of $100,000 ($25,000 per quarter), which is not contingent on meeting attendance. Each outside director who is a member of the Audit Committee is also entitled to receive a quarterly fee of $10,000 (or $15,000 in the case of the Chair of the Audit Committee). Each outside director who is a member of the Compensation Committee is also entitled to receive a quarterly fee of $5,000 (or $7,500 in the case of the Chair of the Compensation Committee). In order to be eligible to receive the Audit Committee or Compensation Committee fees with respect to a fiscal quarter, the outside director must serve on the Audit Committee or Compensation Committee, as applicable, on the last day of such fiscal quarter. Outside directors are no longer eligible to receive additional retainers for additional delegated services. Further, no fees are paid for service on the Nominating Committee.

Beginning in April 2021, outside directors have received all fees for their service on the Board in bitcoin instead of cash. At the time of payment, the fees are converted from U.S. dollars into bitcoin by the payment processor and then deposited into the digital wallet of the applicable outside director.

Additionally, pursuant to the 2023 Equity Plan, on May 31 of each year beginning in 2023, each non-employee director who is then serving as a non-employee director as of such date is automatically granted Awards with an aggregate fair value (calculated based on grant date fair value for financial reporting purposes) equal to $300,000, half of which ($150,000) consist of non-statutory stock options and half of which ($150,000) consist of RSUs. Each such Award vests on the first anniversary of the date of grant.

Furthermore, pursuant to the 2023 Equity Plan, beginning on December 20, 2024, each non-employee director who is newly appointed to the Board shall automatically receive, upon the date of such director’s initial appointment to the Board, equity awards having an aggregate fair value equal to $2,000,000, one-half of which ($1,000,000) will consist of a non-statutory stock option and one-half of which ($1,000,000) will consist of RSUs, with each award vesting annually in equal installments over four years.

From time to time, the Board may hold meetings and other related activities in various locations for which the Company pays for the expenses of outside directors and their guests (“Meeting Activities”). In addition, we may hold, host, or otherwise arrange parties, outings, or other similar entertainment events for which the Company pays for the expenses of outside directors and their guests (“Entertainment Events”). We may also request that outside directors participate in conferences, symposia, and other similar events or activities relating to our business for which the Company pays the expenses of outside directors and their guests (“Company-sponsored Activities” and collectively with Meeting Activities and Entertainment Events, “Strategy Activities”). Any employee director is also eligible to participate in Strategy Activities.

We are also authorized to make available, from time to time, for personal use by outside directors: tickets to sporting, charity, dining, entertainment, or similar events, as well as use of corporate suites, club memberships, or similar facilities that we may acquire; Company-owned vehicles and related driving services; the services of one or more drivers for vehicles other than Company-owned vehicles; and the Company’s Bombardier Global Express XRS aircraft (collectively with additional aircraft that we may lease or charter, the “Company Aircraft”). Outside directors may make personal use of Company Aircraft; provided that (a) all outside directors are invited by the Company to travel on the applicable flight and (b) such personal use is in connection with the outside director’s participation in one or more (1) Meeting Activities, (2) Entertainment Events to which all outside directors have been invited, or (3) Company-sponsored Activities. In addition, outside directors may make personal use of Company Aircraft on a “ride-along” basis. We also make available to outside directors certain medical, dental, and vision insurance plan benefits that we offer to our U.S. employees.

To the extent that any of the arrangements described above, other than fee compensation, result in imputed compensation to an outside director, we pay to (or withhold and pay to the appropriate taxing authority on behalf of) such outside director a tax gross-up in cash approximating his (i) federal and state income and payroll taxes on the taxable income associated with such arrangements, plus (ii) federal and state income and payroll taxes on the taxes that the outside director may incur as a result of the payment of taxes by us with respect to the imputed compensation, subject to the aggregate amount limitations described above in “Executive and Director Compensation—Compensation Discussion and Analysis,” if applicable.

Strategy | 2026 Proxy Statement	45

The following table sets forth information concerning the compensation of each of our non-employee directors for the fiscal year ended December 31, 2025. For more information regarding the compensation of our employee directors, Messrs. Saylor and Le, please see “Executive and Director Compensation—Executive Officer Compensation” above.

Name	Fees Earned or Paid in Bitcoin ($)	Equity Awards ($)(1)		All Other Compensation ($)(2)	Total ($)
Peter L. Briger, Jr.	50,000	1,999,544		—	2,049,544
Brian P. Brooks	100,000	2,455,478		—	2,555,478
Jane A. Dietze	130,000	2,455,478		—	2,585,478
Stephen X. Graham	160,000	300,068		12,599	472,667
Jarrod M. Patten	160,000	300,068		—	460,068
Leslie J. Rechan(3)	30,000	300,068	(4)	7,659	337,727	(4)
Carl J. Rickertsen	140,000	300,068		6,507	446,575
Gregg J. Winiarski	130,000	2,455,478		—	2,585,478

(1)

Represents the aggregate grant date fair value of automatic annual equity grants and automatic newly-appointed director equity grants made to Messrs. Briger, Brooks, Graham, Patten, Rechan, Rickertsen and Winiarski and Ms. Dietze, as applicable, in 2025, and in each case calculated in accordance with FASB ASC Topic 718, “Compensation—Stock Compensation.” Pursuant to the 2023 Equity Plan, on May 31, 2025, we granted to each of Messrs. Brooks, Graham, Patten, Rechan, Rickertsen and Winiarski and Ms. Dietze 406 RSUs and options to purchase 545 shares of our Class A Stock, equating to grants to each director with an aggregate grant date fair value of $300,000 (split evenly between RSUs and options). Each such award vests in full on May 31, 2026 (except Mr. Rechan’s awards, which were forfeited on June 12, 2025 as described below). Additionally, pursuant to the 2023 Equity Plan, in December 2024, we granted to each of Ms. Dietze and Messrs. Brooks and Winiarski options to purchase 3,709 shares of our Class A Stock and 2,745 RSUs, equating to grants with an aggregate fair value of $2,000,000 as of the date of appointment (split evenly between RSUs and options). The RSUs and stock options vest in equal annual installments over four years. These grants were made subject to stockholder approval of an amendment to the 2023 Plan. The amendment to the 2023 Equity Plan was approved by the Company’s stockholders on January 21, 2025, at which point the grants became effective for accounting purposes. Lastly, in July 2025, we granted to Mr. Briger options to purchase 3,554 shares of our Class A Stock and 2,678 RSUs, representing an aggregate grant date fair value of $2,000,000 (split evenly between RSUs and options). The RSUs and stock options vest in equal annual installments over four years. The amounts reflect the grant date fair value for these awards and are not intended to represent the value, if any, actually realized or that may be realized by the individual. See Note 11 “Share-based Compensation” to the Company’s Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, for the assumptions made in determining grant date fair value for these awards. As of December 31, 2025, our non-employee directors held the following shares of our Class A Stock and the following number of outstanding options to purchase shares of our Class A Stock:

Name	Shares of Class A Stock		Outstanding Options(a)		Unvested RSUs(b)

Peter L. Briger, Jr.	—		3,554		2,678

Brian P. Brooks	686		4,254		2,465

Jane A. Dietze	686		4,254		2,465

Stephen X. Graham	7,950		259,545		406

Jarrod M. Patten	28,000		359,545		406

Leslie J. Rechan	25,950	(c)	—	(d)	—(d)

Carl J. Rickertsen	—		13,045		406

Gregg J. Winiarski	686		4,254		2,465

(a)

Each option (i) is not intended to qualify as an incentive stock option, (ii) has an exercise price per share equal to the closing sale price of our Class A Stock as quoted on Nasdaq on the grant date, (iii) expires on the tenth anniversary of the grant date, and (iv) provides for vesting in full in connection with a change in control event under specified conditions or the death of the participant, in each case as set forth in the applicable option agreement or otherwise in accordance with provisions of the 2013 Equity Plan or 2023 Equity Plan, as applicable. Stock options granted prior to May 2023 vested or will vest as to 25% of the original number of shares subject to the stock option on the first anniversary of the grant date and vests as to an additional 25% on each anniversary thereafter until the option is vested in full, unless earlier terminated in accordance with the terms of the 2013 Equity Plan or the applicable option agreement, and are otherwise subject to such other terms and conditions as are set forth in the applicable option agreement and the 2013 Equity Plan. With the exception of grants of stock option awards to newly appointed non-employee members of the Company’s Board under the 2023 Equity Plan, which vest annually in equal installments over four years (unless earlier terminated in accordance with the terms of the 2023 Equity Plan or the applicable option agreement), stock options granted in May 2024 vested, and stock options granted in 2025 will vest, as to 100% of the original number of shares subject to the stock option on the first anniversary of the grant date, unless (in the case of the stock options granted in 2025) earlier terminated in accordance with the terms of the 2023 Equity Plan or the applicable option agreement, and are otherwise subject to such other terms and conditions as are set forth in the applicable option agreement and the 2023 Equity Plan.

46	Strategy | 2026 Proxy Statement

(b)

Each automatic annual grant of RSU vests as to 100% on the first anniversary of the grant date, unless earlier terminated in accordance with the terms of the 2023 Equity Plan or the applicable RSU agreement, and is otherwise subject to such other terms and conditions as are set forth in the applicable RSU agreement and the 2023 Equity Plan. Each automatic grant of RSUs to newly-appointed non-employee directors vests as to 25% of the original number of shares subject to the award on the first anniversary of the grant date and vests as to an additional 25% on each anniversary thereafter until vested in full, unless earlier terminated in accordance with the terms of the 2023 Equity Plan or the applicable RSU agreement, and are otherwise subject to such other terms and conditions as are set forth in the applicable RSU agreement and the 2023 Equity Plan. The RSU agreement provides for vesting in full in connection with a change in control event under specified conditions or the death of the participant, in each case as set forth in the applicable RSU agreement and the 2023 Equity Plan.

(c)

Includes 20,000 shares of Class A Stock held by Mr. Rechan indirectly through a trust, of which Mr. Rechan and his five children are beneficiaries and for which Mr. Rechan and two of his children serve as trustees. Based solely on Mr. Rechan’s Form 4 filed on June 3, 2025.

(d)	As a result of the conclusion of Mr. Rechan’s Board term, he had no exercisable options or unvested RSUs remaining as of December 31, 2025.

(2)

All Other Compensation includes the value of perquisites and other personal benefits for the director, as well as tax gross-ups paid to the applicable director for the fiscal year, but does not include perquisites and other personal benefits for the director if the total value of all perquisites and other personal benefits for such director in a given fiscal year was less than $10,000. For the fiscal year ended December 31, 2025, the figures shown in this column represent only tax gross-ups paid to the applicable director for the fiscal year. Personal use of the Company Aircraft by Mr. Rickertsen resulted in no aggregate incremental cost to the Company.

(3)	Mr. Rechan’s Board term concluded on June 12, 2025.

(4)

“Equity Awards” represents awards granted to Mr. Rechan in 2025 that were forfeited without consideration on June 12, 2025 upon the conclusion of his Board term. Such forfeited awards are also represented in “Total”.

Strategy | 2026 Proxy Statement	47

Equity Compensation Plan Information

The following table provides information as of December 31, 2025, about our Class A Stock authorized for issuance under our 2013 Equity Plan, 2023 Equity Plan and our 2021 Employee Stock Purchase Plan (the “2021 ESPP”), which were our only equity compensation plans in effect as of December 31, 2025.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (#)	Weighted average exercise price of outstanding options, warrants, and rights ($/Sh)	Number of securities remaining available for future issuance under equity compensation plans (#)

Equity compensation plans approved by stockholders	4,743,210	$42.63(1)	3,606,395(2)

Equity compensation plans not approved by stockholders	—	—	—

Total	4,743,210	$42.63(1)	3,606,395(2)

(1)

Represents the weighted-average exercise price of 3,535,016 options, 731,178 RSUs, and 477,016 PSUs (which is the maximum shares issuable upon vesting of the 238,508 PSUs granted under the 2023 Equity Plan) issued under our 2013 Equity Plan and 2023 Equity Plan. The weighted-average exercise price of the options is $42.63. The RSUs and PSUs do not have an exercise price.

(2)

Consists of 3,142,799 shares remaining available for issuance under the 2023 Equity Plan and 463,596 shares remaining available for issuance under the 2021 ESPP. This number excludes 27,679 shares that were issued at the end of the ESPP purchase period, which began on September 1, 2025, and ended on February 28, 2026, after the end of our 2025 fiscal year. Shares available for issuance under the 2023 Equity Plan may be issued pursuant to options, stock appreciation rights, restricted stock, RSUs, PSUs and other stock-based awards.

48	Strategy | 2026 Proxy Statement

Pay Versus Performance
As discussed in “Executive and Director Compensation—Compensation Discussion and Analysis,” the goal of our compensation program for our executive officers is the same as our goal for operating the Company—to create long-term value for our stockholders. The following tables and related disclosures provide information about (i) the “total compensation” of our principal executive officers (the “PEOs”) and our other named executive officers (the
“Non-PEO
Named Executive Officers”) as presented in the Summary Compensation Table on page 39 (the “SCT Amounts”), (ii) the “compensation actually paid” to our PEOs and our
Non-PEO
Named Executive Officers, as calculated pursuant to the SEC’s pay-versus-performance
rules (the “CAP Amounts”), (iii) certain financial performance measures, and (iv) the relationship of the CAP Amounts to those financial performance measures.
This disclosure has been prepared in accordance with Item 402(v) of Regulation
S-K
under the Exchange Act and does not necessarily reflect value actually realized by the executives or how our Compensation Committee makes compensation decisions in light of Company or individual performance. For discussion of how our Compensation Committee makes
compensation decisions, please see “Executive and Director Compensation—Compensation Discussion and Analysis.”
Pay Versus Performance

Year	Summary Compen- sation Table Total for First PEO (Saylor) (1) ($)	Summary Compen- sation Table Total for Second PEO (Le) (1) ($)	Compen- sation Actually Paid to First PEO (Saylor) (2) ($)	Compen- sation Actually Paid to Second PEO (Le) (2) ($)	Average Summary Compen- sation Table Total for Non-PEO Named Executive Officers (3) ($)	Average Compen- sation Actually Paid to Non-PEO Named Executive Officers (2) ($)	Value of Initial Fixed $100 Investment Based on:		Net Income (Loss) ($) (in thousands) (6)	Non-GAAP Adjusted Income from Operations ($) (in thousands) (7)
							Total Shareholder Return (4) ($)	Peer Group Total Shareholder Return (5) ($)
2025	N/A	13,784,204	N/A	(52,921,044)	3,730,086	(8,565,894)	391	258	(3,848,153)	12,459
2024	N/A	15,736,147	N/A	220,918,429 (8)	4,959,596	53,110,328 (8)	745	201	(1,166,661)	14,008
2023	N/A	8,028,255	N/A	63,649,217	2,420,954	10,435,349	163	147	429,121	70,375
2022	670,812	20,174,360	670,812	(15,836,288)	6,282,443	(1,983,026)	36	89	(1,469,797)	74,163
2021	2,780,241	N/A	2,780,241	N/A	12,152,910	27,803,878	140	138	(535,480)	90,220

(1)
Mr. Saylor (our “First PEO”) served as our PEO in 2021 and until August 7, 2022. Mr. Le (our “Second PEO”) is the current PEO and has served as our PEO since August 8, 2022. The amounts reported under Summary Compensation Table Total for First PEO and Summary Compensation Table Total for Second PEO reflect the total compensation amounts reported in the “Summary Compensation Table” for our First PEO and our Second PEO, respectively, for each respective year in which such individual served as PEO for any portion of the year.

(2)
The following table describes the adjustments, each of which is prescribed by SEC rule, to calculate the CAP Amounts from the SCT Amounts. The SCT Amounts and the CAP Amounts do not reflect the actual amounts of compensation earned by or paid to the executives during the applicable years, but rather are amounts determined in accordance with Item 402 of Regulation
S-K
under the Exchange Act.

Strategy | 2026 Proxy Statement	49

	2025		2024				2023		2022			2021
Adjustments	PEO ($)	Non-PEO Named Executive Officers* ($)	PEO ($)		Non-PEO Named Executive Officers* ($)		PEO ($)	Non-PEO Named Executive Officers* ($)	First PEO ($)	Second PEO ($)	Non-PEO Named Executive Officers* ($)	PEO ($)	Non-PEO Named Executive Officers* ($)
SCT Total Compensation	13,784,204	3,730,086	15,736,147		4,959,596		8,028,255	2,420,954	670,812	20,174,360	6,282,443	2,780,241	12,152,910
Less: Aggregate value for stock awards and option awards included in SCT Amounts for the covered fiscal year	(11,173,323)	(2,826,577)	(13,383,342)		(3,859,026)		(5,954,383)	(1,544,782)	—	(18,324,800)	(5,204,525)	—	(10,158,133)
Plus: Fair value at year end of awards granted during the covered fiscal year that were outstanding and unvested at the covered fiscal year end	5,994,481	1,794,885	25,445,612		7,218,919		14,378,619	3,063,917	—	8,087,752	2,363,133	—	6,768,250
Year-over-year change in fair value at covered fiscal year end of awards granted in any prior fiscal year that were outstanding and unvested at the covered fiscal year end	(74,621,662)	(13,167,439)	178,734,562	**	39,351,469	**	35,805,915	5,448,715	—	(14,730,642)	(3,518,449)	—	6,072,885
Change as of the vesting date (from the end of the prior fiscal year) in fair value of awards granted in any prior fiscal year for which vesting conditions were satisfied during the covered fiscal year	13,095,256	1,903,151	14,385,451		5,439,370		11,390,811	1,481,456	—	(11,042,958)	(1,905,628)	—	12,967,966
Less: Fair value at end of prior fiscal year of awards granted in any prior fiscal year that failed to meet the applicable vesting conditions during the covered fiscal year	—	—	—		—		—	(434,911)	—	—	—	—	—
CAP Amounts (as calculated)	(52,921,044)	(8,565,894)	220,918,429	**	53,110,328	**	63,649,217	10,435,349	670,812	(15,836,288)	(1,983,026)	2,780,241	27,803,878

*	Amounts presented are averages for the entire group of Non-PEO Named Executive Officers in each respective year.
**	Reflects a correction from the amount disclosed in the proxy statement for our 2025 annual meeting of stockholders.

Stock option grant date fair values were calculated based on the Black-Scholes valuation model as of the grant date. The calculations of stock option fair values as of each measurement date were made using the Black-Scholes valuation model, using the stock price as of the measurement date with updated assumptions (i.e., expected term, volatility, and risk free rates) as of the measurement date. In updating the expected term assumptions as of each measurement date, we considered the passage of time, exercise history, and
“in-the-money”
status of awards (i.e. how much the award’s exercise price was above or below the market price of the underlying Class A Stock issuable upon exercise of such award) and adjusted the expected term, as applicable. RSU grant date fair values were calculated using the stock price as of the grant date. RSU fair values as of year-end
and as of each date of vesting were calculated using the stock price as of the applicable date. All of our PSUs include a market condition such that vesting is subject to the Company’s achievement of a relative total shareholder return performance goal over a three-year performance period. The number of PSUs that will vest will be based on the percentile ranking of the Company’s TSR over the three-year performance period as compared to the TSR of the members of the Nasdaq Composite Index over the same period, with the payout factor ranging from 0% to 200% of the number of PSUs granted. The PSU grant date fair values were calculated using a Monte Carlo simulation as of the grant date. The calculations of unvested PSU fair values as of year-end
were made using a Monte Carlo simulation, using the stock price as of year-end
with updated assumptions (i.e., expected term, volatility, risk free rates, actual TSR from date of grant to year-end)
as of the measurement
date.

(3)
The amounts reported under Average Summary Compensation Table Total for
Non-PEO
Named Executive Officers reflect the average of the total compensation amounts reported in the “Summary Compensation Table” for the
Non-PEO
Named Executive Officers for each respective year. The
Non-PEO
Named Executive Officers were:

•	For 2025, Messrs. Saylor, Kang, Chow and Shao;

•	For 2024, Messrs. Saylor, Kang, and Shao;

•	For 2023, Messrs. Saylor, Adkisson, Kang, and Shao;

50	Strategy | 2026 Proxy Statement

•	For 2022, Messrs. Adkisson, Kang, Lang, and Shao;

•	For 2021, Messrs. Lang, Le, and Shao;

(4)
For the fiscal years ended December 31, 2025, 2024, 2023, 2022, 2021, represents the cumulative total shareholder return (“TSR”) of our Class A Stock (“Strategy TSR”) for the measurement periods beginning as of market close on December 31, 2020 and ending on December 31, 2025, 2024, 2023, 2022, and 2021, respectively.

(5)
For the fiscal years ended December 31, 2025, 2024, 2023, 2022, and 2021, represents the cumulative TSR of the Nasdaq Computer Index (“Peer Group TSR”) for the measurement periods beginning as of market close on December 31, 2020 and ending on December 31 of each of 2025, 2024, 2023, 2022, and 2021, respectively. The Nasdaq Computer Index is the peer group used by the Company for purposes of Item 201(e) of Regulation
S-K
under the Exchange Act in the Company’s Annual Report on Form
10-K
for the fiscal year ended December 31, 2025.

(6)
Reflects “Net Income (Loss)” for the fiscal years ended December 31, 2025, 2024, and 2023 included in the Company’s Consolidated Statements of Operations included in the Company’s Annual Report on Form
10-K
for the fiscal year ended December 31, 2025, and “Net Income (Loss)” for the fiscal years ended December 31, 2022 and 2021 included in the Company’s Consolidated Statements of Operations included in the Company’s Annual Report on Form
10-K
for the fiscal year ended December 31, 2023.

(7)
Non-GAAP
Adjusted Income from Operations is a
non-GAAP
financial measure calculated by (i) for 2025, adjusting loss from operations to exclude unrealized gains or losses on digital assets and share-based compensation expense and (ii) for 2021 to 2024, adjusting loss from operations to exclude digital asset impairment losses and share-based compensation expense. The difference between (i) and (ii) reflects our adoption of Accounting Standards Update
No. 2023-08,
Intangibles—Goodwill and Other—Crypto Assets (Subtopic
350-60):
Accounting for and Disclosure of Crypto Assets (“ASU
2023-08”),
effective January 1, 2025, which requires fair value accounting for digital assets with changes recognized in net income, whereas prior periods were accounted for under a cost-less-impairment model and therefore did not include unrealized gains or losses. ASU
2023-08
was adopted using a modified retrospective method, with a cumulative-effect adjustment recorded to opening retained earnings and no restatement of prior periods.

(8)	Reflects a correction from the amount disclosed in the proxy statement for our 2025 annual meeting of stockholders.
The following table lists the five financial and
non-financial
performance measures that, in our assessment, represent the most important performance measures that our Compensation Committee assessed to link the CAP Amounts for our named executive officers for 2025 (our most recently completed fiscal year), to Company performance.

Measure	Nature	Explanation

Revenue	Financial Measure	Revenue generated by our business intelligence operating strategy in 2025

Non-GAAP Adjusted Income from Operations	Financial Measure
A
non-GAAP
financial measure calculated by (i) for 2025, adjusting loss from operations to exclude unrealized gains or losses on digital assets and share-based compensation expense and (ii) for 2021 to 2024, adjusting loss from operations to exclude digital asset impairment losses and share-based compensation expense.

Non-GAAP Operating Margin	Financial Measure	The ratio of Non-GAAP Adjusted Income from Operations to Total Revenue

Total Stockholder Return	Financial Measure	Total returns on an investment in shares of Class A Stock

Bitcoin-Related Initiatives	Non-Financial Measure	Subjective evaluation of the effectiveness of the execution of our strategy to acquire and hold bitcoin to create shareholder value.

Strategy | 2026 Proxy Statement	51

The following charts show graphically the relationships over the past five years of the CAP Amounts for our PEOs and
Non-PEO
Named Executive Officers as compared to Strategy TSR, Net Income (Loss), and
Non-GAAP
Adjusted Income from Operations, as well as the relationship between Strategy TSR and Peer Group TSR:

Compensation Actually Paid vs. Total Shareholder Return
$250,000
$200,000
$150,000
$100,000
$50,000
$0
$(50,000)
$(100,000)
Compensation Actually Paid (in thousands)
$800
$700
$600
$500
$400
$300
$200
$100
$0
TSR of Initial Fixed $100 Investment
$2,780
$27,804
$671
$(1,983)
$(15,836)
$63,649
$10,435
$220,918
$53,110
$(8,566)
$(52,921)
2021
2022
2023
2024
2025
Fiscal Year
Compensation Actually Paid to Mr. Saylor as PEO in 2021 and First PEO in 2022
Average Compensation Actually Paid to Non-PEO NEOs
NASDAQ Computer Index TSR
Compensation Actually Paid to Mr. Le as Second PEO in 2022 and PEO in 2023, 2024 and 2025
Strategy Inc TSR

For each of the fiscal years shown, we believe the CAP Amounts for our PEO(s) and
Non-PEO
Named Executive Officers were
consistent
with
the
changes in Strategy TSR. Net Income (Loss) between the fiscal years ended December 31, 2022 and 2025 was not a performance measure we used to link compensation actually paid to our named executive officers to Company performance, and as a result, CAP amounts for our PEO(s) and
Non-PEO
Named Executive Officers were not substantially correlated to our Net Income (Loss) during such period.

52	Strategy | 2026 Proxy Statement

CEO Pay Ratio

Pursuant to applicable SEC rules, set forth below is the ratio of the total annual compensation of our CEO as of December 31, 2025 to the median of the total annual compensation of our employees (excluding our CEO) for 2025. The ratio below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

We selected the median employee from the group of 1,539 U.S. and non-U.S., full-time, part-time, temporary, and seasonal workers who were employed as of December 31, 2025 (the “Employee Pool”). The Employee Pool did not include Phong Q. Le, who served as our CEO as of December 31, 2025, or third-party consultants and contractors. In identifying our median employee, we calculated the total annual compensation of each employee for the year ended December 31, 2025, using internal payroll and human resources records. Compensation calculated in foreign currency was converted into U.S. dollars using fixed foreign exchange rates set by our finance department.

As disclosed in the Summary Compensation Table on page 39, the total compensation for Mr. Le in 2025, as determined under Item 402 of Regulation S-K, was $13,784,204. The total compensation for our median employee in 2025, as determined under Item 402 of Regulation S-K, was $82,083. Based on the foregoing, for 2025, we estimate the ratio of our CEO’s total annual compensation to our median employee’s total annual compensation to be 168 to 1. Given the different methodologies that companies use in estimating their pay ratios, our estimated pay ratio set forth above should not be used as a basis for comparing companies.

Strategy | 2026 Proxy Statement	53

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2025, and discussed them with management and the Company’s independent registered public accounting firm, KPMG LLP (“KPMG”).

The Audit Committee has discussed with KPMG the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission. The Audit Committee has also received and reviewed the written disclosures and the letter from KPMG required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence and has discussed with KPMG its independence from the Company.

Based on the review and discussions described above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

By the Audit Committee of the Board of Directors of Strategy Inc:

Stephen X. Graham
Jane A. Dietze
Jarrod M. Patten
Gregg J. Winiarski

54	Strategy | 2026 Proxy Statement

PROPOSAL 2—RATIFICATION OF THE SELECTION OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026

The Audit Committee has selected KPMG as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026, and the Board has submitted the Audit Committee’s selection of KPMG to the stockholders for ratification. Although stockholder approval of the selection of KPMG is not required by law, the Company believes that it is advisable to give stockholders an opportunity to ratify this selection. If this Proposal 2 is not approved at the Annual Meeting, the Audit Committee may reconsider its selection of KPMG.

Representatives of KPMG are expected to attend the virtual Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders.

The Board Recommends a Vote “FOR” the Ratification of the Selection of KPMG.	✔

Strategy | 2026 Proxy Statement	55

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES

Fees and Services

Aggregate fees for professional services rendered by KPMG to us for work performed during and related to the fiscal years ended December 31, 2025, and 2024 are summarized in the table below.

	Year Ended December 31,
Fee Category	2025 ($)	2024 ($)

Audit Fees	6,688,795	4,588,393

Total Fees	6,688,795	4,588,393

Audit Fees. This category includes fees for professional services rendered for the audits of our consolidated financial statements, services related to Sarbanes-Oxley Act compliance, assistance with review of documents filed with the SEC, services performed in connection with the issuance of comfort letters and consents, and statutory audits.

KPMG did not provide any audit-related, tax or other services to us during either of the periods presented.

Audit Committee Pre-approval Policies and Procedures

During the fiscal years ended December 31, 2025, and 2024, the Audit Committee pre-approved all services (audit and non-audit) provided to Strategy by our independent registered public accounting firm. In situations where a matter cannot wait until a full Audit Committee meeting, the Chair of the Audit Committee has authority to consider and, if appropriate, approve audit and non-audit services. Any decision by the Chair of the Audit Committee to pre-approve services must be presented to the full Audit Committee at its next scheduled quarterly meeting. The Audit Committee requires us to make required disclosure in our SEC periodic reports relating to the approval by the Audit Committee of audit and non-audit services to be performed by the independent registered public accounting firm and the fees paid by us for such services. All fees related to services performed by KPMG during the fiscal years ended December 31, 2025, and 2024, respectively, were approved by the Audit Committee.

56	Strategy | 2026 Proxy Statement

PROPOSAL 3—APPROVAL, ON AN ADVISORY, NON-BINDING BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS (SAY-ON-PAY)

We are asking stockholders to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement, which disclosure includes the “Executive and Director Compensation—Compensation Discussion and Analysis” and “Executive and Director Compensation—Executive Officer Compensation” sections of this proxy statement as they relate to our named executive officers, pursuant to rules promulgated by the SEC.

This Proposal 3, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our executive compensation program. We currently hold our say-on-pay vote every three (3) years, and we expect the next say-on-pay vote will occur in 2029.

As described in detail above in the “Executive and Director Compensation—Compensation Discussion and Analysis” section, our executive compensation program is designed to reward, motivate, and provide incentives for exceptional individual performance and effective leadership by our executive officers, to reward executive officers for superior financial and operating results of the Company, and to align our executive officers’ interests with those of our stockholders. It is also designed to attract and retain executive officers. Please read the “Executive and Director Compensation—Compensation Discussion and Analysis” and “Executive and Director Compensation—Executive Officer Compensation” sections for additional details about our executive compensation program, including information about the compensation of our named executive officers with respect to the fiscal year ended December 31, 2025.

The Board recommends that you vote “FOR” the following resolution at the Annual Meeting:

RESOLVED: That the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement for the 2026 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the “Compensation Discussion and Analysis,” compensation tables, and narrative discussion, is hereby approved.

Since a vote on this Proposal 3 is an advisory vote, the outcome of this vote is not binding. However, our Compensation Committee, who is responsible for designing and administering our executive compensation program, value the opinions of our stockholders and will consider the outcome of the vote on this Proposal 3 when making future compensation decisions for our named executive officers.

The Board Recommends a Vote “FOR” the Approval, on an Advisory, Non-binding Basis, of the Compensation of Our Named Executive Officers as Disclosed in this Proxy Statement.	✔

Strategy | 2026 Proxy Statement	57

PROPOSAL 4—RATIFICATION OF THE FILING AND EFFECTIVENESS OF THE CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF DESIGNATIONS OF THE COMPANY’S 8.00% SERIES A PERPETUAL STRIKE PREFERRED STOCK FILED WITH THE SECRETARY OF STATE OF THE STATE OF DELAWARE ON JULY 7, 2025, AND THE AMENDMENT TO THE LIQUIDATION PREFERENCE OF SUCH STOCK EFFECTUATED THEREBY

The Board has determined that it is in the best interests of the Company and its stockholders to ratify, pursuant to Section 204 of the DGCL (“Section 204”), the filing and effectiveness of the Certificate of Amendment to the Certificate of Designations of the STRK Stock (the “STRK Certificate of Designations”) filed with the Secretary of State on July 7, 2025, and the amendment to the liquidation preference of the STRK Stock effectuated thereby (the “STRK Amendment”).

Background

On February 5, 2025, the Company completed the initial public offering of its STRK Stock. At such time, the liquidation preference of STRK Stock was fixed at $100 per share. One month later, we launched STRF Stock, our second digital credit instrument, which introduced what has since become a defining feature of our digital credit platform: a floating liquidation preference. Under this structure, the liquidation preference per share of our other preferred stock instruments generally approximate to the greater of the trading price per share or a fixed floor of $100. We have since replicated this floating liquidation preference feature across each of our preferred stock instruments launched after STRK Stock (except, in the case of STRE Stock, the liquidation preference has a fixed floor of €100).

On July 6, 2025, the Board approved, and on July 7, 2025, the Company filed with the Secretary of State, the STRK Amendment to make technical amendments to the STRK Certificate of Designations, so that, together with other conforming changes, the liquidation preference per share of the STRK Stock would generally approximate to the greater of the trading price per share or a fixed floor—$100. These amendments were more fully described in the Current Report on Form 8-K filed by the Company with the SEC on July 7, 2025.

On July 21, 2025, David Dodge (the “Plaintiff”) filed a purported class action lawsuit (the “Action”) in the Court of Chancery of the State of Delaware against the Company and the Board alleging that, pursuant to Section 242 of the DGCL, the holders of the Company’s Common Stock were entitled to vote on the STRK Amendment and asserting a claim against the Board for breach of fiduciary duty in connection with the purported DGCL violation. On September 29, 2025, the Company and the Board filed an answer in the Action denying all allegations of wrongdoing. On March 12, 2026, counsel for the parties entered into and filed with the Court of Chancery a “Stipulation and [Proposed] Order Dismissing the Action as Moot” (the “Stipulation”), which provides for the dismissal of the Action as moot with prejudice as to Plaintiff and without prejudice as to any claims belonging to any other actual or potential members of the putative class. Under the Stipulation, the Company agreed to, among other things, seek stockholder approval of a proposal to ratify the STRK Amendment pursuant to Section 204 at the 2026 Annual Meeting of Stockholders. Section 204 allows a Delaware corporation to ratify a defective corporate act (as defined in Section 204) by following specified procedures. Section 204 provides that no defective corporate act will be void or voidable solely as a result of a failure of authorization of that defective corporate act if it is ratified as provided in Section 204 or validated by the Delaware Court of Chancery in a proceeding brought under Section 205 of the DGCL. Unless otherwise determined in an action brought pursuant to Section 205 of the DGCL, a defective corporate act that is ratified under Section 204 is validated retroactive to the time of such act. On March 27, 2026, the Court of Chancery approved the Stipulation in all respects material to the Company.

As set forth below, the Board has determined that it would be advisable and in the best interests of the Company and its stockholders to ratify pursuant to Section 204 the filing and effectiveness of the STRK Amendment (the “Amendment Ratification”).

On April 15, 2026, pursuant to and in accordance with Section 204, the Board adopted resolutions (A) identifying (i) the filing and effectiveness of the STRK Amendment as a potential defective corporate act to be ratified under Section 204, (ii) July 7, 2025 (the date the STRK Amendment was filed with the Secretary of State) as the date thereof, and (iii) the failure of the STRK Amendment to have received the requisite stockholder approval in accordance with Section 242 of the DGCL as the nature of the potential failure of authorization, and (B) approving the Amendment Ratification. The Board further recommended that the Company’s stockholders approve the Amendment Ratification and directed that the Amendment Ratification be submitted to the Company’s stockholders for approval at the 2026 Annual Meeting of Stockholders.

58	Strategy | 2026 Proxy Statement

The Board further directed that notice of the Amendment Ratification be provided (i) to all stockholders of the Company as of the record date for the 2026 Annual Meeting of Stockholders, and (ii) as required by Section 204, to all stockholders of the Company of record as of July 7, 2025, the time of the defective corporate act, other than those whose identities or addresses could not be determined from the Company’s corporate records. The Board directed that such notice contain the statement required by Section 204 that any claim that the filing and effectiveness of the STRK Amendment to be ratified pursuant to the Amendment Ratification is void or voidable due to the failure to receive the requisite stockholder vote for its adoption, or that the Court of Chancery of the State of Delaware should declare in its discretion that the Amendment Ratification not be effective or be effective only on certain conditions, must be brought within 120 days from the time that the Amendment Ratification is approved by stockholders (such time being the validation effective time of the Amendment Ratification under Section 204). In accordance with Section 204(g), this proxy statement shall constitute all such notice as is required by Section 204.

Reasons For the Amendment Ratification

The Board believes the Amendment Ratification is advisable and in the best interests of the Company and its stockholders because it eliminates any uncertainty regarding the validity of the STRK Amendment, which was designed to align the liquidation preference per share more closely with market price with a floor of $100 and to facilitate the Company’s ability to issue and maintain STRK Stock in a manner consistent with its intended economic terms.

The Board also believes that stockholder approval of the Amendment Ratification will strengthen the Company’s bitcoin and capital markets strategy by broadening the Company’s flexibility to issue additional shares of STRK Stock. As described further below, stockholder approval of the Amendment Ratification would also reduce potential legal and tax-related uncertainty, including risks associated with the possible characterization of STRK Stock as “fast-pay stock”.

Effectiveness of the Amendment Ratification

If the Amendment Ratification is approved, then the filing and effectiveness of the STRK Amendment (and the amendments to the STRK Stock liquidation preference effectuated thereby) shall be (i) ratified pursuant to and in accordance with Section 204 and (ii) unless otherwise determined in an action brought pursuant to Section 205 of the DGCL, deemed valid as of July 7, 2025.

If the Amendment Ratification is not approved (or withdrawn or otherwise not voted on at the 2026 Annual Meeting of Stockholders), then, within five business days after the 2026 Annual Meeting of Stockholders, the Company intends to file a certificate of correction with the Secretary of State providing for the nullification of the STRK Amendment. Thereafter, (i) the changes to the STRK Stock liquidation preference set forth in the STRK Amendment shall be treated as invalid, null and void, and of no further force and effect and (ii) the STRK Stock liquidation preference shall be $100 per share, unless and until an amendment to the STRK Certificate of Designations is duly approved and adopted in accordance with Delaware law.

Certain United States Federal Income Tax Considerations

Under Treasury Regulations promulgated under Section 7701(l) of the Internal Revenue Code of 1986, as amended, unless clearly demonstrated otherwise, stock is presumed to be fast-pay stock if, among other things, it is issued for an amount that exceeds (by more than a de minimis amount, as determined under applicable Treasury Regulations) the amount at which the stockholder can be compelled to dispose of the stock. It is not clear what amount would constitute “de minimis” in the case of stock with a perpetual term. Transactions involving fast-pay stock arrangements are treated as “listed transactions” for U.S. federal income tax purposes. Issuers and holders of any shares of fast-pay stock would be required to report their participation in the transaction on the Internal Revenue Service (the “IRS”) Form 8886 on an annual basis with their U.S. federal income tax returns and would also be required to mail a copy of that form to the IRS Office of Tax Shelter Analysis. Failure to comply with those disclosure requirements could result in the assessment by the IRS of interest, additions to tax and onerous penalties.

As noted above, in the event that the Amendment Ratification is not approved and the certificate of correction as described above is filed and effective, the changes to the STRK Stock liquidation preference set forth in the STRK Amendment shall be treated as invalid, null and void, and of no further force and effect and the STRK Stock liquidation preference shall be $100 per share, unless and until an amendment to the STRK Certificate of Designations is duly approved and adopted in

Strategy | 2026 Proxy Statement	59

accordance with Delaware law. This increases the likelihood that the trading price of STRK Stock may represent a premium above the liquidation preference. If any shares of STRK Stock are issued at or around a trading price that represents a certain level of premium above their liquidation preference, there may be increased risk that the IRS could assert that such shares of STRK Stock constitute fast-pay stock. Because the IRS or other parties may not be able to distinguish such shares of STRK Stock from other shares of STRK Stock, a holder of any other shares of STRK Stock might also be subject to such increased risk or might be required to demonstrate to the IRS (or such other parties) that the holder did not purchase such shares of STRK Stock in a manner constituting fast-pay stock. Accordingly, if the Amendment Ratification is not approved, there may be fewer circumstances in which the Company can offer STRK Stock in a manner that is not expected to implicate the fast-pay stock rules and, therefore, the Company’s ability to offer and sell STRK Stock potentially could be limited.

Vote Required

The approval of Proposal 4 requires the affirmative vote of a majority of the voting power of the outstanding shares of the Company’s Common Stock, voting together as a single class. Abstentions and broker non-votes will have the same effect as a vote against Proposal 4. If the Amendment Ratification is approved by the Company’s stockholders, from and after such time, unless otherwise determined in an action brought pursuant to Section 205 of the DGCL, the ratification of the STRK Amendment will be retroactive to July 7, 2025, the time of the filing of the STRK Amendment with the Secretary of State.

Where You Can Find Additional Information

Copies of the STRK Certificate of Designations and the STRK Amendment are included as Exhibits 3.5 and 3.7, respectively, to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. The summaries of the STRK Certificate of Designation and STRK Amendment set forth in this Proposal 4 are qualified in their entirety by the text of the full documents.

Interests of Directors and Executive Officers

Our directors and executive officers (and their affiliates) have no material interests, directly or indirectly, in the matters set forth in this Proposal 4 except to the extent of their ownership of our Common Stock. None of our directors or executive officers (nor their affiliates) own any shares of our STRK Stock. See “Security Ownership of Certain Beneficial Owners and Management”, beginning on Page 6, for additional information, including such persons’ and entities’ beneficial ownership of STRC Stock as of April 1, 2026.

The Board Recommends a Vote “FOR” the Amendment Ratification.	✔

60	Strategy | 2026 Proxy Statement

PROPOSAL 5—APPROVE AND ADOPT AN AMENDMENT AND RESTATEMENT OF THE CERTIFICATE OF DESIGNATIONS OF THE COMPANY’S VARIABLE RATE SERIES A PERPETUAL STRETCH PREFERRED STOCK TO PROVIDE FOR TWO SCHEDULED DIVIDEND PAYMENT DATES PER MONTH, INSTEAD OF ONE

The Board has determined that it is advisable and in the best interests of the Company and its stockholders to approve and adopt an amendment and restatement of the Certificate of Designations of the STRC Stock (the “Amended and Restated STRC Certificate of Designations”) to amend the dividend payment cadence provisions of the Certificate of Designations of the STRC Stock (the “Original STRC Certificate of Designations”) such that, together with conforming and related changes, declared regular dividends on the STRC Stock will be paid two times a month (instead of once a month) (such changes, collectively, the “STRC Dividend Amendment”).

Summary

This proposal asks stockholders to approve the STRC Dividend Amendment, which would change the terms of STRC Stock to establish two scheduled dividend payment dates per month, instead of one. The STRC Dividend Amendment does not increase the total amount of regular dividends payable for a monthly period, change STRC Stock’s dividend rate, increase the Company’s overall dividend payment obligation, or, other than as it pertains to the change in the frequency of dividend payments and other related changes, change the rights and protections associated with STRC Stock dividends.

Below are summaries of the current cadence of dividend payments under the Original STRC Certificate of Designations and the proposed new cadence of dividend payments:

Current Cadence: Currently, we typically announce the applicable regular dividend rate on the last calendar day of the month (“Month 0”) preceding the month in which the dividend will be paid (“Month 1”) and, if and when the Board declares a regular STRC Stock dividend for Month 1, the declaration of the dividend either that same day or on the first business day of Month 1. The record date for the dividend is set as the 15th day of Month 1, and the regular dividend payment date is set as the last calendar day of Month 1. If the payment date is not a business day, you receive the dividend payment the following business day.

New Cadence: If this proposal is approved and implemented, then we intend to continue to announce the applicable regular dividend rate on the last calendar day of Month 0 (and would be required to announce the new dividend rate before the first business day of Month 1) and, if and when the Board declares regular STRC Stock dividends for Month 1, we would also announce the declaration of the dividends either that same day or on the first business day of Month 1. However, we would announce two record dates and two dividend payment dates, which in total would aggregate to the same amount payable under the current cadence at the same dividend rate per annum. The record dates would be set as the 15th day and the last calendar day of Month 1, and the dividend payment dates would be set as the last calendar day of Month 1 and the 15th day of the following month (“Month 2”). As with the current cadence, if a regular dividend payment date is not a business day, you would receive the dividend payment the following business day.

Strategy | 2026 Proxy Statement	61

Below is an illustrative comparison of the current cadence and proposed new cadence:

Monthly Calendar – Current vs New Dividend Cadence(1)

New Cadence: Record dates on 15th day and last day of the month; Payment date on subsequent record date

(1)

This graphic represents an illustrative timeline of the STRC Stock dividend cadence under the current cadence and proposed new cadence. Regular dividends on STRC Stock are payable when, as and if declared by the Board or any duly authorized committee thereof, out of funds legally available for their payment. This graphic is being presented for illustrative purposes only and does not represent any dividends declared by our Board nor any rate dividend adjustments as of the date of this proxy statement. Further, the foregoing graphic assumes all regular dividend payment dates are business days.

Transition between the Current Cadence and New Cadence

Notwithstanding the foregoing, subject to the approval of our Board, and consistent with our current cadence, we expect to announce the declaration of a dividend on June 1, 2026, payable on June 30, 2026, with a record date of June 15, 2026. If this Proposal 5 is approved, we expect to announce, subject to the approval of our Board, the declaration of a semi-monthly dividend under the Amended and Restated STRC Certificate of Designations on June 15, 2026, payable on July 15, 2026, with a record date of June 30, 2026. Such dividend, if and when declared, would be contingent upon the filing and effectiveness of the Amended and Restated STRC Certificate of Designations, and would be payable at the same dividend rate per annum that applies to the June 30, 2026 dividend payment under the current cadence.

Reasons for the STRC Dividend Amendment

The Board believes it is advisable and in the best interests of the Company and its stockholders to permit more frequent payments of dividends to holders of STRC Stock. The Board believes that, if approved and adopted, the Amended and Restated STRC Certificate of Designations would provide the following benefits:

1.

More Frequent Distributions/Reduced Reinvestment Lag. The STRC Dividend Amendment will provide holders of STRC Stock with more frequent dividends, as payments would generally be made two times a month rather than once. The increased payment frequency is designed to reduce reinvestment lag for holders who wish to redeploy their distributions into other investments, including back into STRC Stock.

2.

Enhanced Liquidity and Market Efficiency. The STRC Dividend Amendment is also intended to enhance liquidity and trading in STRC Stock. Increased liquidity may improve market efficiency and support more effective capital raising, which the Board believes would strengthen the Company’s ability to accumulate bitcoin in a manner accretive to all securityholders.

3.

Support for Price Stability. The STRC Dividend Amendment is intended to enhance the Company’s ability to issue and maintain the STRC Stock in a manner consistent with its intended economic terms, including its current intention to maintain STRC Stock’s trading price at or close to its stated amount of $100 per share.

The proposed changes would increase the frequency of dividend payment dates but would not alter the STRC Stock regular dividend rate, the Company’s overall payment obligations, or the consequences of any failure to pay dividends on STRC Stock when

62	Strategy | 2026 Proxy Statement

due (for example, compounded dividends will accumulate on missed regular dividends, compounded semi-monthly on each subsequent regular dividend payment date). Rather, each semi-monthly payment will represent a smaller portion of the total annual dividend amount on STRC Stock than monthly payments on STRC Stock currently do. Based on the foregoing, the Board does not believe that the modification materially adversely affects the rights, preferences, or economic interests of holders of Common Stock or any other series of Preferred Stock.

The foregoing statements regarding the approval and adoption of the Amended and Restated STRC Certificate of Designations and the STRC Dividend Amendment to be effectuated thereby and the Company’s intention to maintain STRC Stock’s trading price at or near $100 per share are forward-looking statements and are subject to risks and uncertainties. There can be no assurance that the STRC Dividend Amendment will result in increased liquidity, enhanced trading or any other anticipated benefit. Further, the Company may not succeed in achieving, or may abandon, its current intention to maintain STRC Stock to trade at prices at or near $100 per share. Except as required by law, the Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of this proxy statement.

Effectiveness of the STRC Dividend Amendment

On April 15, 2026, the Board adopted resolutions declaring advisable and approving the Amended and Restated STRC Certificate of Designations setting forth the STRC Dividend Amendment and recommending that the Company’s stockholders approve the Amended and Restated STRC Certificate of Designations.

The approval of Proposal 5 requires the affirmative vote of a majority of the voting power of the outstanding shares of the Company’s Common Stock, voting together as a single class. The Company is also seeking to obtain a separate, affirmative vote of a majority of the outstanding shares of STRC Stock as a separate vote from its Common Stock vote. Abstentions and broker non-votes will have the same effect as a vote against Proposal 5. The Company intends to file Amended and Restated STRC Certificate of Designations to effectuate the STRC Dividend Amendment only if Proposal 5 receives both of the foregoing approvals; if either group does not, or both groups do not, approve the proposal, the Amended and Restated STRC Certificate of Designations will not be filed.

If the Amended and Restated STRC Certificate of Designations is approved by both the holders of Common Stock and the holders of STRC Stock, then following such approvals the Company intends to file the Amended and Restated STRC Certificate of Designations setting forth the STRC Dividend Amendment with the Secretary of State, and cause the STRC Dividend Amendment effectuated thereby to become effective on June 30, 2026.

The Board reserves the right to elect to abandon the Amended and Restated STRC Certificate of Designations, without further action by the holders of Common Stock or the holders of STRC Stock, at any time prior to the effectiveness of the Amended and Restated STRC Certificate of Designations.

Where You Can Find Additional Information

A copy of the redline of the Amended and Restated STRC Certificate of Designations against the Original STRC Certificate of Designations setting forth the proposed STRC Dividend Amendment is attached to this proxy statement as Annex 1.

The summary of the STRC Dividend Amendment in this Proposal 5 is qualified in its entirety by reference to the text of the Amended and Restated STRC Certificate of Designations as set forth in Annex 1. The summary of the Original STRC Certificate of Designations in this Proposal 5 is qualified in its entirety to the full text of such document, which was included as Exhibit 3.9 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Interests of Directors and Executive Officers

Our directors and executive officers (and their affiliates) have no material interests, directly or indirectly, in the matters set forth in this Proposal 5 except to the extent of their beneficial ownership of STRC Stock. See “Security Ownership of Certain Beneficial Owners and Management”, beginning on Page 6, for additional information, including such persons’ and entities’ beneficial ownership of STRC Stock as of April 1, 2026.

The Board Recommends a Vote “FOR” the Amended and Restated STRC Certificate of Designations	✓

Strategy | 2026 Proxy Statement	63

OTHER MATTERS

The Board does not know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote or otherwise act in accordance with their judgment on such matters.

By Order of the Board of Directors,

Thomas C. Chow
Executive Vice President, General Counsel & Secretary

April 28, 2026

The Board hopes that stockholders will attend the Annual Meeting. Whether or not you plan to attend, to help ensure representation of your shares at the Annual Meeting, you are urged to submit your voting instructions over the telephone or on the Internet or, if you received a printed copy of the proxy materials, by completing, signing, dating, and returning your proxy card or voting instruction form. Submitting voting instructions or a proxy card will not prevent you from attending the Annual Meeting and voting online during the Annual Meeting.

64	Strategy | 2026 Proxy Statement

Appendix A

A-1	Strategy | 2026 Proxy Statement

~~MicroStrategy Incorporated~~Strategy Inc

Amended and Restated Certificate of Designations

Variable Rate Series A Perpetual Stretch Preferred Stock

~~July 29~~June 30, ~~2025~~2026

- i -

Section 8.	Right of Holders to Require the Company to Repurchase Perpetual Stretch Preferred Stock upon a Fundamental Change	~~30~~31
(a)	Fundamental Change Repurchase Right	~~30~~31
(b)	Funds Legally Available for Payment of Fundamental Change Repurchase Price; Covenant Not to Take Certain Actions	31
(c)	Fundamental Change Repurchase Date	~~31~~32
(d)	Fundamental Change Repurchase Price	~~31~~32
(e)	Fundamental Change Notice	~~31~~32
(f)	Procedures to Exercise the Fundamental Change Repurchase Right	~~32~~33
(g)	Payment of the Fundamental Change Repurchase Price	34
(h)	Compliance with Applicable Securities Laws	~~34~~35
(i)	Third Party May Conduct Repurchase Offer In Lieu of the Company	~~34~~35
Section 9.	Voting Rights	~~34~~35
(a)	Voting and Consent Rights with Respect to Specified Matters	~~34~~35
(b)	Procedures for Voting and Consents	~~37~~38
Section 10.	No Preemptive Rights	~~37~~38
Section 11.	Calculations	38
(a)	Responsibility; Schedule of Calculations	38
(b)	Calculations Aggregated for Each Holder	~~38~~39
Section 12.	No Sinking Fund Obligations	~~38~~39
Section 13.	Notices	~~38~~39
Section 14.	No Other Rights	~~38~~39
Section 15.	Effect of Amendment	39
Exhibits
Exhibit A: Form of Preferred Stock Certificate		A-1
Exhibit B: Form of Global Certificate Legend		B-1

- ii -

Amended and Restated Certificate of Designations

Variable Rate Series A Perpetual Stretch Preferred Stock

~~On July 28, 2025, the Pricing Committee of the Board of Directors of MicroStrategy Incorporated, a Delaware corporation (the “Company”), pursuant to authority granted to it by the Board of Directors of the Company, adopted the following resolution designating and creating, out of the authorized and unissued shares of preferred stock of the Company, 28,011,111 authorized shares of a series of stock of the Company titled the “Variable Rate Series A Perpetual Stretch Preferred Stock”:~~

Strategy Inc, a Delaware corporation (formerly known as MicroStrategy Incorporated) (the “Company”) does hereby certify as follows:

This Amended and Restated Certificate of Designations of Variable Rate Series A Perpetual Stretch Preferred Stock has been duly adopted and approved by the Board of Directors and the stockholders of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

~~RESOLVED that, pursuant to~~The text of the Certificate of ~~Incorporation (as defined below), the Bylaws (as defined below) and applicable law, a series of stock of the Company titled the “~~Designations of Variable Rate Series A Perpetual Stretch Preferred Stock~~,” and having a par value of $0.001 per share and an initial number of authorized shares equal to 28,011,111 is hereby designated and created out of the authorized and unissued shares of preferred stock of the Company, which series has the rights, preferences, voting powers and other provisions~~ is hereby amended and restated in its entirety to read as set forth ~~below~~herein:

Section 1. DEFINITIONS.

“Affiliate” has the meaning set forth in Rule 144 under the Securities Act as in effect on the Initial Issue Date.

“Amendment and Restatement Effective Date” means June 30, 2026.

“Board of Directors” means the Company’s board of directors or a committee of such board duly authorized to act on behalf of such board.

“Business Day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Bylaws” means the Company’s Amended and Restated By-laws, as the same may be further amended, supplemented or restated.

“Capital Stock” of any Person means any and all shares of, interests in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case however designated, the equity of such Person, but excluding any debt securities convertible into such equity.

“Certificate of Designations” means this Amended and Restated Certificate of Designations, as amended or supplemented from time to time.

“Certificate of Incorporation” means the Company’s Second Restated Certificate of Incorporation, as amended and supplemented to date, and as the same may be further amended, supplemented or restated.

“Class A Common Stock” means the class A common stock, $0.001 par value per share, of the Company.

“Class B Common Stock” means the class B common stock, $0.001 par value per share, of the Company.

“Clean-Up Redemption” has the meaning set forth in Section 7(b).

“Close of Business” means 5:00 p.m., New York City time.

“Company” has the meaning set forth in the preamble to this Certificate of Designations.

“Compounded Dividends” has the meaning set forth in Section 5(a)(i).

“Depositary” means The Depository Trust Company or its successor, or any successor depositary for the applicable shares of Perpetual Stretch Preferred Stock.

“Depositary Participant” means any member of, or participant in, the Depositary.

“Depositary Procedures” means, with respect to any transfer, exchange or other transaction involving a Global Certificate representing any Perpetual Stretch Preferred Stock, or any beneficial interest in such certificate, the rules and procedures of the Depositary applicable to such transfer, exchange or transaction.

“Dividend Junior Stock” means any class or series of the Company’s stock whose terms do not expressly provide that such class or series will rank senior to, or equally with, the Perpetual Stretch Preferred Stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively). Dividend Junior Stock includes the Class A Common Stock, the Class B Common Stock, the Perpetual Stream Preferred Stock, the Perpetual Strike Preferred Stock and the Perpetual Stride Preferred Stock. For the avoidance of doubt, Dividend Junior Stock will not include any securities of the Company’s Subsidiaries.

“Dividend Parity Stock” means any class or series of the Company’s stock (other than the Perpetual Stretch Preferred Stock) whose terms expressly provide that such class or series will rank equally with the Perpetual Stretch Preferred Stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively). For the avoidance of doubt, Dividend Parity Stock will not include any securities of the Company’s Subsidiaries.

“Dividend Senior Stock” means any class or series of the Company’s stock whose terms expressly provide that such class or series will rank senior to the Perpetual Stretch Preferred Stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively). Dividend Senior Stock includes the Perpetual Strife Preferred Stock. For the avoidance of doubt, Dividend Senior Stock will not include any securities of the Company’s Subsidiaries.

“Electronic Certificate” means any electronic book entry maintained by the Transfer Agent that represents any share(s) of Perpetual Stretch Preferred Stock.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Fundamental Change” means any of the following events:

(a) either (i) a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) (other than (w) the Company; (x) its Wholly Owned Subsidiaries; (y) any employee benefit plans of the Company or its Wholly Owned Subsidiaries; or (z) any Permitted Party), files any report with the SEC indicating that such person or group has become the direct or indirect “beneficial owner” (as defined below) of shares of the Company’s common equity representing more than fifty percent (50%) of the voting power of all of the Company’s common equity; or (ii) a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) (other than (w) the Company; (x) its Wholly Owned Subsidiaries; or (y) any employee benefit plans of the Company or its Wholly Owned Subsidiaries), files any report with the SEC indicating that such person or group has become the direct or indirect “beneficial owner” (as defined below) of shares of the Company’s Class A Common Stock representing more than fifty percent (50%) of the voting power of all of the Company’s Class A Common Stock, provided that, solely for purposes of this clause (ii), none of the following will constitute beneficial ownership of the Company’s Class A Common Stock: (x) beneficial ownership of the Company’s Class B Common Stock; and (y) beneficial ownership by any Permitted Party of any of the Company’s Class A Common Stock issued upon conversion of the Company’s Class B Common Stock; or

(b) the consummation of: (i) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person, other than solely to one or more of the Company’s Wholly Owned Subsidiaries; or (ii) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) all of the Class A Common Stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property; provided, however, that any merger, consolidation, share exchange or combination of the Company pursuant to which the persons that directly or indirectly

“beneficially owned” (as defined below) all classes of the Company’s common equity immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than fifty percent (50%) of all classes of common equity of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction will be deemed not to be a Fundamental Change pursuant to this clause (b).

For the purposes of this definition, (x) any transaction or event described in both clause (a) and in clause (b)(i) or (ii) above (without regard to the proviso in clause (b)) will be deemed to occur solely pursuant to clause (b) above (subject to such proviso), and (y) whether a Person is a “beneficial owner,” whether shares are “beneficially owned,” and percentage beneficial ownership, will be determined in accordance with Rule 13d-3 under the Exchange Act.

“Fundamental Change Notice” has the meaning set forth in Section 8(e).

“Fundamental Change Repurchase Date” means the date fixed, pursuant to Section 8(c), for the repurchase of any Perpetual Stretch Preferred Stock by the Company pursuant to a Repurchase Upon Fundamental Change.

“Fundamental Change Repurchase Notice” means a notice (including a notice substantially in the form of the “Fundamental Change Repurchase Notice” set forth in Exhibit A) containing the information, or otherwise complying with the requirements, set forth in Section 8(f)(i) and Section 8(f)(ii).

“Fundamental Change Repurchase Price” means the cash price payable by the Company to repurchase any share of Perpetual Stretch Preferred Stock upon its Repurchase Upon Fundamental Change, calculated pursuant to Section 8(d).

“Fundamental Change Repurchase Right” has the meaning set forth in Section 8(a).

“Global Certificate” means any certificate (including an Electronic Certificate, subject to Section 3(d)(iii)) that (a) represents any share(s) of Perpetual Stretch Preferred Stock; (b) subject to Section 3(d)(i)(2), is substantially in the form set forth in Exhibit A, registered in the name of the Depositary or its nominee, duly executed by the Company and countersigned by the Transfer Agent; and (c) is deposited with the Transfer Agent, as custodian for the Depositary (or, in the case of an Electronic Certificate, is otherwise admitted for book-entry settlement through the Depositary in accordance with the Depositary Procedures).

“Global Certificate Legend” means a legend substantially in the form set forth in Exhibit B.

“Holder” means any person in whose name any Perpetual Stretch Preferred Stock is registered on the Registrar’s books.

“Initial Issue Date” means July 29, 2025.

“June 2026 Dividend” has the meaning set forth in Section 5(a)(i).

“Junior Stock” means any Dividend Junior Stock or Liquidation Junior Stock.

“Last Reported Sale Price” per share of Perpetual Stretch Preferred Stock for any Trading Day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of Perpetual Stretch Preferred Stock on such Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Perpetual Stretch Preferred Stock is then listed. If the Perpetual Stretch Preferred Stock is not listed on a U.S. national or regional securities exchange on such Trading Day, then the Last Reported Sale Price will be the last quoted bid price per share of Perpetual Stretch Preferred Stock on such Trading Day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. If the Perpetual Stretch Preferred Stock is not so quoted on such Trading Day, then the Last Reported Sale Price will be the mid-point of the last bid price and the last ask price per share of Perpetual Stretch Preferred Stock on such Trading Day from a nationally recognized independent investment banking firm the Company selects, which may be any of the Underwriters (or, if no such last bid price or last ask price is available, the fair value of one share of Perpetual Stretch Preferred Stock on such Trading Day determined by a nationally recognized independent investment banking firm the Company selects, which may be any of the Underwriters).

“Liquidation Junior Stock” means any class or series of the Company’s stock whose terms do not expressly provide that such class or series will rank senior to, or equally with, the Perpetual Stretch Preferred Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up. Liquidation Junior Stock includes the Class A Common Stock, the Class B Common Stock, the Perpetual Stream Preferred Stock, the Perpetual Strike Preferred Stock and the Perpetual Stride Preferred Stock. For the avoidance of doubt, Liquidation Junior Stock will not include any securities of the Company’s Subsidiaries.

“Liquidation Parity Stock” means any class or series of the Company’s stock (other than the Perpetual Stretch Preferred Stock) whose terms expressly provide that such class or series will rank equally with the Perpetual Stretch Preferred Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up. For the avoidance of doubt, Liquidation Parity Stock will not include any securities of the Company’s Subsidiaries.

“Liquidation Preference” initially means one hundred dollars ($100) per share of Perpetual Stretch Preferred Stock; provided, however, that, effective immediately after the Close of Business on each Business Day after the Initial Issue Date (and, if applicable, during the course of a Business Day on which any sale transaction to be settled by the issuance of Perpetual Stretch Preferred Stock is executed, from the exact time of the first such sale transaction during such Business Day until the Close of Business of such Business Day), the Liquidation Preference per share of Perpetual Stretch Preferred Stock will be adjusted to be the greatest of (a) the Stated Amount per share of Perpetual Stretch Preferred Stock; (b) in the case of any Business Day with respect to which the Company has, on such Business Day or any Business Day during the ten (10) Trading Day period preceding such Business Day, executed any sale transaction to be settled by the issuance of Perpetual Stretch Preferred Stock, an amount equal to the Last Reported Sale Price per share of Perpetual Stretch Preferred Stock on the Trading Day immediately before such Business Day; and (c) the arithmetic average of the Last Reported Sale Prices per share of Perpetual Stretch Preferred Stock for each Trading Day of the ten (10) consecutive Trading Days immediately preceding such Business Day, provided, however, that, if applicable, the reference in this clause (c) to ten (10) will be replaced by such lesser number of Trading Days as have elapsed during the period from, and including, the Initial Issue Date to, but excluding, such Business Day. Notwithstanding anything to the contrary in the preceding sentence, at all times before the first (1st) date on which the Company executes any sale transaction to be settled by the issuance of Perpetual Stretch Preferred Stock (other than the Perpetual Stretch Preferred Stock initially issued on the Initial Issue Date), the Liquidation Preference per share of Perpetual Stretch Preferred Stock will be one hundred dollars ($100). Whenever this Certificate of Designations refers to the Liquidation Preference of the Perpetual Stretch Preferred Stock as of a particular date without setting forth a particular time on such date, such reference will be deemed to be to the Liquidation Preference immediately after the Close of Business on such date. For purposes of this definition, any reference to the Company’s execution of any sale transaction to be settled by the issuance of Perpetual Stretch Preferred Stock includes any resale of any shares of Perpetual Stretch Preferred Stock that the Company or any of its Subsidiaries have purchased or otherwise acquired.

“Liquidation Senior Stock” means any class or series of the Company’s stock whose terms expressly provide that such class or series will rank senior to the Perpetual Stretch Preferred Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up. Liquidation Senior Stock includes the Perpetual Strife Preferred Stock. For the avoidance of doubt, Liquidation Senior Stock will not include any securities of the Company’s Subsidiaries.

“Market Disruption Event” means, with respect to the Perpetual Stretch Preferred Stock, on any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal U.S. national or regional securities exchange or other market on which the Perpetual Stretch Preferred Stock is listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Perpetual Stretch Preferred Stock or in any options contracts or futures contracts relating to the Perpetual Stretch Preferred Stock.

~~“Monthly Regular Dividend Rate Per Annum” means (a) with respect to the Regular Dividend Period beginning on the Initial Issue Date, a rate per annum equal to nine percent (9.00%); and (b) with respect to each following Regular Dividend Period (each such Regular Dividend Period being referred to as the “Reference Regular Dividend Period” for purposes of this definition), the Monthly Regular Dividend Rate Per Annum will be the Monthly Regular Dividend Rate Per Annum applicable to the immediately preceding Regular Dividend Period, unless the Company elects, in its sole and~~

~~absolute discretion, by providing notice of the same to Holders before the first Business Day of such Reference Regular Dividend Period, a different Monthly Regular Dividend Rate Per Annum to apply to such Reference Regular Dividend Period, provided such different Monthly Regular Dividend Rate Per Annum cannot be (i) negative; (ii) less than a rate per annum equal to the excess, if any, of (x) the Monthly Regular Dividend Rate Per Annum applicable to the Regular Dividend Period immediately preceding such Reference Regular Dividend Period, over (y) the sum of (A) twenty-five (25) basis points; and (B) the excess, if any, of (x) the Monthly SOFR Per Annum on the first Business Day of the Regular Dividend Period immediately preceding such Reference Regular Dividend Period, over (y) the minimum of the Monthly SOFR Per Annum rates that occur on the Business Days during the period from, and including, the first Business Day of the Regular Dividend Period immediately preceding such Reference Regular Dividend Period to, and including, the last Business Day of the Regular Dividend Period immediately preceding such Reference Regular Dividend Period; or (iii) less than the Monthly SOFR Per Annum as of the Business Day immediately before the date on which the Company provides such notice. Notwithstanding anything to the contrary, the Company will not be entitled to elect to reduce the Monthly Regular Dividend Rate Per Annum pursuant to clause (b) of the preceding sentence unless, at the time the Company provides the notice referred to in such clause, all accumulated Regular Dividends, if any, on the Perpetual Stretch Preferred Stock then outstanding for all prior completed Regular Dividend Periods, if any, have been paid in full (or have been declared in full and consideration in kind and amount that is sufficient, in accordance with this Certificate of Designations, to pay such accumulated Regular Dividends, is set aside for the benefit of the Holders entitled thereto). For the avoidance of doubt, for purposes of the preceding sentence, if such notice is sent on the last day of a Regular Dividend Period, then such Regular Dividend Period will not be considered to be “completed.” Notwithstanding anything to the contrary, the notice referred to in this definition must set forth the applicable Monthly Regular Dividend Rate Per Annum and the Regular Dividend Period to which it applies, and such notice will be deemed to have been duly sent if either (a) it is sent in compliance with the provisions described in Section 13; or (b) the information required to be included in such notice is (i) set forth in a press release issued through such national newswire service as the Company then uses or (ii) published through such other widely disseminated public medium as the Company then uses, including its website.~~

“Monthly SOFR Per Annum” means, as of any Business Day, a rate per annum equal to the One-Month Term SOFR, as reflected on the related website of the administrator for term SOFR (which, as of July 24, 2025, is https://www.cmegroup.com/market-data/cme-group-benchmark-administration/term-sofr.html) (“One-Month Term SOFR”); provided, however, that if the One-Month Term SOFR ceases to be administered and published as determined by the Company in its sole discretion, then the Company will, in good faith and in a commercially reasonable manner, identify a similar successor rate used in the market for floating rate securities, together, if applicable, with any adjustment thereto.

“Number of Incremental Diluted Shares” means the increase in the number of diluted shares of the applicable class or series of Junior Stock (determined in accordance with generally accepted accounting principles in the United States, as the same is in effect on the Initial Issue Date, and assuming net income is positive) that would result from the grant, vesting or exercise of equity-based compensation to directors, employees, contractors and agents (subject to proportionate adjustment for stock dividends, stock splits or stock combinations with respect to such class or series of Junior Stock).

“Officer” means, with respect to the Company, the Executive Chairman, the President, the Chief Executive Officer, Chief Financial Officer, the Chief Accounting Officer, the Treasurer, the Secretary, any Executive or Senior Vice President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”).

“Optional Redemption” has the meaning set forth in Section 7(a).

“Original Certificate of Designations” means that certain Certificate of Designations of the Company originally filed with the Secretary of State of the State of Delaware on July 29, 2025 relating to the Perpetual Stretch Preferred Stock.

“Paying Agent” has the meaning set forth in Section 3(g)(i).

“Permitted Party” means any “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) that consists of, or includes, Michael J. Saylor, the heirs of Michael J. Saylor, or any Affiliates of Michael J. Saylor or the heirs of Michael J. Saylor.

“Perpetual Stretch Preferred Stock” has the meaning set forth in Section 3(a).

“Perpetual Stream Preferred Stock” means the 10.00% Series A Perpetual Stream Preferred Stock, $0.001 par value per share, of the Company.

“Perpetual Stride Preferred Stock” means the 10.00% Series A Perpetual Stride Preferred Stock, $0.001 par value per share, of the Company.

“Perpetual Strife Preferred Stock” means the 10.00% Series A Perpetual Strife Preferred Stock, $0.001 par value per share, of the Company.

“Perpetual Strike Preferred Stock” means the 8.00% Series A Perpetual Strike Preferred Stock, $0.001 par value per share, of the Company.

“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof. Any division or series of a limited liability company, limited partnership or trust will constitute a separate “person” under this Certificate of Designations.

“Physical Certificate” means any certificate (including an Electronic Certificate, subject to Section 3(d)(iii)) that (a) is not a Global Certificate; and (b) represents any share(s) of Perpetual Stretch Preferred Stock; and (c) subject to Section 3(d)(i)(2), is substantially in the form set forth in Exhibit A, registered in the name of the Holder of such share(s) and duly executed by the Company and countersigned by the Transfer Agent.

“Redemption” means, indistinctively, an Optional Redemption, Clean-Up Redemption or a Tax Redemption.

“Redemption Date” means the date fixed, pursuant to Section 7(e), for the settlement of the repurchase of the Perpetual Stretch Preferred Stock by the Company pursuant to a Redemption.

“Redemption Notice” has the meaning set forth in Section 7(f).

“Redemption Notice Date” means, with respect to a Redemption of the Perpetual Stretch Preferred Stock, the date on which the Company provides the related Redemption Notice pursuant to Section 7(f).

“Redemption Price” means the consideration payable by the Company to repurchase any Perpetual Stretch Preferred Stock upon its Redemption, calculated pursuant to Section 7(d).

“Register” has the meaning set forth in Section 3(g)(ii).

“Registrar” has the meaning set forth in Section 3(g)(i).

“Regular Dividend Payment Date” means, with respect to any share of Perpetual Stretch Preferred Stock, the fifteenth (15th) calendar day of each calendar month and the last calendar day of each calendar month, ~~beginning on August 31, 2025 (or beginning on~~with the first Regular Dividend Payment Date occurring after the Amendment and Restatement Effective Date being July 15, 2026 (or such other date specified in the certificate representing such share).

“Regular Dividend Period” means each period from, and including, the calendar day after a Regular Dividend Payment Date ~~(or, in the case of the first Regular Dividend Period, from, and including, the calendar day after the Initial Issue Date)~~ to, and including, the next Regular Dividend Payment Date~~.~~ (it being understood, for the avoidance of doubt, that, for each share of Perpetual Stretch Preferred Stock that is outstanding on June 30, 2026, the Regular Dividend Period therefor ending on, and including, July 15, 2026 will consist of the period from, and including, the calendar day after June 30, 2026 to, and including, July 15, 2026).

“Regular Dividend Rate Per Annum” has the following meaning: (a) the Regular Dividend Rate Per Annum applicable to the Regular Dividend Period from, and including, the calendar day after June 30, 2026 to, and including, July 15, 2026, will be a rate per annum equal to the “Monthly Regular Dividend Rate Per Annum” (as defined in the Original Certificate of Designations) that applied to the immediately preceding “Regular Dividend Period” (as defined in the Original Certificate of Designations) in accordance with the Original Certificate of Designations; and (b) the Regular Dividend Rate Per Annum applicable to each period (each such period being referred to as the “Reference Period” for purposes of this definition) thereafter from, and including, the calendar day after the fifteenth (15th) calendar day of a calendar month to, and including, the fifteenth (15th) calendar day of the next calendar month will be a rate per annum equal to the

Regular Dividend Rate Per Annum applicable to the Regular Dividend Period immediately preceding such Reference Period, unless the Company elects, in its sole and absolute discretion, by providing notice of the same to Holders before the first Business Day of the Regular Dividend Period immediately preceding such Reference Period, a different Regular Dividend Rate Per Annum to apply to such Reference Period, provided such different Regular Dividend Rate Per Annum cannot be (i) negative; (ii) less than a rate per annum equal to the excess, if any, of (x) the Regular Dividend Rate Per Annum applicable to the Regular Dividend Period immediately preceding such Reference Period, over (y) the sum of (A) twenty-five (25) basis points; and (B) the excess, if any, of (x) the Monthly SOFR Per Annum on the first Business Day of the third (3rd) Regular Dividend Period immediately preceding such Reference Period, over (y) the minimum of the Monthly SOFR Per Annum rates that occur on the Business Days during the period from, and including, the first Business Day of the third (3rd) Regular Dividend Period immediately preceding such Reference Period to, and including, the last Business Day of the second (2nd) Regular Dividend Period immediately preceding such Reference Period; or (iii) less than the Monthly SOFR Per Annum as of the Business Day immediately before the date on which the Company provides such notice. Notwithstanding anything to the contrary, the Company will not reduce the Regular Dividend Rate Per Annum pursuant to clause (b) of the preceding sentence unless, at the time the Company provides the notice referred to in such clause, all accumulated Regular Dividends, if any, on the Perpetual Stretch Preferred Stock then outstanding for all prior completed Regular Dividend Periods, if any, have been paid in full (or have been declared in full and consideration in kind and amount that is sufficient, in accordance with this Certificate of Designations, to pay such accumulated Regular Dividends, is set aside for the benefit of the Holders entitled thereto). For the avoidance of doubt, for purposes of the preceding sentence, if such notice is sent on the last day of a Regular Dividend Period, then such Regular Dividend Period will not be considered to be “completed.” Notwithstanding anything to the contrary, the notice referred to in this definition must set forth the applicable Regular Dividend Rate Per Annum and the Regular Dividend Periods to which it applies, and such notice will be deemed to have been duly sent if either (a) it is sent in compliance with Section 13; or (b) the information required to be included in such notice is (i) set forth in a press release issued through such national newswire service as the Company then uses or (ii) published through such other widely disseminated public medium as the Company then uses, including its website.

“Regular Dividends” has the meaning set forth in Section 5(a)(i).

“Regular Record Date” ~~means,~~has the following meaning with respect to ~~any~~a Regular Dividend Payment Date: (a) if such Regular Dividend Payment Date occurs on the fifteenth (15th) calendar day of a calendar month, the last calendar day of the prior calendar month; and (b) if such Regular Dividend Payment Date occurs on the last calendar day of a calendar month, the fifteenth (15th) calendar day of ~~the~~such calendar month ~~in which such Regular Dividend Payment Date occurs~~.

“Repurchase Upon Fundamental Change” means the repurchase of any share of Perpetual Stretch Preferred Stock by the Company pursuant to Section 8.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Share Agent” means the Transfer Agent or any Registrar or Paying Agent.

“SOFR” means the secured overnight financing rate.

“Stated Amount” means one hundred dollars ($100) per share of Perpetual Stretch Preferred Stock.

“Subsidiary” means, with respect to any Person, (a) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than fifty percent (50%) of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person; and (b) any partnership or limited liability company where (x) more than fifty percent (50%) of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise; and (y) such Person or any one or more of the other Subsidiaries of such Person is a controlling general partner of, or otherwise controls, such partnership or limited liability company.

A “Tax Event” will be deemed to occur if the Company has received an opinion of counsel experienced in such matters to the effect that, as a result of:

(a) any amendment to, clarification of, or change, including any announced prospective change, in the laws or treaties of the United States or any of its political subdivisions or taxing authorities, or any regulations under those laws or treaties;

(b) an administrative action, which means any judicial decision or any official administrative pronouncement, ruling, regulatory procedure, notice or announcement, including any notice or announcement of intent to issue or adopt any administrative pronouncement, ruling, regulatory procedure or regulation;

(c) any amendment to, clarification of, or change in the official position or the interpretation of any administrative action or judicial decision or any interpretation or pronouncement that provides for a position with respect to an administrative action or judicial decision that differs from the previously generally accepted position, in each case by any legislative body, court, governmental authority or regulatory body, regardless of the time or manner in which that amendment, clarification or change is introduced or made known; or

(d) a threatened challenge asserted in writing in connection with a tax audit of the Company or any of its Subsidiaries, or a publicly known threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Perpetual Stretch Preferred Stock, which amendment, clarification or change is effective or the administrative action is taken or judicial decision, interpretation or pronouncement is issued or threatened challenge is asserted or becomes publicly known after July 24, 2025, there is more than an insubstantial risk that any of the outstanding Perpetual Stretch Preferred Stock is treated as “fast-pay stock” within the meaning of Treasury Regulation Section 1.7701(l)-3(b)(2) (or becomes subject to substantially similar successor provision).

“Tax Redemption” has the meaning set forth in Section 7(c).

“Trading Day” means, with respect to the Perpetual Stretch Preferred Stock, any day on which (a) trading in the Perpetual Stretch Preferred Stock generally occurs on the principal U.S. national or regional securities exchange on which the Perpetual Stretch Preferred Stock is then listed or, if the Perpetual Stretch Preferred Stock, as applicable, is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Perpetual Stretch Preferred Stock is then traded; and (b) there is no Market Disruption Event. If the Perpetual Stretch Preferred Stock is not so listed or traded, then “Trading Day” with respect to the Perpetual Stretch Preferred Stock means a Business Day.

“Transfer Agent” means U.S. Bank Trust Company, National Association or its successor as provided in Section 3(g)(iii).

“Underwriters” means Morgan Stanley & Co. LLC, Barclays Capital Inc., Moelis & Company LLC, TD Securities (USA) LLC, The Benchmark Company, LLC, Clear Street LLC, AmeriVet Securities, Inc., Bancroft Capital, LLC, Keefe, Bruyette, & Woods, Inc. and Maxim Group LLC.

“Voting Parity Stock” means, with respect to any matter as to which Holders are entitled to vote pursuant to Section 9(a), each class or series of outstanding Dividend Parity Stock or Liquidation Parity Stock, if any, upon which similar voting rights are conferred and are exercisable with respect to such matter. For the avoidance of doubt, Voting Parity Stock will not include any securities of the Company’s Subsidiaries.

“Wholly Owned Subsidiary” of a Person means any Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) are owned by such Person or one or more Wholly Owned Subsidiaries of such Person.

Section 2. RULES OF CONSTRUCTION. For purposes of this Certificate of Designations:

(a) “or” is not exclusive;

(b) “including” means “including without limitation”;

(c) “will” expresses a command;

(d) the “average” of a set of numerical values refers to the arithmetic average of such numerical values;

(e) a merger involving, or a transfer of assets by, a limited liability company, limited partnership or trust will be deemed to include any division of or by, or an allocation of assets to a series of, such limited liability company, limited partnership or trust, or any unwinding of any such division or allocation;

(f) words in the singular include the plural, and words in the plural include the singular, unless the context requires otherwise;

(g) “herein,” “hereof” and other words of similar import refer to this Certificate of Designations as a whole and not to any particular Section or other subdivision of this Certificate of Designations, unless the context requires otherwise;

(h) references to currency mean the lawful currency of the United States of America, unless the context requires otherwise; and

(i) the exhibits, schedules and other attachments to this Certificate of Designations are deemed to form part of this Certificate of Designations.

Section 3. THE PERPETUAL STRETCH PREFERRED STOCK.

(a) Designation; Par Value. A series of stock of the Company titled the “Variable Rate Series A Perpetual Stretch Preferred Stock” (the “Perpetual Stretch Preferred Stock”) is hereby designated and created out of the authorized and unissued shares of preferred stock of the Company. The par value of the Perpetual Stretch Preferred Stock is $0.001 per share.

(b) Number of Authorized Shares. The total authorized number of shares of Perpetual Stretch Preferred Stock is ~~twenty-eight million eleven thousand one~~two hundred ~~eleven (28,011,111~~eighty two million five hundred fifty six thousand five hundred sixty five (282,556,565); provided, however that, without the consent of any Holder or other Person, the total number of authorized shares of Perpetual Stretch Preferred Stock may, by resolution of the Board of Directors, hereafter be (i) reduced to a number that is not less than the number of shares of Perpetual Stretch Preferred Stock then outstanding; or (ii) increased, provided, that in no event will such increase be by an amount that exceeds the total number of authorized and undesignated shares of preferred stock of the Company.

(c) Additional Perpetual Stretch Preferred Stock. After the Initial Issue Date, the Company may, without the consent of any Holder, but subject to the provisions of this Certificate of Designations (including Section 3(e)), (i) originally issue additional shares of Perpetual Stretch Preferred Stock with the same terms as the other shares of Perpetual Stretch Preferred Stock then outstanding (except, to the extent applicable, with respect to the date as of which Regular Dividends begin to accumulate on, the first Regular Dividend Payment Date for, and transfer restrictions applicable to, such additional shares of Perpetual Stretch Preferred Stock), which additional shares of Perpetual Stretch Preferred Stock will, subject to the foregoing, be considered to be part of the same series of, and rank equally and ratably with all other, shares of Perpetual Stretch Preferred Stock; or (ii) resell any Perpetual Stretch Preferred Stock that the Company or any of its Subsidiaries has purchased or otherwise acquired; provided, however, that if any such additional or resold shares of Perpetual Stretch Preferred Stock are not fungible with other shares of Perpetual Stretch Preferred Stock then outstanding for purposes of federal securities laws or, if applicable, the Depositary Procedures, then such additional or resold shares of Perpetual Stretch Preferred Stock will be identified by a separate CUSIP number or by no CUSIP number. In addition, without the consent of any Holder, the Company may create and issue, or increase the authorized or issued number of, any other class or series of stock (including, for the avoidance of doubt, Dividend Senior Stock, Dividend Parity Stock, Liquidation Senior Stock or Liquidation Parity Stock), including Perpetual Strife Preferred Stock.

(d) Form, Dating and Denominations.

(i) Form and Date of Certificates Representing Perpetual Stretch Preferred Stock.

(1) Generally. Each certificate representing any Perpetual Stretch Preferred Stock will: (1) subject to Section 3(d)(i)(2), be substantially in the form set forth in Exhibit A; (2) bear the legends required by Section 3(h) (and may bear notations, legends or endorsements required by law, stock exchange rule or usage or the Depositary); and (3) be dated as of the date it is countersigned by the Transfer Agent.

(2) Modifications to the Form of Certificates to Accommodate Issuance of Additional Perpetual Stretch Preferred Stock. Notwithstanding anything to the contrary in this Certificate of Designations, if any Perpetual Stretch Preferred Stock is originally issued after the Initial Issue Date pursuant to Section 3(c), then the certificate(s) representing such Perpetual Stretch Preferred Stock may contain deviations from the form set forth in Exhibit A that the Company in good faith determines are appropriate to permit the timely and orderly issuance thereof (including, for the avoidance of doubt, issuances on a daily basis pursuant to an “at-the-market” or similar program) and to accommodate any reasonable requirements of the Transfer Agent in connection therewith.

(ii) Global Certificates; Physical Certificates. Except as otherwise provided in the applicable resolutions of the Board of Directors providing for the original issuance of any Perpetual Stretch Preferred Stock, such Perpetual Stretch Preferred Stock will be initially certificated and represented by one or more Global Certificates. Global Certificates may be exchanged for Physical Certificates, and Physical Certificates may be exchanged for Global Certificates, only as provided in Section 3(i).

(iii) Electronic Certificates; Interpretation. For purposes of interpreting this Certificate of Designations, (1) each Electronic Certificate will be deemed to include the text of, and to otherwise to be in, the form of Certificate set forth in Exhibit A (subject to Section 3(d)(i)(2)); (2) any legend, registration number or other notation that is required to be included on a Physical Certificate or Global Certificate will be deemed to be affixed to any Electronic Certificate notwithstanding that such Electronic Certificate may be in a form that does not permit affixing legends thereto; (3) any reference in this Certificate of Designations to the “delivery” of any Electronic Certificate will be deemed to be satisfied upon the registration (or delivery to the Transfer Agent of an instruction for the registration) of the electronic book entry representing such Electronic Certificate in the name of the applicable Holder; (4) any requirement to deliver or surrender an Electronic Certificate to the Paying Agent for settlement in connection with a Repurchase Upon Fundamental Change or Redemption will be deemed to be satisfied upon the satisfaction of all other requirements for such settlement; and (5) upon satisfaction of any applicable requirements of the Delaware General Corporation Law, the Certificate of Incorporation and the Bylaws of the Company, and any related requirements of the Transfer Agent, in each case for the issuance of Perpetual Stretch Preferred Stock in the form of one or more Electronic Certificates, such Electronic Certificates will be deemed to be executed by the Company and countersigned by the Transfer Agent.

(iv) No Bearer Certificates; Denominations. The Perpetual Stretch Preferred Stock will be issued only in registered form and only in whole numbers of shares.

(v) Registration Numbers. Each certificate representing any share(s) of Perpetual Stretch Preferred Stock will bear a unique registration number that is not affixed to any other certificate representing any other outstanding share of Perpetual Stretch Preferred Stock.

(e) Execution, Countersignature and Delivery.

(i) Due Execution by the Company. Subject to Section 3(d)(iii), at least two (2) duly authorized Officers will sign each certificate representing any Perpetual Stretch Preferred Stock on behalf of the Company by manual or facsimile signature. For the avoidance of doubt, facsimile signatures will include electronic signatures. The validity of any Perpetual Stretch Preferred Stock will not be affected by the failure of any Officer whose signature is on any certificate representing such Perpetual Stretch Preferred Stock to hold, at the time such certificate is countersigned by the Transfer Agent, the same or any other office at the Company.

(ii) Countersignature by Transfer Agent. Subject to Section 3(d)(iii), (1) no certificate representing Perpetual Stretch Preferred Stock will be valid until it is countersigned by the Transfer Agent; and (2) each such certificate will be deemed to be duly countersigned only when an authorized signatory of the Transfer Agent (or a duly appointed agent thereof) manually signs the countersignature block set forth in such certificate.

(f) Method of Payment; Delay When Payment Date is Not a Business Day.

(i) Method of Payment.

(1) Global Certificates. The Company will pay (or cause a Paying Agent to pay) all declared cash Regular Dividends or other cash amounts due on any Perpetual Stretch Preferred Stock represented by a Global Certificate by wire transfer of immediately available funds.

(2) Physical Certificates. The Company will pay (or cause a Paying Agent to pay) all declared cash Regular Dividends or other cash amounts due on any Perpetual Stretch Preferred Stock represented by a Physical Certificate as follows:

(A) if the aggregate Stated Amount of the Perpetual Stretch Preferred Stock represented by such Physical Certificate is at least five million dollars ($5,000,000) (or such lower amount as the Company may choose in its sole and absolute discretion) and the Holder of such Perpetual Stretch Preferred Stock entitled to such cash Regular Dividend or amount has delivered to the Paying Agent, no later than the time set forth in the next sentence, a written request to receive payment by wire transfer to an account of such Holder within the United States, by wire transfer of immediately available funds to such account; and

(B) in all other cases, by check mailed to the address of such Holder set forth in the Register.

To be timely, such written request must be delivered no later than the Close of Business on the following date: (x) with respect to the payment of any declared cash Regular Dividend due on a Regular Dividend Payment Date for the Perpetual Stretch Preferred Stock, the immediately preceding Regular Record Date; and (y) with respect to any other payment, the date that is fifteen (15) calendar days immediately before the date such payment is due.

(ii) Delay of Payment when Payment Date is Not a Business Day. If the due date for a payment on any Perpetual Stretch Preferred Stock as provided in this Certificate of Designations is not a Business Day, then, notwithstanding anything to the contrary in this Certificate of Designations, such payment may be made on the immediately following Business Day with the same force and effect as if such payment were made on such due date (and, for the avoidance of doubt, no interest, dividend or other amount will accrue or accumulate on such payment as a result of the related delay). Solely for purposes of the immediately preceding sentence, a day on which the applicable place of payment is authorized or required by law or executive order to close or be closed will be deemed not to be a “Business Day.”

(g) Transfer Agent, Registrar and Paying Agent.

(i) Generally. The Company will maintain (1) an office or agency in the continental United States where Perpetual Stretch Preferred Stock may be presented for registration of transfer or for exchange (the “Registrar”); and (2) an office or agency in the continental United States where Perpetual Stretch Preferred Stock may be presented for payment (the “Paying Agent”). If the Company fails to maintain a Registrar or Paying Agent, then the Transfer Agent will act as such. For the avoidance of doubt, the Company or any of its Subsidiaries may act as Registrar or Paying Agent. Notwithstanding anything to the contrary in this Section 3(g)(i) or in Section 3(g)(iii), each of the Transfer Agent, Registrar and Paying Agent with respect to any Perpetual Stretch Preferred Stock represented by a Global Certificate must at all times be a Person that is eligible to act in that capacity under the Depositary Procedures.

(ii) Duties of the Registrar. The Company will cause the Registrar to keep a record (the “Register”) of the names and addresses of the Holders, the number of shares of Perpetual Stretch Preferred Stock held by each Holder and the transfer, exchange, repurchase and Redemption of the Perpetual Stretch Preferred Stock. Absent manifest error, the entries in the Register will be conclusive and the Company and the Transfer Agent may treat each Person whose name is recorded as a Holder in the Register as a Holder for all purposes. The Register will be in written form or in any form capable of being converted into written form reasonably promptly.

(iii) Co-Agents; Company’s Right to Appoint Successor Transfer Agent, Registrar and Paying Agent. The Company may appoint one or more co-Registrars and co-Paying Agents, each of whom will be deemed to be a Registrar or Paying Agent, as applicable, under this Certificate of Designations. Subject to Section 3(g)(i), the Company may change the Transfer Agent or any Registrar or Paying Agent (including appointing itself or any of its Subsidiaries to act as a Registrar or Paying Agent) without notice to any Holder; provided, however, that the Company will not remove a Person acting as Transfer Agent under this Certificate of Designations until and unless a successor has been appointed and has accepted such appointment. Upon the request of any Holder, the Company will notify such Holder of the name and address of each Share Agent or co-Share Agent.

(iv) Initial Appointments. The Company appoints U.S. Bank Trust Company, National Association, as the initial Transfer Agent, the initial Paying Agent and the initial Registrar.

(v) Duties When the Company or its Subsidiary Acts as Paying Agent. If the Company or any of its Subsidiaries acts as Paying Agent, then (1) it will segregate for the benefit of the Holders all money and other property held by it as Paying Agent; and (2) references in this Certificate of Designations to the Paying Agent holding cash or other property, or to the delivery of cash or other property to the Paying Agent, in each case for payment or delivery to any Holders or with respect to the Perpetual Stretch Preferred Stock, will be deemed to refer to cash or other property so segregated, or to the segregation of such cash or other property, respectively.

(h) Legends.

(i) Global Certificate Legend. Each Global Certificate will bear the Global Certificate Legend (or any similar legend, not inconsistent with this Certificate of Designations, required by the Depositary for such Global Certificate).

(ii) Other Legends. The certificate(s) representing any Perpetual Stretch Preferred Stock may bear any other legend or text, not inconsistent with this Certificate of Designations, as may be required by applicable law or by any securities exchange or automated quotation system on which such Perpetual Stretch Preferred Stock is traded or quoted or as may be otherwise reasonably determined by the Company to be appropriate based on the advice of nationally recognized outside counsel.

(iii) Acknowledgement and Agreement by the Holders. A Holder’s acceptance of any Perpetual Stretch Preferred Stock represented by a certificate bearing any legend required by this Section 3(h) will constitute such Holder’s acknowledgement of, and agreement to comply with, the restrictions set forth in such legend.

(i) Transfers and Exchanges; Transfer Taxes; Certain Transfer Restrictions..

(i) Provisions Applicable to All Transfers and Exchanges.

(1) Generally. Subject to this Section 3(i), Perpetual Stretch Preferred Stock represented by a Physical Certificate, and beneficial interests in Perpetual Stretch Preferred Stock represented by Global Certificates, may be transferred or exchanged from time to time and, in the case of a Physical Certificate, the Company will cause the Registrar to record each such transfer or exchange in the Register.

(2) No Services Charge; Transfer Taxes. The Company and the Share Agents will not impose any service charge on any Holder for any transfer or exchange of any Perpetual Stretch Preferred Stock, but the Company, the Transfer Agent and the Registrar may require payment of a sum sufficient to cover any transfer tax or similar governmental charge that may be imposed in connection with any transfer or exchange of Perpetual Stretch Preferred Stock, other than exchanges pursuant to Section 3(j) or Section 3(r) not involving any transfer.

(3) No Transfers or Exchanges of Fractional Shares. Notwithstanding anything to the contrary in this Certificate of Designations, all transfers or exchanges of Perpetual Stretch Preferred Stock must be in an amount representing a whole number of shares of Perpetual Stretch Preferred Stock, and no fractional share of Perpetual Stretch Preferred Stock may be transferred or exchanged.

(4) Legends. Each certificate representing any share of Perpetual Stretch Preferred Stock that is issued upon transfer of, or in exchange for, another share of Perpetual Stretch Preferred Stock will bear each legend, if any, required by Section 3(h).

(5) Settlement of Transfers and Exchanges. Upon satisfaction of the requirements of this Certificate of Designations to effect a transfer or exchange of any Perpetual Stretch Preferred Stock, the Company will cause such transfer or exchange to be effected as soon as reasonably practicable after the date of such satisfaction.

(ii) Transfers and Exchanges of Perpetual Stretch Preferred Stock Represented by Global Certificates.

(1) Subject to the immediately following sentence, no Perpetual Stretch Preferred Stock represented by a Global Certificate may be transferred or exchanged in whole except (x) by the Depositary to a nominee of the Depositary; (y) by a nominee of the Depositary to the Depositary or to another nominee of the Depositary; or (z) by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. No Perpetual Stretch Preferred Stock represented by a Global Certificate may be transferred to, or exchanged for, Perpetual Stretch Preferred Stock represented by one or more Physical Certificates; provided, however, that a Global Certificate will be exchanged, pursuant to customary procedures, for one or more Physical Certificates if:

(A) (x) the Depositary notifies the Company or the Transfer Agent that the Depositary is unwilling or unable to continue as Depositary for such Global Certificate or (y) the Depositary ceases to be a “clearing agency” registered under Section 17A of the Exchange Act and, in each case, the Company fails to appoint a successor Depositary within ninety (90) days of such notice or cessation; or

(B) the Company, in its sole discretion, permits the exchange of any beneficial interest in such Global Certificate for Perpetual Stretch Preferred Stock represented by one or more Physical Certificates at the request of the owner of such beneficial interest.

(2) Upon satisfaction of the requirements of this Certificate of Designations to effect a transfer or exchange of any Perpetual Stretch Preferred Stock represented by a Global Certificate:

(A) the Company will cause the Registrar to reflect any resulting decrease of the number of shares of Perpetual Stretch Preferred Stock represented by such Global Certificate by notation on the “Schedule of Exchanges of Interests in the Global Certificate” forming part of such Global Certificate (and, if such notation results in such Global Certificate representing zero shares of Perpetual Stretch Preferred Stock, then the Company may (but is not required to) instruct the Transfer Agent to cancel such Global Certificate pursuant to Section 3(n));

(B) if required to effect such transfer or exchange, then the Company will cause the Registrar to reflect any resulting increase of the number of shares of Perpetual Stretch Preferred Stock represented by any other Global Certificate by notation on the “Schedule of Exchanges of Interests in the Global Certificate” forming part of such other Global Certificate;

(C) if required to effect such transfer or exchange, then the Company will issue, execute and deliver, and cause the Transfer Agent to countersign, in each case in accordance with Section 3(e), a new Global Certificate bearing each legend, if any, required by Section 3(h); and

(D) if the Perpetual Stretch Preferred Stock represented by such Global Certificate, or any beneficial interest therein, is to be exchanged for Perpetual Stretch Preferred Stock represented by one or more Physical Certificates, then the Company will issue, execute and deliver, and cause the Transfer Agent to countersign, in each case in accordance with Section 3(e), one or more Physical Certificates that (x) each represent a whole number of shares of Perpetual Stretch Preferred Stock and, in the aggregate, represent a total number of shares of Perpetual Stretch Preferred Stock equal to the number of shares of Perpetual Stretch Preferred Stock represented by such Global Certificate that are to be so exchanged; (y) are registered in such name(s) as the Depositary specifies (or as otherwise determined pursuant to customary procedures); and (z) bear each legend, if any, required by Section 3(h).

(3) Each transfer or exchange of a beneficial interest in any Global Certificate will be made in accordance with the Depositary Procedures.

(iii) Transfers and Exchanges of Perpetual Stretch Preferred Stock Represented by Physical Certificates.

(1) Subject to this Section 3(i), a Holder of any Perpetual Stretch Preferred Stock represented by a Physical Certificate may (x) transfer any whole number of shares of such Perpetual Stretch Preferred Stock to one or more other Person(s); (y) exchange any whole number of shares of such Perpetual Stretch Preferred Stock for an equal number of shares of Perpetual Stretch Preferred Stock represented by one or more other Physical Certificates; and (z) if then permitted by the Depositary Procedures, transfer any whole number of shares of such Perpetual Stretch Preferred Stock in exchange for a beneficial interest in the same number of shares of Perpetual Stretch Preferred Stock represented by one or more Global Certificates; provided, however, that, to effect any such transfer or exchange, such Holder must surrender such Physical Certificate representing the Perpetual Stretch Preferred Stock to be transferred or exchanged to the office of the Transfer Agent or the Registrar, together with any endorsements or transfer instruments reasonably required by the Company, the Transfer Agent or the Registrar.

(2) Upon the satisfaction of the requirements of this Certificate of Designations to effect a transfer or exchange of any whole number of shares of a Holder’s Perpetual Stretch Preferred Stock represented by a Physical Certificate (such Physical Certificate being referred to as the “old Physical Certificate” for purposes of this Section 3(i)(iii)(2)):

(A) such old Physical Certificate will be promptly cancelled pursuant to Section 3(n);

(B) if only part of the Perpetual Stretch Preferred Stock represented by such old Physical Certificate is to be so transferred or exchanged, then the Company will issue, execute and deliver, and cause the Transfer Agent to countersign, in each case in accordance with Section 3(e), one or more Physical Certificates that (x) each represent a whole number of shares of Perpetual Stretch Preferred Stock and, in the aggregate, represent a total number of shares of Perpetual Stretch Preferred Stock equal to the number of shares of Perpetual Stretch Preferred Stock represented by such old Physical Certificate not to be so transferred or exchanged; (y) are registered in the name of such Holder; and (z) bear each legend, if any, required by Section 3(h);

(C) in the case of a transfer:

(I) to the Depositary or a nominee thereof that will hold its interest in the shares of Perpetual Stretch Preferred Stock to be so transferred in the form of one or more Global Certificates, the Company will cause the Registrar to reflect an increase in the number of shares of Perpetual Stretch Preferred Stock represented by one or more existing Global Certificates by notation on the “Schedule of Exchanges of Interests in the Global Certificate” forming part of such Global Certificate(s), which increase(s) are each in whole numbers of shares of Perpetual Stretch Preferred Stock and aggregate to the total number of shares of Perpetual Stretch Preferred Stock to be so transferred, and which Global Certificate(s) bear each legend, if any, required by Section 3(h); provided, however, that if such transfer cannot be so effected by notation on one or more existing Global Certificates (whether because no Global Certificates bearing each legend, if any, required by Section 3(h) then exist, because any such increase will result in any Global Certificate representing a number of shares of Perpetual Stretch Preferred Stock exceeding the maximum number permitted by the Depositary or otherwise), then the Company will issue, execute and deliver, and cause the Transfer Agent to countersign, in each case in accordance with Section 3(e), one or more Global Certificates that (x) each represent a whole number of shares of Perpetual Stretch Preferred Stock and, in the aggregate, represent a total number of shares of Perpetual Stretch Preferred Stock equal to the number of shares of Perpetual Stretch Preferred Stock that are to be so transferred but that are not effected by notation as provided above; and (y) bear each legend, if any, required by Section 3(h); and

(II) to a transferee whose shares of Perpetual Stretch Preferred Stock to be so transferred will be represented by one or more Physical Certificates, the Company will issue, execute and deliver, and cause the Transfer Agent to countersign, in each case in accordance with Section 3(e), one or more Physical Certificates that (x) each represent a whole number of shares of Perpetual Stretch Preferred Stock and, in the aggregate, represent a total number of shares of Perpetual Stretch Preferred Stock equal to the number of shares of Perpetual Stretch Preferred Stock to be so transferred; (y) are registered in the name of such transferee; and (z) bear each legend, if any, required by Section 3(h); and

(D) in the case of an exchange, the Company will issue, execute and deliver, and cause the Transfer Agent to countersign, in each case in accordance with Section 3(e), one or more Physical Certificates that (x) each represent a whole number of shares of Perpetual Stretch Preferred Stock and, in the aggregate, represent a total number of shares of Perpetual Stretch Preferred Stock equal to the number of shares of Perpetual Stretch Preferred Stock to be so exchanged; (y) are registered in the name of the Person to whom such old Physical Certificate was registered; and (z) bear each legend, if any, required by Section 3(h).

(iv) Transfers of Shares Subject to Redemption. Notwithstanding anything to the contrary in this Certificate of Designations, the Company, the Transfer Agent and the Registrar will not be required to register the transfer of or exchange any share of Perpetual Stretch Preferred Stock that has been called for Redemption pursuant to a Redemption Notice, except to the extent that the Company fails to pay the related Redemption Price when due.

(j) Exchange and Cancellation of Perpetual Stretch Preferred Stock to Be Repurchased Pursuant to a Repurchase Upon Fundamental Change or Redemption.

(i) Cancellation of Perpetual Stretch Preferred Stock Repurchased Pursuant to a Repurchase Upon Fundamental Change or Redemption.

(1) Physical Certificates. If a Holder’s Perpetual Stretch Preferred Stock represented by a Physical Certificate (or any portion thereof that has not theretofore been exchanged pursuant to Section 3(j)(i)) (such Physical Certificate being referred to as the “old Physical Certificate” for purposes of this Section 3(j)(i)(1)) is to be repurchased pursuant to a Repurchase Upon Fundamental Change or Redemption, then, promptly after the later of the time such Perpetual Stretch Preferred Stock is deemed to cease to be outstanding pursuant to Section 3(p) and the time such old Physical Certificate is surrendered for such repurchase, (A) such old Physical Certificate will be cancelled pursuant to Section 3(n); and (B) in the case of a repurchase, the Company will issue, execute and deliver to such Holder, and cause the Transfer Agent to countersign, in each case in accordance with Section 3(e), one or more Physical Certificates that (x) each represent a whole number of shares of Perpetual Stretch Preferred Stock and, in the aggregate, represent a total number of shares of Perpetual Stretch Preferred Stock equal to the number of shares of Perpetual Stretch Preferred Stock represented by such old Physical Certificate that are not to be repurchased; (y) are registered in the name of such Holder; and (z) bear each legend, if any, required by Section 3(h).

(2) Global Certificates. If a Holder’s Perpetual Stretch Preferred Stock represented by a Global Certificate (or any portion thereof) is to be repurchased pursuant to a Repurchase Upon Fundamental Change or Redemption, then, promptly after the time such Perpetual Stretch Preferred Stock is deemed to cease to be outstanding pursuant to Section 3(p), the Company will cause the Registrar to reflect a decrease of the number of shares of Perpetual Stretch Preferred Stock represented by such Global Certificate in an amount equal to the number of shares of Perpetual Stretch Preferred Stock represented by such Global Certificate that are to be so converted or repurchased, as applicable, by notation on the “Schedule of Exchanges of Interests in the Global Certificate” forming part of such Global Certificate (and, if the number of shares represented by such Global Certificate is zero following such notation, cancel such Global Certificate pursuant to Section 3(n)).

(k) Status of Retired Shares. Upon any share of Perpetual Stretch Preferred Stock ceasing to be outstanding, such share will be deemed to be retired and to resume the status of an authorized and unissued share of preferred stock of the Company.

(l) Replacement Certificates. If a Holder of any Perpetual Stretch Preferred Stock claims that the certificate(s) representing such Perpetual Stretch Preferred Stock have been mutilated, lost, destroyed or wrongfully taken, then the Company will issue, execute and deliver, and cause the Transfer Agent to countersign, in each case in accordance with Section 3(e), a replacement certificate representing such Perpetual Stretch Preferred Stock upon surrender to the Company or the Transfer Agent of such mutilated certificate, or upon delivery to the Company or the Transfer Agent of evidence of such loss, destruction or wrongful taking reasonably satisfactory to the Transfer Agent and the Company. In the case of a lost, destroyed or wrongfully taken certificate representing any Perpetual Stretch Preferred Stock, the Company and the Transfer Agent may require the Holder thereof to provide such security or indemnity that is reasonably satisfactory to the Company and the Transfer Agent to protect the Company and the Transfer Agent from any loss that any of them may suffer if such certificate is replaced.

Every replacement Perpetual Stretch Preferred Stock issued pursuant to this Section 3(l) will, upon such replacement, be deemed to be outstanding Perpetual Stretch Preferred Stock, entitled to all of the benefits of this Certificate of Designations equally and ratably with all other Perpetual Stretch Preferred Stock then outstanding.

(m) Registered Holders; Certain Rights with Respect to Global Certificates. Only the Holder of any Perpetual Stretch Preferred Stock will have rights under this Certificate of Designations as the owner of such Perpetual Stretch Preferred Stock. Without limiting the generality of the foregoing, Depositary Participants, as such, will have no rights under this Certificate of Designations with respect to the Perpetual Stretch Preferred Stock represented by any Global Certificate held on their behalf by the Depositary or its nominee, or by the Transfer Agent as its custodian, and the Company and the Share Agents, and their respective agents, may treat the Depositary as the absolute owner of the Perpetual Stretch Preferred Stock represented by such Global Certificate for all purposes whatsoever; provided, however, that (i) the Holder of any Perpetual Stretch Preferred Stock represented by any Global Certificate may grant proxies and otherwise authorize any Person, including Depositary Participants and Persons that hold interests in Perpetual Stretch Preferred Stock through Depositary Participants, to take any action that such Holder is entitled to take with respect to the Perpetual Stretch Preferred Stock represented by such Global Certificate under this Certificate of Designations; and (ii) the Company and the Share Agents, and their respective agents, will use commercially reasonable efforts to give effect to any written certification, proxy or other authorization furnished by the Depositary.

(n) Cancellation. The Company may at any time deliver certificates representing Perpetual Stretch Preferred Stock to the Transfer Agent for cancellation. The Registrar and the Paying Agent will forward to the Transfer Agent any certificates representing each share of Perpetual Stretch Preferred Stock duly surrendered to them for cancellation. The Company will cause the Transfer Agent to promptly cancel all certificates representing shares of Perpetual Stretch Preferred Stock so surrendered to it in accordance with its customary procedures.

(o) Shares Held by the Company or its Affiliates. Without limiting the generality of Sections 3(p) and 3(q), in determining whether the Holders of the required number of outstanding shares of Perpetual Stretch Preferred Stock (and, if applicable, Voting Parity Stock) have concurred in any direction, waiver or consent, or in determining whether the Holders of the required number of votes have voted to approve a matter (including by written consent) shares of Perpetual Stretch Preferred Stock owned by the Company or any of its Affiliates will be deemed not to be outstanding and will be deemed not to have any voting power.

(p) Outstanding Shares.

(i) Generally. The shares of Perpetual Stretch Preferred Stock that are outstanding at any time will be deemed to be those shares of Perpetual Stretch Preferred Stock that, at such time, have been duly executed by the Company and countersigned by the Transfer Agent, excluding those shares of Perpetual Stretch Preferred Stock (1) for which the certificates representing such shares have theretofore been (A) cancelled by the Transfer Agent or delivered to the Transfer Agent for cancellation in accordance with Section 3(n); (B) assigned a number of outstanding shares of zero by notation on the “Schedule of Exchanges of Interests in the Global Certificate” forming part of the Global Certificate representing such Perpetual Stretch Preferred Stock; or (2) that have theretofore been (A) paid or settled in full upon their repurchase pursuant to a Repurchase Upon Fundamental Change or Redemption in accordance with this Certificate of Designations; or (B) deemed to cease to be outstanding to the extent provided in, and subject to, clause (ii) or (iii) of this Section 3(p).

(ii) Replaced Certificates. If any certificate representing any share of Perpetual Stretch Preferred Stock is replaced pursuant to Section 3(l), then such certificate will cease to be outstanding at the time of such replacement.

(iii) Shares to Be Repurchased Pursuant to a Repurchase Upon Fundamental Change or Redemption. If, on a Fundamental Change Repurchase Date or Redemption Date, the Paying Agent holds consideration in kind and amount that is sufficient to pay the aggregate Fundamental Change Repurchase Price or Redemption Price, as applicable, due on such date, then (unless there occurs a default in the payment of the Fundamental Change Repurchase Price or Redemption Price, as applicable): (1) the Perpetual Stretch Preferred Stock to be repurchased pursuant to the related Repurchase Upon Fundamental Change or Redemption, as applicable, on such date will be deemed, as of such date, to cease to be outstanding (without limiting the Company’s obligations pursuant to Section 5(c)); and (2) the rights of the Holders of such Perpetual Stretch Preferred Stock, as such, will terminate with respect to such Perpetual Stretch Preferred Stock, other than the right to receive the Fundamental Change Repurchase Price or Redemption Price, as applicable, as provided in Section 7 or Section 8 (and, if applicable, declared Regular Dividends as provided in Section 5(c)).

(q) Repurchases by the Company and its Subsidiaries. Without limiting the generality of Section 3(n), subject to applicable law, the Company or its Subsidiaries may directly or indirectly repurchase Perpetual Stretch Preferred Stock in the open market or otherwise, whether through private or public tender or exchange offers, cash-settled swaps or other cash-settled derivatives without delivering prior notice to Holders.

(r) Notations and Exchanges. Without limiting any rights of Holders pursuant to Section 9, if any amendment, supplement or waiver to the Certificate of Incorporation or this Certificate of Designations changes the terms of any Perpetual Stretch Preferred Stock, then the Company may, in its discretion, require the Holder of the certificate representing such Perpetual Stretch Preferred Stock to deliver such certificate to the Transfer Agent so that the Transfer Agent may place an appropriate notation prepared by the Company on such certificate and return such certificate to such Holder. Alternatively, at its discretion, the Company may, in exchange for such Perpetual Stretch Preferred Stock, issue, execute and deliver, and cause the Transfer Agent to countersign, in each case in accordance with Section 3(e), a new certificate representing such Perpetual Stretch Preferred Stock that reflects the changed terms. The failure to make any appropriate notation or issue a new certificate representing any Perpetual Stretch Preferred Stock pursuant to this Section 3(r) will not impair or affect the validity of such amendment, supplement or waiver.

(s) CUSIP and ISIN Numbers. The Company may use one or more CUSIP or ISIN numbers to identify any of the Perpetual Stretch Preferred Stock, and, if so, the Company will use such CUSIP or ISIN number(s) in notices to Holders; provided, however, that the effectiveness of any such notice will not be affected by any defect in, or omission of, any such CUSIP or ISIN number(s).

Section 4. RANKING. The Perpetual Stretch Preferred Stock will rank (a) senior to (i) Dividend Junior Stock with respect to the payment of dividends; and (ii) Liquidation Junior Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up; (b) equally with (i) Dividend Parity Stock with respect to the payment of dividends; and (ii) Liquidation Parity Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up; and (c) junior to (i) Dividend Senior Stock with respect to the payment of dividends; and (ii) Liquidation Senior Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up.

Section 5. REGULAR DIVIDENDS.

(a) Generally.

(i) Accumulation and Payment of Regular Dividends. The Perpetual Stretch Preferred Stock will accumulate cumulative dividends (“Regular Dividends”) at the rate per annum referred to below on the Stated Amount thereof (and, to the extent described in the fifth sentence of this Section 5(a)(i), on unpaid Regular Dividends thereon), regardless of whether or not declared or funds are legally available for their payment. Subject to the other provisions of this Section 5, such Regular Dividends will be payable when, as and if declared by the Board of Directors, out of funds legally available for their payment, ~~monthly~~semi-monthly in arrears on each Regular Dividend Payment Date to the Holders of record as of the Close of Business on the Regular Record Date immediately preceding the applicable Regular Dividend Payment Date. The rate per annum at which Regular Dividends accumulate on the Perpetual Stretch Preferred Stock for any Regular Dividend Period will be the ~~Monthly~~ Regular Dividend Rate Per Annum for such Regular Dividend Period. Subject to limited exceptions for the first Regular Dividend payment on any Perpetual Stretch Preferred Stock issued in an “at-the-market” or similar offering after the Initial Issue Date, Regular Dividends on the Perpetual Stretch Preferred Stock will accumulate from, and including, the calendar day after the last date to which Regular Dividends have been paid (or, if no Regular Dividends have been paid, from, and including, the calendar day after the Initial Issue Date (in the case of the Perpetual Stretch Preferred Stock issued on the Initial Issue Date) or as otherwise provided pursuant to Section 3(c) or in the certificate(s) representing the applicable Perpetual Stretch Preferred Stock (in the case of any other Perpetual Stretch Preferred Stock)) to, and including, the next Regular Dividend Payment Date. Notwithstanding anything to the contrary herein, the Regular Dividend payable in respect of the Regular Dividend occurring on June 30, 2026 (the “June 2026 Dividend”) will be calculated and paid and, to the extent applicable, accumulate, in the manner set forth in the Original Certificate of Designations, the applicable terms of which are incorporated herein by reference solely for purposes of the June 2026 Dividend.

If any accumulated Regular Dividend (or any portion thereof) on the Perpetual Stretch Preferred Stock is not paid on the applicable Regular Dividend Payment Date (or, if such Regular Dividend Payment Date is not a Business Day, the next Business Day), then additional Regular Dividends (“Compounded Dividends”) will accumulate on the amount of such unpaid Regular Dividend, compounded ~~monthly~~semi-monthly on each subsequent Regular Dividend Payment Date at the ~~Monthly~~ Regular Dividend Rate Per Annum applicable to the ~~Relevant~~relevant Regular Dividend Period, from, and including, the calendar day after such Regular Dividend Payment Date to, and including, the date the same, including all Compounded Dividends thereon, is paid in full. Each reference in this Certificate of Designations to accumulated or unpaid Regular Dividends will include any Compounded Dividends that accumulate thereon pursuant to the previous sentence. For the avoidance of doubt, nothing in this Certificate of Designations will require the Company or the Board of Directors to declare and pay Regular Dividends, regardless of whether funds are legally available for their payment, and Regular Dividends, if any, will be paid when, as and if declared by the Board of Directors, in its sole and absolute discretion, out of funds legally available for their payment.

(ii) Computation of Accumulated Regular Dividends. Accumulated Regular Dividends will be computed on the basis of a 360-day year comprised of twelve 30-day months~~.~~; provided, however, that, for these purposes, the number of days in a Regular Dividend Period that consists of either the period from, and including, the calendar day after the last calendar day of a calendar month to, and including, the fifteenth (15th) calendar day of the next calendar month, or the period from, and including, the calendar day after the fifteenth (15th) calendar day of a calendar month to, and including, the last calendar day of such calendar month, will be deemed to be fifteen (15). For the avoidance of doubt, pursuant to the proviso of the preceding sentence, and without giving effect to rounding as provided in Section 11(b) or Compounded Dividends as provided in Section 5(a)(i), the dollar amount of Regular Dividends that accumulate on one (1) share of Perpetual Stretch Preferred Stock in respect of any full Regular Dividend Period referred to in such proviso will be equal to one-twenty-fourths (1/24th) of the product of (x) the Regular Dividend Rate Per Annum applicable to such Regular Dividend Period; and (y) the Stated Amount per share of Perpetual Stretch Preferred Stock.

(iii) Priority of the Application of Regular Dividend Payments to Arrearages. Each payment of declared Regular Dividends on the Perpetual Stretch Preferred Stock will be applied to the earliest Regular Dividend Period for which Regular Dividends have not yet been paid.

(b) Method of Payment. Each declared Regular Dividend on the Perpetual Stretch Preferred Stock will be paid in cash.

(c) Treatment of Regular Dividends Upon Repurchase Upon Fundamental Change or Redemption. If the Fundamental Change Repurchase Date or Redemption Date of any share of Perpetual Stretch Preferred Stock to be converted or repurchased pursuant to a Repurchase Upon Fundamental Change or Redemption is after a Regular Record Date for a declared Regular Dividend on the Perpetual Stretch Preferred Stock and on or before the next Regular Dividend Payment Date, then the Holder of such share at the Close of Business on such Regular Record Date will be entitled, notwithstanding such repurchase, as applicable, to receive, on or, at the Company’s election, before such Regular Dividend Payment Date, such declared Regular Dividend on such share.

Except as provided in the preceding paragraph, Regular Dividends on any share of Perpetual Stretch Preferred Stock will cease to accumulate after the Fundamental Change Repurchase Date or Redemption Date, as applicable, for such share.

(d) Priority of Dividends; Limitation on Junior and Parity Payments; No Participation Rights.

(i) Generally. Except as provided in Sections 5(d)(iii) and 5(d)(iv), this Certificate of Designations will not prohibit or restrict the Company or the Board of Directors from declaring or paying any dividend or distribution (whether in cash, securities or other property, or any combination of the foregoing) on any class or series of the Company’s stock, and, unless such dividend or distribution is also declared on the Perpetual Stretch Preferred Stock, the Perpetual Stretch Preferred Stock will not be entitled to participate in such dividend or distribution.

(ii) Construction. For purposes of Sections 5(d)(iii) and 5(d)(iv), a Regular Dividend on the Perpetual Stretch Preferred Stock will be deemed to have been paid if such Regular Dividend is declared and consideration in kind and amount that is sufficient, in accordance with this Certificate of Designations, to pay such Regular Dividend is set aside for the benefit of the Holders entitled thereto.

(iii) Limitation on Dividends on Parity Stock. If less than all accumulated and unpaid Regular Dividends on the outstanding Perpetual Stretch Preferred Stock have been declared and paid as of any Regular Dividend Payment Date, then, until and unless all accumulated and unpaid Regular Dividends on the outstanding Perpetual Stretch Preferred Stock have been paid, no dividends may be declared or paid on any class or series of Dividend Parity Stock unless Regular Dividends are simultaneously declared on the Perpetual Stretch Preferred Stock on a pro rata basis, such that (A) the ratio of (x) the dollar amount of Regular Dividends so declared per share of Perpetual Stretch Preferred Stock to (y) the dollar amount of the total accumulated and unpaid Regular Dividends per share of Perpetual Stretch Preferred Stock immediately before the payment of such Regular Dividend is no less than (B) the ratio of (x) the dollar amount of dividends so declared or paid per share of such class or series of Dividend Parity Stock to (y) the dollar amount of the total accumulated and unpaid dividends per share of such class or series of Dividend Parity Stock immediately before the payment of such dividend (which dollar amount in this clause (y) will, if dividends on such class or series of Dividend Parity Stock are not cumulative, be the full amount of dividends per share thereof in respect of the most recent dividend period thereof).

(iv) Limitation on Certain Payments. Subject to the next sentence, if any Perpetual Stretch Preferred Stock is outstanding, then no dividends or distributions (whether in cash, securities or other property, or any combination of the foregoing) will be declared or paid on any Junior Stock, and neither the Company nor any of its Subsidiaries will purchase, redeem or otherwise acquire for value (whether in cash, securities or other property, or any combination of the foregoing) any Junior Stock or Dividend Parity Stock, in each case unless all accumulated Regular Dividends, if any, on the Perpetual Stretch Preferred Stock then outstanding for all prior completed Regular Dividend Periods, if any, have been paid in full. Notwithstanding anything to the contrary in the preceding sentence, the restrictions set forth in the preceding sentence will not apply to the following:

(1) dividends and distributions on Junior Stock that are payable solely in shares of Junior Stock, together with cash in lieu of any fractional share;

(2) the purchase of any Junior Stock or Dividend Parity Stock solely with the proceeds of a substantially simultaneous sale of other Junior Stock;

(3) purchases, redemptions or other acquisitions of Junior Stock in connection with the administration of any benefit or other incentive plan of the Company (including any employment contract) in the ordinary course of business, including (x) the forfeiture of unvested shares of restricted stock, or any withholdings (including withholdings effected by a repurchase or similar transaction), or other surrender, of shares that would otherwise be deliverable upon exercise, delivery or vesting of equity awards under any such plan or contract, in each case whether for payment of applicable taxes or the exercise price, or otherwise; (y) cash paid in connection therewith in lieu of issuing any fractional share; and (z) purchases of Junior Stock pursuant to a publicly announced repurchase plan to offset the dilution resulting from issuances pursuant to any such plan or contract; provided, however, that repurchases pursuant to this clause (z) will be permitted pursuant to this Section 5(d)(iv)(3) only to the extent the number of shares of Junior Stock so repurchased does not exceed the related Number of Incremental Diluted Shares;

(4) purchases, or other payments in lieu of the issuance, of any fractional share of Junior Stock in connection with the conversion, exercise or exchange of such Junior Stock or of any securities convertible into, or exercisable or exchangeable for, Junior Stock;

(5) purchases, or other payments in lieu of the issuance, of any fractional share of Dividend Parity Stock in connection with the conversion, exercise or exchange of such Dividend Parity Stock or of any securities convertible into, or exercisable or exchangeable for, Dividend Parity Stock;

(6) (x) dividends and distributions of Junior Stock, or rights to acquire Junior Stock, pursuant to a stockholder rights plan; and (y) the redemption or repurchase of such rights pursuant to such stockholder rights plan;

(7) purchases of Junior Stock or Dividend Parity Stock pursuant to a binding contract (including a stock repurchase plan) to make such purchases, if such contract was in effect on the immediately preceding Regular Dividend Payment Date and such purchases, if effected immediately before such Regular Dividend Payment Date, would not have been prohibited by the first sentence of this Section 5(d)(iv);

(8) the settlement of any convertible note hedge transactions, capped call transactions or similar transactions entered into in connection with the issuance, by the Company or any of its Subsidiaries, of any debt securities that are convertible into, or exchangeable for, Class A Common Stock (or into or for any combination of cash and Class A Common Stock based on the value of the Class A Common Stock) or Class B Common Stock (or into or for any combination of cash and Class B Common Stock based on the value of the Class B Common Stock), provided such transactions are on customary terms and were entered into either (x) before the Initial Issue Date or (y) in compliance with the first sentence of this Section 5(d)(iv);

(9) the acquisition, by the Company or any of its Subsidiaries, of record ownership of any Junior Stock or Dividend Parity Stock solely on behalf of Persons (other than the Company or any of its Subsidiaries) that are the beneficial owners thereof, including as trustee or custodian (or as a result of the Company’s acquisition of another Person that was, immediately before such acquisition, the record or beneficial owner of such Junior Stock or Dividend Parity Stock as applicable, provided such record or beneficial ownership was not obtained in anticipation of such acquisition);

(10) the exchange, conversion or reclassification of Dividend Parity Stock solely for or into Junior Stock or other Dividend Parity Stock, together with the payment, in connection therewith, of cash in lieu of any fractional share; and

(11) the exchange, conversion or reclassification of Junior Stock solely for or into other Junior Stock, together with the payment, in connection therewith, of cash in lieu of any fractional share.

For the avoidance of doubt, this Section 5(d)(iv) will not prohibit or restrict the payment or other acquisition for value of any debt securities that are convertible into, or exchangeable for, any Capital Stock.

Section 6. RIGHTS UPON LIQUIDATION, DISSOLUTION OR WINDING UP.

(a) Generally. If the Company liquidates, dissolves or winds up, whether voluntarily or involuntarily, then, subject to the rights of any of the Company’s creditors, each share of Perpetual Stretch Preferred Stock will entitle the Holder thereof to receive payment for the following amount out of the Company’s assets or funds legally available for distribution to the Company’s stockholders, before any such assets or funds are distributed to, or set aside for the benefit of, any Liquidation Junior Stock:

(i) the Liquidation Preference per share of Perpetual Stretch Preferred Stock as of the Business Day immediately before the date of such payment; and

(ii) all accumulated and unpaid Regular Dividends (plus Compounded Dividends thereon), if any, that will have accumulated on such share to, and including, the date of such payment.

Upon payment of such amount in full on the outstanding Perpetual Stretch Preferred Stock, Holders of the Perpetual Stretch Preferred Stock will have no rights to the Company’s remaining assets or funds, if any. If such assets or funds are insufficient to fully pay such amount on all outstanding shares of Perpetual Stretch Preferred Stock and the corresponding amounts payable in respect of all outstanding shares of Liquidation Parity Stock, if any, then, subject to the rights of any of the Company’s creditors or holders of any outstanding Liquidation Senior Stock, such assets or funds will be distributed ratably on the outstanding shares of Perpetual Stretch Preferred Stock and Liquidation Parity Stock in proportion to the full respective distributions to which such shares would otherwise be entitled.

(b) Certain Business Combination Transactions Deemed Not to Be a Liquidation. For purposes of Section 6(a), the Company’s consolidation or combination with, or merger with or into, or the sale, lease or other transfer of all or substantially all of the Company’s assets (other than a sale, lease or other transfer in connection with the Company’s liquidation, dissolution or winding up) to, another Person will not, in itself, constitute the Company’s liquidation, dissolution or winding up, even if, in connection therewith, the Perpetual Stretch Preferred Stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing.

Section 7. RIGHT OF THE COMPANY TO REDEEM THE PERPETUAL STRETCH PREFERRED STOCK.

(a) Optional Redemption. Subject to the terms of this Section 7, the Company has the right, at its election, to redeem (an “Optional Redemption”) all, or any whole number of shares, of the outstanding Perpetual Stretch Preferred Stock, at any time, and from time to time, on a Redemption Date on or after the first date on which the Perpetual Stretch Preferred Stock is listed on any of The Nasdaq Global Market, The Nasdaq Global Select Market or The New York Stock Exchange (or any of their respective successors) for a cash purchase price equal to the Redemption Price; provided, however, that the Company will not redeem less than all of the outstanding shares of the Perpetual Stretch Preferred Stock for Redemption unless at least two hundred fifty million dollars ($250,000,000) aggregate Stated Amount of Perpetual Stretch Preferred Stock is outstanding and not called for Redemption as of the time the Company provides the related Redemption Notice.

If less than all Perpetual Stretch Preferred Stock then outstanding are called for Optional Redemption, then the Perpetual Stretch Preferred Stock to be redeemed will be selected by the Company as follows: (i) in the case of Perpetual Stretch Preferred Stock represented by Global Certificate(s), in accordance with the Depositary Procedures; and (ii) in the case of Perpetual Stretch Preferred Stock represented by Physical Certificates, pro rata, by lot or by such other method the Company considers fair and appropriate.

(b) Clean-Up Redemption. Subject to the terms of this Section 7, the Company has the right, at its election, to redeem (an “Clean-Up Redemption”) all, but not less than all, of the outstanding Perpetual Stretch Preferred Stock, for a cash purchase price equal to the Redemption Price, at any time if the total number of shares of Perpetual Stretch Preferred Stock then outstanding is less than twenty-five percent (25%) of the total number of shares of the Perpetual Stretch Preferred Stock originally issued on the Initial Issue Date and in any future offering of the Perpetual Stretch Preferred Stock, taken together.

(c) Tax Redemption. Subject to the terms of this Section 7, the Company has the right, at its election, to redeem (a “Tax Redemption”) all, and not less than all, of the Perpetual Stretch Preferred Stock, at any time, for a cash purchase price equal to the Redemption Price, if a Tax Event occurs.

(d) Redemption Price. The Redemption Price per share of Perpetual Preferred Stretch Stock called for either Optional Redemption, Clean-Up Redemption or Tax Redemption will be an amount equal to (1) either (A) in the case of an Optional Redemption, one hundred one dollars ($101.00) (or such higher amount as may be chosen in the Company’s sole discretion, it being understood that such higher amount (or the formula to determine such higher amount) will be announced by prior public notice and/or set forth in the applicable relevant Redemption Notice); or (B) in the case of a Clean-Up Redemption or Tax Redemption, the Liquidation Preference of such share as of the Business Day before the date the Company provides the related Redemption Notice, plus, in each case, (2) accumulated and unpaid Regular Dividends (plus, if applicable, Compounded Dividends thereon) on such share to, and including, the Redemption Date; provided, however, if the Redemption Date is after a Regular Record Date for a declared Regular Dividend on the Perpetual Stretch Preferred Stock and on or before the next Regular Dividend Payment Date, then (x) the Holder of such share at the Close of Business on such Regular Record Date will be entitled, notwithstanding such Redemption, to receive, on or, at the Company’s election, before such Regular Dividend Payment Date, such declared Regular Dividend on such share; and (y) the amount referred to in clause (2) hereof will instead be the excess, if any, of (I) the accumulated and unpaid Regular Dividends on such share to, and including, such Redemption Date over (II) the amount of such declared Regular Dividend on such share.

(e) Redemption Date. The Redemption Date will be a Business Day of the Company’s choosing that is no more than sixty (60) calendar days, nor less than three (3) Business Days, after the Redemption Notice Date. In the case of an Optional Redemption, the Redemption Date must be on or after the first date on which the Perpetual Stretch Preferred Stock is listed on any of The Nasdaq Global Market, The Nasdaq Global Select Market or The New York Stock Exchange (or any of their respective successors).

(f) Redemption Notice. To exercise the Company’s right to redeem the Perpetual Stretch Preferred Stock pursuant to a Redemption, the Company must provide notice of such Redemption to each Holder (the “Redemption Notice”).

Such Redemption Notice must state:

(i) that the Company has exercised its right to call all, or any whole number of shares, as applicable, of the outstanding Perpetual Stretch Preferred Stock for Redemption, briefly describing the Company’s Redemption right under this Certificate of Designations;

(ii) the Redemption Date;

(iii) a brief description of the manner in which the Redemption Price will be calculated;

(iv) if the Redemption Date is after a Regular Record Date for a declared Regular Dividend on the Perpetual Stretch Preferred Stock and on or before the next Regular Dividend Payment Date, that such Regular Dividend will be paid in accordance with Section 5(c);

(v) the name and address of the Paying Agent and the Transfer Agent; and

(vi) the CUSIP and ISIN numbers, if any, of the Perpetual Stretch Preferred Stock.

(g) Repurchases or Other Acquisitions Other Than by Redemption Not Affected. For the avoidance of doubt, nothing in this Section 7 will limit or otherwise apply to any repurchase or other acquisition, by the Company or its Affiliates, or any other Person, of any Perpetual Stretch Preferred Stock not by Redemption (including in open market transactions, private or public tender or exchange offers or otherwise).

Section 8. RIGHT OF HOLDERS TO REQUIRE THE COMPANY TO REPURCHASE PERPETUAL STRETCH PREFERRED STOCK UPON A FUNDAMENTAL CHANGE.

(a) Fundamental Change Repurchase Right. Subject to the other terms of this Section 8, if a Fundamental Change occurs, then each Holder will have the right (the “Fundamental Change Repurchase Right”) to require the Company to repurchase some or all of such Holder’s Perpetual Stretch Preferred Stock on the Fundamental Change Repurchase Date for such Fundamental Change for a cash purchase price equal to the Fundamental Change Repurchase Price. Notwithstanding anything to the contrary in this Certificate of Designations, in no event will any Holder be entitled to exercise its Fundamental Change Repurchase Right in respect of a number of shares of Perpetual Stretch Preferred Stock that is not a whole number.

(b) Funds Legally Available for Payment of Fundamental Change Repurchase Price; Covenant Not to Take Certain Actions. Notwithstanding anything to the contrary in this Section 8, (i) the Company will not be obligated to pay the Fundamental Change Repurchase Price of any shares of Perpetual Stretch Preferred Stock to the extent, and only to the extent, the Company does not have sufficient funds legally available to pay the same; and (ii) if the Company does not have sufficient funds legally available to pay the Fundamental Change Repurchase Price of all shares of Perpetual Stretch Preferred Stock that are otherwise to be repurchased pursuant to a Repurchase Upon Fundamental Change, then (1) the Company will pay the maximum amount of such Fundamental Change Repurchase Price that can be paid out of funds legally available for payment, which payment will be made pro rata to each Holder based on the total number of whole shares of Perpetual Stretch Preferred Stock of such Holder that were otherwise to be repurchased pursuant to such Repurchase Upon Fundamental Change; and (2) the Company will cause all such shares as to which the Fundamental Change Repurchase Price was not paid to be returned to the Holder(s) thereof, and such shares will be deemed to remain outstanding. The Company will not voluntarily take any action, or voluntarily engage in any transaction, that would result in a Fundamental Change unless the Company has sufficient funds legally available to fully pay the maximum aggregate Fundamental Change Repurchase Price that would be payable in respect of such Fundamental Change on all shares of Perpetual Stretch Preferred Stock then outstanding.

(c) Fundamental Change Repurchase Date. The Fundamental Change Repurchase Date for any Fundamental Change will be a Business Day of the Company’s choosing that is no more than thirty five (35), nor less than twenty (20), Business Days after the date the Company provides the related Fundamental Change Notice pursuant to Section 8(e).

(d) Fundamental Change Repurchase Price. The Fundamental Change Repurchase Price for a share of Perpetual Stretch Preferred Stock to be repurchased upon a Repurchase Upon Fundamental Change following a Fundamental Change will be an amount in cash equal to (i) the Stated Amount of such share plus (ii) accumulated and unpaid Regular Dividends on such share to, and including, the Fundamental Change Repurchase Date for such Fundamental Change; provided, however, that if such Fundamental Change Repurchase Date is after a Regular Record Date for a declared Regular Dividend on the Perpetual Stretch Preferred Stock and on or before the next Regular Dividend Payment Date, then (x) pursuant to Section 5(c), the Holder of such share at the Close of Business on such Regular Record Date will be entitled, notwithstanding such Repurchase Upon Fundamental Change, to receive, on or, at the Company’s election, before such Regular Dividend Payment Date, such declared Regular Dividend on such share; and (y) the amount referred to in clause (ii) above will instead be the excess, if any, of (1) the accumulated and unpaid Regular Dividends on such share to, and including, such Fundamental Change Repurchase Date over (2) the amount of such declared Regular Dividend on such share.

(e) Fundamental Change Notice. On or before the twentieth (20th) calendar day after the effective date of a Fundamental Change, the Company will provide to each Holder a notice of such Fundamental Change (a “Fundamental Change Notice”). Such Fundamental Change Notice must state:

(i) briefly, the events causing such Fundamental Change;

(ii) the effective date of such Fundamental Change;

(iii) the procedures that a Holder must follow to require the Company to repurchase its Perpetual Stretch Preferred Stock pursuant to this Section 8, including the deadline for exercising the Fundamental Change Repurchase Right and the procedures for submitting and withdrawing a Fundamental Change Repurchase Notice;

(iv) the Fundamental Change Repurchase Date for such Fundamental Change;

(v) a brief description of the manner in which the Fundamental Change Repurchase Price will be calculated;

(vi) if the Fundamental Change Repurchase Date is after a Regular Record Date for a declared Regular Dividend on the Perpetual Stretch Preferred Stock and on or before the next Regular Dividend Payment Date, that such Regular Dividend will be paid in accordance with Section 5(c);

(vii) the name and address of the Paying Agent and the Transfer Agent;

(viii) that shares of Perpetual Stretch Preferred Stock for which a Fundamental Change Repurchase Notice has been duly tendered and not duly withdrawn must be delivered to the Paying Agent for the Holder thereof to be entitled to receive the Fundamental Change Repurchase Price;

(ix) that shares of Perpetual Stretch Preferred Stock that are subject to a Fundamental Change Repurchase Notice that has been duly tendered may be converted only if such Fundamental Change Repurchase Notice is withdrawn in accordance with this Certificate of Designations; and

(x) the CUSIP and ISIN numbers, if any, of the Perpetual Stretch Preferred Stock.

(f) Procedures to Exercise the Fundamental Change Repurchase Right.

(i) Delivery of Fundamental Change Repurchase Notice and Shares of Perpetual Stretch Preferred Stock to Be Repurchased. To exercise its Fundamental Change Repurchase Right for any share(s) of Perpetual Stretch Preferred Stock following a Fundamental Change, the Holder thereof must deliver to the Paying Agent:

(1) before the Close of Business on the Business Day immediately before the related Fundamental Change Repurchase Date (or such later time as may be required by law), a duly completed, written Fundamental Change Repurchase Notice with respect to such share(s); and

(2) certificates, if any, representing such share(s), duly endorsed for transfer (to the extent such share(s) are represented by one or more Physical Certificates) or a stock power for book-entry transfer (to the extent such share(s) are represented by one or more Global Certificates).

(ii) Contents of Fundamental Change Repurchase Notices. Each Fundamental Change Repurchase Notice with respect to any share(s) of Perpetual Stretch Preferred Stock must state:

(1) if such share(s) are represented by one or more Physical Certificates, the certificate number(s) of such Physical Certificate(s);

(2) the number of shares of Perpetual Stretch Preferred Stock to be repurchased, which must be a whole number; and

(3) that such Holder is exercising its Fundamental Change Repurchase Right with respect to such share(s);

provided, however, that if such share(s) are represented by one or more Global Certificates, then such Fundamental Change Repurchase Notice must comply with the Depositary Procedures (and any such Fundamental Change Repurchase Notice delivered in compliance with the Depositary Procedures will be deemed to satisfy the requirements of this Section 8(f)).

(iii) Withdrawal of Fundamental Change Repurchase Notice. A Holder that has delivered a Fundamental Change Repurchase Notice with respect to any share(s) of Perpetual Stretch Preferred Stock may withdraw such Fundamental Change Repurchase Notice by delivering a written notice of withdrawal to the Paying Agent at any time before the Close of Business on the Business Day immediately before the related Fundamental Change Repurchase Date. Such withdrawal notice must state:

(1) if such share(s) are represented by one or more Physical Certificates, the certificate number(s) of such Physical Certificate(s);

(2) the number of shares of Perpetual Stretch Preferred Stock to be withdrawn, which must be a whole number; and

(3) the number of shares of Perpetual Stretch Preferred Stock, if any, that remain subject to such Fundamental Change Repurchase Notice, which must be a whole number;

provided, however, that if such share(s) are represented by one or more Global Certificates, then such withdrawal notice must comply with the Depositary Procedures (and any such withdrawal notice delivered in compliance with the Depositary Procedures will be deemed to satisfy the requirements of this Section 8(f)).

If any Holder delivers to the Paying Agent any such withdrawal notice withdrawing any share(s) of Perpetual Stretch Preferred Stock from any Fundamental Change Repurchase Notice previously delivered to the Paying Agent, and such share(s) have been surrendered to the Paying Agent, then such share(s) will be returned to the Holder thereof (or, if applicable with respect to any Global Certificate, any instructions for book-entry transfer to the Company or the Paying Agent of the applicable beneficial interest in such Global Certificate will be cancelled in accordance with the Depositary Procedures).

(g) Payment of the Fundamental Change Repurchase Price. Subject to Section 8(b), the Company will cause the Fundamental Change Repurchase Price for each share of Perpetual Stretch Preferred Stock to be repurchased pursuant to a Repurchase Upon Fundamental Change to be paid to the Holder thereof on or before the later of (i) the applicable Fundamental Change Repurchase Date; and (ii) the date (x) the Physical Certificate representing such share is delivered to the Paying Agent (in the case such share is represented by a Physical Certificate) or (y) the Depositary Procedures relating to the repurchase, and the delivery to the Paying Agent, of such Holder’s beneficial interest in the Global Certificate representing such share to be repurchased are complied with (in the case such share is represented by a Global Certificate). For the avoidance of doubt, Regular Dividends payable pursuant to the proviso to Section 8(d) on any share of Perpetual Stretch Preferred Stock to be repurchased pursuant to a Repurchase Upon Fundamental Change will be paid pursuant to such proviso and Section 5(c).

(h) Compliance with Applicable Securities Laws. To the extent applicable, the Company will comply, in all material respects, with all federal and state securities laws in connection with a Repurchase Upon Fundamental Change (including complying with Rules 13e-4 and 14e-1 under the Exchange Act and filing any required Schedule TO, to the extent applicable) so as to permit effecting such Repurchase Upon Fundamental Change in the manner set forth in this Certificate of Designations; provided, however, that, to the extent that the Company’s obligations pursuant to this Section 8 conflict with any law or regulation that is applicable to the Company, the Company’s compliance with such law or regulation will not be considered to be a breach of such obligations.

(i) Third Party May Conduct Repurchase Offer In Lieu of the Company. Notwithstanding anything to the contrary in this Section 8, the Company will be deemed to satisfy its obligations under this Section 8 if (i) one or more third parties conduct any Repurchase Upon Fundamental Change and related offer to repurchase Perpetual Stretch Preferred Stock otherwise required by this Section 8 in a manner that would have satisfied the requirements of this Section 8 if conducted directly by the Company; and (ii) an owner of a beneficial interest in any Global Certificate representing any Perpetual

Stretch Preferred Stock repurchased by such third party or parties will not receive a lesser amount (as a result of withholding or other similar taxes) than such owner would have received had the Company repurchased such Perpetual Stretch Preferred Stock.

Section 9. VOTING RIGHTS. The Perpetual Stretch Preferred Stock will have no voting rights except as set forth in this Section 9 or as provided in the Certificate of Incorporation or required by the Delaware General Corporation Law.

(a) Voting and Consent Rights with Respect to Specified Matters.

(i) Generally. Subject to the other provisions of this Section 9(a), while any Perpetual Stretch Preferred Stock is outstanding, each of the following events will require, and cannot be effected without, the affirmative vote or consent of Holders, and holders of each class or series of Voting Parity Stock, if any, with similar voting or consent rights with respect to such event, representing at least a majority of the combined outstanding voting power of the Perpetual Stretch Preferred Stock and such Voting Parity Stock, if any:

(1) any amendment, modification or repeal of any provision of the Certificate of Incorporation or this Certificate of Designations that materially adversely affects the special rights, preferences or voting powers of the Perpetual Stretch Preferred Stock (other than an amendment, modification or repeal permitted by Section 9(a)(iii)); and

(2) the Company’s consolidation or combination with, or merger with or into, another Person, or any binding or statutory share exchange or reclassification involving the Perpetual Stretch Preferred Stock, in each case unless:

(A) the Perpetual Stretch Preferred Stock either (x) remains outstanding after such consolidation, combination, merger, share exchange or reclassification; or (y) is converted or reclassified into, or is exchanged for, or represents solely the right to receive, preference securities of the continuing, resulting or surviving Person of such consolidation, combination, merger, share exchange or reclassification, or the parent thereof;

(B) the Perpetual Stretch Preferred Stock that remains outstanding or such preference securities, as applicable, have rights, preferences and voting powers that, taken as a whole, are not materially less favorable (as determined by the Board of Directors in good faith) to the Holders or the holders thereof, as applicable, than the rights, preferences and voting powers, taken as a whole, of the Perpetual Stretch Preferred Stock immediately before the consummation of such consolidation, combination, merger, share exchange or reclassification; and

(C) the issuer of the Perpetual Stretch Preferred Stock that remains outstanding or such preference securities, as applicable, is a corporation duly organized and existing under the laws of the United States of America, any State thereof or the District of Columbia that, if not the Company, will succeed to the Company under this Certificate of Designations and the Perpetual Stretch Preferred Stock;

provided, however, that (x) a consolidation, combination, merger, share exchange or reclassification that satisfies the requirements of clauses (A), (B) and (C) of Section 9(a)(i)(2) will not require any vote or consent pursuant to Section 9(a)(i)(1); and (y) each of the following will be deemed not to materially adversely affect the rights, preferences or voting powers of the Perpetual Stretch Preferred Stock (or cause any of the rights, preferences or voting powers of any such preference securities to be “materially less favorable” for purposes of Section 9(a)(i)(2)(B)) and will not require any vote or consent pursuant to either Section 9(a)(i)(1) or 9(a)(i)(2):

(I) any increase in the number of the authorized but unissued shares of the Company’s undesignated preferred stock;

(II) any increase in the number of authorized or issued shares of Perpetual Stretch Preferred Stock; and

(III) the creation and issuance, or increase in the authorized or issued number, of any class or series of stock (including, for the avoidance of doubt, Dividend Junior Stock, Liquidation Junior Stock, Dividend Parity Stock, Liquidation Parity Stock, Dividend Senior Stock or Liquidation Senior Stock).

(ii) Where Some But Not All Classes or Series of Stock Are Adversely Affected. If any event set forth in Section 9(a)(i)(1) or 9(a)(i)(2) would materially adversely affect the rights, preferences or voting powers of one or more, but not all, classes or series of Voting Parity Stock (which term, solely for purposes of this sentence, includes the Perpetual Stretch Preferred Stock), then those classes or series whose rights, preferences or voting powers would not be materially adversely affected will be deemed not to have voting or consent rights with respect to such event. Furthermore, an amendment, modification or repeal described in Section 9(a)(i)(1) above that materially adversely affects the special rights, preferences or voting powers of the Perpetual Stretch Preferred Stock cannot be effected without the affirmative vote or consent of Holders, voting separately as a class, of at least a majority of the Perpetual Stretch Preferred Stock then outstanding.

(iii) Certain Amendments Permitted Without Consent. Notwithstanding anything to the contrary in Section 9(a)(i)(1), the Company may amend, modify or repeal any of the terms of the Perpetual Stretch Preferred Stock without the vote or consent of any Holder to:

(1) cure any ambiguity or correct any omission, defect or inconsistency in this Certificate of Designations or the certificates representing the Perpetual Stretch Preferred Stock, including the filing of a certificate of correction, or a corrected instrument, pursuant to Section 103(f) of the Delaware General Corporation Law in connection therewith;

(2) conform the provisions of this Certificate of Designations or the certificates representing the Perpetual Stretch Preferred Stock to the “Description of STRC Stock” section of the Company’s preliminary prospectus supplement, dated July 21, 2025, relating to the initial offering and sale of the Perpetual Stretch Preferred Stock, as supplemented by the related pricing term sheet dated July 24, 2025, and the Company’s proxy statement filed with the SEC on or around April 28, 2026;

(3) provide for or confirm the issuance of additional Perpetual Stretch Preferred Stock pursuant to this Certificate of Designations;

(4) provide for any transfer restrictions that apply to any shares of Perpetual Stretch Preferred Stock (other than the shares of Perpetual Stretch Preferred Stock issued on the Initial Issue Date and any shares of Perpetual Stretch Preferred Stock issued in exchange therefor or in substitution thereof) that, at the time of their original issuance, constitute “restricted securities” within the meaning of Rule 144 under the Securities Act or that are originally issued in reliance upon Regulation S under the Securities Act; or

(5) make any other change to the Certificate of Incorporation, this Certificate of Designations or the certificates representing the Perpetual Stretch Preferred Stock that does not, individually or in the aggregate with all other such changes, adversely affect the rights of any Holder (other than any Holders that have consented to such change), as such, in any material respect (as determined by the Board of Directors in good faith).

For the avoidance of doubt, a temporary or permanent increase in the Redemption Price per share of Perpetual Stretch Preferred Stock to be redeemed, or a temporary or permanent elimination of the Company’s right to redeem any Perpetual Stretch Preferred Stock, pursuant to an Optional Redemption, a Clean-Up Redemption or a Tax Redemption will be deemed not to adversely affect the rights of any Holder as such.

(b) Procedures for Voting and Consents.

(i) Rules and Procedures Governing Votes and Consents. If any vote or consent of the Holders will be held or solicited, including at a regular annual meeting or a special meeting of stockholders, then the Board of Directors will adopt customary rules and procedures at its discretion to govern such vote or consent, subject to the other provisions of this Section 9. Such rules and procedures may include fixing a record date to determine the Holders (and, if applicable, holders of Voting Parity Stock) that are entitled to vote or provide consent, as applicable, and rules governing the solicitation and use of proxies or written consents.

(ii) Voting Power of the Perpetual Stretch Preferred Stock and Voting Parity Stock. Each share of Perpetual Stretch Preferred Stock will be entitled to one vote on each matter on which the Holders of the Perpetual Stretch Preferred Stock are entitled to vote separately as a class and not together with the holders of any other class or series of stock. The respective voting powers of the Perpetual Stretch Preferred Stock and all classes or series of Voting Parity Stock entitled to vote on any matter together as a single class will be determined (including for purposes of determining whether a plurality, majority or other applicable portion of votes has been obtained) in proportion to their respective liquidation amounts. Solely for purposes of the preceding sentence, the liquidation amount of the Perpetual Stretch Preferred Stock or any such class or series of Voting Parity Stock will be the maximum amount payable in respect of the Perpetual Stretch Preferred Stock or such class or series, as applicable, assuming the Company is liquidated on the record date for the applicable vote or consent (or, if there is no record date, on the date of such vote or consent).

(iii) Written Consent in Lieu of Stockholder Meeting. A consent or affirmative vote of the Holders pursuant to Section 9(a) may be given or obtained either in writing without a meeting or in person or by proxy at a regular annual meeting or a special meeting of stockholders.

Section 10. NO PREEMPTIVE RIGHTS. Without limiting the rights of Holders set forth in this Certificate of Designations, the Perpetual Stretch Preferred Stock will not have any preemptive rights to subscribe for or purchase any of the Company’s securities.

Section 11. CALCULATIONS.

(a) Responsibility; Schedule of Calculations. Except as otherwise provided in this Certificate of Designations, the Company will be responsible for making all calculations called for under this Certificate of Designations or the Perpetual Stretch Preferred Stock, including determinations of the ~~Monthly~~ Regular Dividend Rate Per Annum, Monthly SOFR Per Annum, Last Reported Sale Prices, Liquidation Preference, Fundamental Change Repurchase Price, Redemption Price and accumulated Regular Dividends and Compounded Dividends on the Perpetual Stretch Preferred Stock. The Company will make all calculations in good faith, and, absent manifest error, its calculations will be final and binding on all Holders. The Company will provide a schedule of such calculations to any Holder or any beneficial owner of a share of Perpetual Stretch Preferred Stock upon written request.

(b) Calculations Aggregated for Each Holder. The composition of the consideration due upon the payment of the Fundamental Change Repurchase Price or the Redemption Price for, and the payment on a Regular Dividend Payment Date of Regular Dividends on, the Perpetual Stretch Preferred Stock of any Holder will (in the case of a Global Certificate, to the extent permitted by, and practicable under, the Depositary Procedures) be computed based on the total number of shares of Perpetual Stretch Preferred Stock of such Holder to be repurchased (in the case of payment of the Fundamental Change Repurchase Price) or redeemed (in the case of payment of the Redemption Price), or held by such Holder as of the Close of Business on the related Regular Record Date (in the case of payment of such Regular Dividends), as applicable. Any cash amounts due to such Holder in respect thereof will, after giving effect to the preceding sentence, be rounded to the nearest cent.

Section 12. NO SINKING FUND OBLIGATIONS. The Perpetual Stretch Preferred Stock will not be subject to any sinking fund or other obligation to redeem, repurchase or retire the Perpetual Stretch Preferred Stock, except to the extent provided in Section 7.

Section 13. NOTICES. The Company will provide all notices or communications to Holders pursuant to this Certificate of Designations in writing by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to the Holders’ respective addresses shown on the Register; provided, however, that, in the case of Perpetual Stretch Preferred Stock represented by one or more Global Certificates, the Company is permitted to provide notices or communications to Holders pursuant to the Depositary Procedures, and notices and communications that the Company provides in this manner will be deemed to have been properly sent to such Holders in writing. In addition, notices of adjusted ~~Monthly~~ Regular Dividend Rate Per Annum may be sent in the manner set forth in the definition of such term.

Section 14. NO OTHER RIGHTS. The Perpetual Stretch Preferred Stock will have no rights, preferences or voting powers except as provided in this Certificate of Designations or the Certificate of Incorporation or as required by applicable law.

Section 15. EFFECT OF AMENDMENT. Subject to the final sentence of the first paragraph of Section 5(a)(i), this Certificate of Designations amends and restates the Original Certificate of Designations effective from, and including, the Amendment and Restatement Effective Date; provided, however, that, except as otherwise contemplated or expressly provided by this Certificate of Designations, all matters relating to the Perpetual Stretch Preferred Stock in respect of any period before the Amendment and Restatement Effective Date (including, except as otherwise contemplated or expressly provided by this Certificate of Designations, in respect of the accumulation and payment of Regular Dividends) will be governed by the Original Certificate of Designations.

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IN WITNESS WHEREOF, the Company has caused this Amended and Restated Certificate of Designations to be duly executed as of the date first written above.

~~MICROSTRATEGY INCORPORATED~~STRATEGY INC

By:
Name:
Title:

[Signature Page to Certificate of Designations]

EXHIBIT A

FORM OF PERPETUAL STRETCH PREFERRED STOCK

[Insert Global Certificate Legend, if applicable]

~~MICROSTRATEGY INCORPORATED~~STRATEGY INC

Variable Rate Series A Perpetual Stretch Preferred Stock

CUSIP No.: [ ]	Certificate No.[ ]

ISIN No.:  [  ]

~~MicroStrategy Incorporated~~Strategy Inc, a Delaware corporation ~~d/b/a Strategy~~(formerly known as MicroStrategy Incorporated) (the “Company”), certifies that [Cede & Co.] is the registered owner of [[number of shares] shares]1[the number of shares set forth in the attached Schedule of Exchanges of Interests in the Global Certificate]2 of the Company’s Variable Rate Series A Perpetual Stretch Preferred Stock (the “Perpetual Stretch Preferred Stock”) represented by this certificate (this “Certificate”). The special rights, preferences and voting powers of the Perpetual Stretch Preferred Stock are set forth in the Amended and Restated Certificate of Designations of the Company establishing the Perpetual Stretch Preferred Stock (the “Certificate of Designations”). Capitalized terms used in this Certificate without definition have the respective meanings ascribed to them in the Certificate of Designations.

Additional terms of this Certificate are set forth on the other side of this Certificate.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

[1]	Insert bracketed language for Physical Certificate only.
[2]	Insert bracketed language for Global Certificate only.

IN WITNESS WHEREOF, ~~MicroStrategy Incorporated~~Strategy Inc has caused this instrument to be duly executed as of the date set forth below.

~~MICROSTRATEGY INCORPORATED~~STRATEGY INC

Date:	By:
Name:
Title:

Date:	By:
Name:
Title:

TRANSFER AGENT’S COUNTERSIGNATURE

[legal name of Transfer Agent], as Transfer Agent, certifies that this Certificate represents shares of Perpetual Stretch Preferred Stock referred to in the within-mentioned Certificate of Designations.

Date:	By:
Authorized Signatory

~~MICROSTRATEGY INCORPORATED~~STRATEGY INC

Variable Rate Series A Perpetual Stretch Preferred Stock

This Certificate represents duly authorized, issued and outstanding shares of Perpetual Stretch Preferred Stock. Certain terms of the Perpetual Stretch Preferred Stock are summarized below. Notwithstanding anything to the contrary in this Certificate, to the extent that any provision of this Certificate conflicts with the provisions of the Certificate of Designations or the Certificate of Incorporation, the provisions of the Certificate of Designations or the Certificate of Incorporation, as applicable, will control.

1. Method of Payment. Cash amounts due on the Perpetual Stretch Preferred Stock represented by this Certificate will be paid in the manner set forth in Section 3(f) of the Certificate of Designations.

2. Persons Deemed Owners. The Person in whose name this Certificate is registered will be treated as the owner of the Perpetual Stretch Preferred Stock represented by this Certificate for all purposes, subject to Section 3(m) of the Certificate of Designations.

3. Denominations; Transfers and Exchanges. All shares of Perpetual Stretch Preferred Stock will be in registered form and in denominations equal to any whole number of shares. Subject to the terms of the Certificate of Designations, the Holder of the Perpetual Stretch Preferred Stock represented by this Certificate may transfer or exchange such Perpetual Stretch Preferred Stock by presenting this Certificate to the Registrar and delivering any required documentation or other materials.

4. Regular Dividends. Regular Dividends on the Perpetual Stretch Preferred Stock will accumulate and will be paid in the manner, and subject to the terms, set forth in Section 5 and Section 15 of the Certificate of Designations.

5. Liquidation Preference. The Liquidation Preference per share of Perpetual Stretch Preferred Stock is initially one hundred dollars ($100) per share of Perpetual Stretch Preferred Stock as of the Initial Issue Date and is subject to adjustment, as set forth in the Certificate of Designations. The rights of Holders upon the Company’s liquidation, dissolution or winding up are set forth in Section 6 of the Certificate of Designations.

6. Right of Holders to Require the Company to Repurchase Perpetual Stretch Preferred Stock upon a Fundamental Change. If a Fundamental Change occurs, then each Holder will have the right to require the Company to repurchase such Holder’s Perpetual Stretch Preferred Stock for cash in the manner, and subject to the terms, set forth in Section 8 of the Certificate of Designations.

7. Right of the Company to Redeem the Perpetual Stretch Preferred Stock. The Company will have the right to redeem the Perpetual Stretch Preferred Stock in the manner, and subject to the terms, set forth in Section 7 of the Certificate of Designations.

8. Voting Rights. Holders of the Perpetual Stretch Preferred Stock have the voting rights set forth in Section 9 of the Certificate of Designations.

9. Countersignature. This Certificate will not be valid until this Certificate is countersigned by the Transfer Agent in accordance with the Certificate of Designations.

10. Abbreviations. Customary abbreviations may be used in the name of a Holder or its assignee, such as TEN COM (tenants in common), TEN ENT (tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (custodian), and U/G/M/A (Uniform Gift to Minors Act).

* * *

To request a copy of the Certificate of Designations, which the Company will provide to any Holder at no charge, please send a written request to the following address:

Strategy Inc

1850 Towers Crescent Plaza

Tysons Corner, Virginia 22182

Attention: Chief Financial Officer

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL CERTIFICATE1

INITIAL NUMBER OF SHARES REPRESENTED BY THIS GLOBAL CERTIFICATE:

[  ]

The following exchanges, transfers or cancellations of this Global Certificate have been made:

Date	Amount of Increase (Decrease) in Number of Shares Represented by this Global Certificate	Number of Shares Represented by this Global Certificate After Such Increase (Decrease)	Signature of Authorized Signatory of Transfer Agent

[1]	Insert for Global Certificate only.

FUNDAMENTAL CHANGE REPURCHASE NOTICE

~~MICROSTRATEGY INCORPORATED~~STRATEGY INC

Variable Rate Series A Perpetual Stretch Preferred Stock

Subject to the terms of the Certificate of Designations, by executing and delivering this Fundamental Change Repurchase Notice, the undersigned Holder of the Perpetual Stretch Preferred Stock identified below is exercising its Fundamental Change Repurchase Right with respect to (check one):

☐	all of the shares of Perpetual Stretch Preferred Stock

☐	[1] shares of Perpetual Stretch Preferred Stock

identified by CUSIP No.      and Certificate No.     .

The undersigned acknowledges that Certificate identified above, duly endorsed for transfer, must be delivered to the Paying Agent before the Fundamental Change Repurchase Price will be paid.

Date:
(Legal Name of Holder)

By:
Name:
Title:

Signature Guaranteed:

Participant in a Recognized Signature
Guarantee Medallion Program

By:
Authorized Signatory

[1]	Must be a whole number.

ASSIGNMENT FORM

~~MICROSTRATEGY INCORPORATED~~STRATEGY INC

Variable Rate Series A Perpetual Stretch Preferred Stock

Subject to the terms of the Certificate of Designations, the undersigned Holder of the Perpetual Stretch Preferred Stock identified below assigns (check one):

☐	all of the shares of Perpetual Stretch Preferred Stock

☐	[1] shares of Perpetual Stretch Preferred Stock

identified by CUSIP No.      and Certificate No.     , and all rights thereunder, to:

Name:

Address:

Social security or tax id. #:

and irrevocably appoints:

as agent to transfer such Perpetual Stretch Preferred Stock on the books of the Company. The agent may substitute another to act for him/her.

Date:
(Legal Name of Holder)

By:
Name:
Title:

Signature Guaranteed:

Participant in a Recognized Signature
Guarantee Medallion Program

By:
Authorized Signatory

[1]	Must be a whole number.

EXHIBIT B

FORM OF GLOBAL CERTIFICATE LEGEND

THIS IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE CERTIFICATE OF DESIGNATIONS HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRANSFER AGENT AND ANY AGENT THEREOF AS THE OWNER AND HOLDER OF RECORD OF THE PERPETUAL STRETCH PREFERRED STOCK REPRESENTED BY THIS GLOBAL CERTIFICATE FOR ALL PURPOSES.

UNLESS THIS GLOBAL CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THE PERPETUAL STRETCH PREFERRED STOCK REPRESENTED BY THIS GLOBAL CERTIFICATE WILL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF PORTIONS OF THE PERPETUAL STRETCH PREFERRED STOCK REPRESENTED BY THIS GLOBAL CERTIFICATE WILL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 3(i) OF THE CERTIFICATE OF DESIGNATIONS HEREINAFTER REFERRED TO.

B-1

Strategy₿

1850 Towers Crescent Plaza | Tysons Corner, VA 22182 | Copyright ©2026. All Rights Reserved.
strategy.com

Proxy Card - Common Stock SCAN TO VIEW MATERIALS & VOTE STRATEGY INC ATTN: GENERAL COUNSEL 1850 TOWERS CRESCENT PLAZA TYSONS CORNER, VA 22182 VOTE BY INTERNET Before the Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time on June 7, 2026. Have your Proxy Card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During the Meeting - Go to www.virtualshareholdermeeting.com/MSTR2026 You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on June 7, 2026. Have your Proxy Card in hand when you call and then follow the instructions. VOTE BY MAIL Please fill in, date, and sign your Proxy Card and return it in the postage-paid envelope we have provided by June 7, 2026 or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V95387-P51388 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY STRATEGY INC For All Withhold Authority For All To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the The Board of Directors recommends you vote FOR each Nominees of the following nominees: For All Nominees Except number(s) of the nominee(s) on the line below. 1. To elect the following eight (8) directors for the next year. Nominees: 01) Michael J. Saylor 02) Phong Q. Le 03) Brian P. Brooks 04) Jane A. Dietze 05) Stephen X. Graham 06) Jarrod M. Patten 07) Carl J. Rickertsen 08) Gregg J. Winiarski The Board of Directors recommends you vote FOR each of the following proposals: For Against Abstain 2. To ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. 3. To approve, on an advisory, non-binding basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement. 4. To ratify, pursuant to Section 204 of the General Corporation Law of the State of Delaware, the filing and effectiveness of the Certificate of Amendment to the Certificate of Designations of the Company’s 8.00% Series A Perpetual Strike Preferred Stock filed with the Secretary of State of the State of Delaware on July 7, 2025, and the amendment to the liquidation preference of such stock effectuated thereby. 5. To approve and adopt an amendment and restatement of the Certificate of Designations of the Company’s Variable Rate Series A Perpetual Stretch Preferred Stock to provide for two scheduled dividend payment dates per month, instead of one. Please sign exactly as your name or names appear(s) on this Proxy Card. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Notice of Internet Availability of Proxy Materials: The Annual Report and Notice of Meeting & Proxy Statement are available at www.proxyvote.com. V95388-P51388 Strategy Inc Proxy for the Annual Meeting of Stockholders to be held on Monday, June 8, 2026 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY The undersigned, revoking all prior proxies, hereby appoint(s) Michael J. Saylor and Thomas C. Chow, and each of them, with full power of substitution, as proxies to represent and vote, as designated herein, all shares of common stock of Strategy Inc (the “Company”) which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held exclusively via live webcast at www.virtualshareholdermeeting.com/MSTR2026, on Monday, June 8, 2026 at 10:00 a.m., Eastern Daylight Time, and at any adjournment thereof (the “Meeting”). In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Meeting. This proxy, when properly delivered, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is given, this proxy will be voted “FOR ALL NOMINEES” with respect to Proposal 1, and “FOR” with respect to Proposals 2, 3, 4 and 5. This proxy may be revoked by the undersigned at any time before its exercise by delivery of written revocation or a subsequently dated Proxy Card to the Secretary of the Company or by voting electronically during the Meeting. Continued and to be signed on reverse side

Proxy Card - Variable Rate Series A Perpetual Stretch Preferred Stock SCAN TO VIEW MATERIALS & VOTE STRATEGY INC ATTN: GENERAL COUNSEL 1850 TOWERS CRESCENT PLAZA TYSONS CORNER, VA 22182 VOTE BY INTERNET Before the Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time on June 7, 2026. Have your Proxy Card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During the Meeting - Go to www.virtualshareholdermeeting.com/MSTR2026 You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on June 7, 2026. Have your Proxy Card in hand when you call and then follow the instructions. VOTE BY MAIL Please fill in, date, and sign your Proxy Card and return it in the postage-paid envelope we have provided by June 7, 2026 or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V95389-P51388 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY STRATEGY INC The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 5. To approve and adopt an amendment and restatement of the Certificate of Designations of the Company’s Variable Rate Series A Perpetual Stretch Preferred Stock to provide for two scheduled dividend payment dates per month, instead of one. Please sign exactly as your name or names appear(s) on this Proxy Card. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Notice of Internet Availability of Proxy Materials: The Annual Report and Notice of Meeting & Proxy Statement are available at www.proxyvote.com. V95390-P51388 Strategy Inc Proxy for the Annual Meeting of Stockholders to be held on Monday, June 8, 2026 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY The undersigned, revoking all prior proxies, hereby appoint(s) Michael J. Saylor and Thomas C. Chow, and each of them, with full power of substitution, as proxies to represent and vote, as designated herein, all shares of Variable Rate Series A Perpetual Stretch Preferred Stock of Strategy Inc (the “Company”) which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held exclusively via live webcast at www.virtualshareholdermeeting.com/MSTR2026, on Monday, June 8, 2026 at 10:00 a.m., Eastern Daylight Time, and at any adjournment thereof (the “Meeting”). In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Meeting. This proxy, when properly delivered, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is given, this proxy will be voted “FOR” with respect to Proposal 5. This proxy may be revoked by the undersigned at any time before its exercise by delivery of written revocation or a subsequently dated Proxy Card to the Secretary of the Company or by voting electronically during the Meeting. Continued and to be signed on reverse side